Filed Pursuant to Rule 424(b)(2)
Registration No. 333-227478

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Amount to be registered	Proposed maximum offering price per depositary share	Proposed maximum aggregate offering price	Amount of registration fee(1)
Depositary Shares, each representing a 1/1000th Interest in a share of 7.00% Resettable Fixed Rate Perpetual Non-Cumulative Preference Shares, Series A	6,000,000	$25.00	$150,000,000	$19,470
7.00% Resettable Fixed Rate Perpetual Non-Cumulative Preference Shares, Series A (“Series A Preference Shares”)	6,000	(2)	(2)	(2)

(1)

Calculated in accordance with Rule 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on September 21, 2018 (File No. 333-227478), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

(2)	No separate consideration will be payable in respect of the Series A Preference Shares that are being issued in connection with this offering.

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 21, 2018)

6,000,000 Depositary Shares

Each representing a 1,000th Interest in a Share of

7.00% Resettable Fixed Rate Preference Shares, Series A

We are offering 6,000,000 depositary shares, each of which represents a 1,000th interest in a share of our 7.00% Resettable Fixed Rate Preference Shares, Series A, $1.00 par value and $25,000 liquidation preference per share (equivalent to $25 per depositary share) (a “Series A Preference Share”). Each depositary share, evidenced by a depositary receipt, entitles the holder, through the depositary, to a proportional fractional interest in all rights and preferences of the Series A Preference Shares represented thereby (including any dividend, liquidation, redemption and voting rights).

We will pay dividends on the Series A Preference Shares only when, as and if declared by our Board of Directors or a duly authorized committee thereof. Any such dividends will be payable from the date of initial issuance on a non-cumulative basis, quarterly in arrears on the 15th day of March, June, September and December of each year, beginning on September 15, 2020, at a rate equal to 7.00% of the liquidation preference per annum (equivalent to $1,750 per Series A Preference Share and $1.75 per depositary share). Beginning on September 15, any such dividends will be payable on a non-cumulative basis, only when, as and if declared by our Board of Directors or a duly authorized committee thereof, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 6.712% of the liquidation preference per annum. See “Description of the Series A Preference Shares—Dividends.” Dividends that are not declared by our Board of Directors or a duly authorized committee thereof will not accumulate and will not be payable. Distributions will be made in respect of the depositary shares if and only to the extent dividends are paid on the related Series A Preference Shares.

So long as any Series A Preference Shares remain outstanding, unless dividends on all outstanding Series A Preference Shares payable on a dividend payment date have been declared and paid or provided for in full, (x) no dividend shall be paid or declared on our common shares or any other junior shares or any parity shares, other than a dividend payable solely in our common shares, other junior shares or (solely in the case of parity shares) other parity shares, as applicable, and (y) no common shares, other junior shares or parity shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into other junior shares, or a reclassification of parity shares for or into other parity shares, or the exchange or conversion of one junior share for or into another junior share or the exchange or conversion of one parity share for or into another parity share, (ii) through the use of the proceeds of a substantially contemporaneous sale of junior shares or (solely in the case of parity shares) other parity shares, as applicable, or (iii) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants), in each case , during the following dividend period.

Neither the depositary shares nor the underlying Series A Preference Shares will be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Argo Group International Holdings, Ltd. or our subsidiaries. Neither the depositary shares nor the underlying Series A Preference Shares have a stated maturity or will be subject to any sinking fund, retirement fund, or purchase fund or other obligation of ours to redeem, repurchase or retire the depositary shares or the Series A Preference Shares.

We may redeem the Series A Preference Shares at our option, in whole or in part, from time to time, on or after the par call date (as defined herein), at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus the amount of declared and unpaid dividends, if any, without interest on such unpaid dividends. In addition, we may redeem the Series A Preference Shares in specified circumstances relating to certain corporate, regulatory, rating agency or tax events; provided that no such redemption may occur prior to September 15, 2025 unless one of the redemption requirements (as defined herein) is satisfied. The depositary shares will be redeemed only if and to the extent the related Series A Preference Shares are redeemed by us.

If we redeem the Series A Preference Shares, American Stock Transfer & Trust Company, LLC, (the “Depositary”) will redeem a proportionate number of depositary shares. Neither you, as a holder of depositary shares, nor the Depositary will have the right to require the redemption or repurchase by us of the Series A Preference Shares or the depositary shares.

In specified circumstances relating to certain tax or capital disqualification events we may, without the consent of any holders of the Series A Preference Shares, vary the terms of, or exchange for new securities, the Series A Preference Shares to maintain compliance with certain regulations applicable to us. No such variation of terms or securities in exchange shall change certain specified terms of the Series A Preference Shares. See “Description of the Series A Preference Shares—Substitution or Variation” in this prospectus supplement.

The Series A Preference Shares will not have voting rights, except as set forth under “Description of the Series A Preference Shares—Voting Rights, Director Appointment and Other Rights” in this prospectus supplement. A holder of depositary shares will be entitled to direct the Depositary to vote in such circumstances. See “Description of the Depositary Shares—Voting Rights.”

There is currently no public market for the depositary shares or the Series A Preference Shares represented thereby. We intend to list the depositary shares on the New York Stock Exchange (“NYSE”) under the symbol “ARGOPrA.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares representing an interest in the Series A Preference Shares.

Investing in the depositary shares and the underlying Series A Preference Shares involves a high degree of risk. See the information set forth in the section titled “Risk Factors” beginning on page S-16 of this prospectus supplement and on page 3 of the accompanying prospectus, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about important factors you should consider before making a decision to invest in depositary shares and the underlying Series A Preference Shares. Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (the “BMA”) nor any other regulatory body has approved or disapproved of these securities or determined if the accuracy of this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price(1)	$25.00	$150,000,000.00
Underwriting discount(2)	$0.783475	$4,700,850.00
Proceeds, before expenses, to us(3)	$24.216525	$145,299,150.00

(1)

The public offering price set forth above does not include accumulated dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of initial issuance, which is expected to be July 9, 2020.

(2)

The underwriting discount is calculated using a weighted average amount of $0.7875 per depositary share for retail orders (5,916,000 depositary shares) and $0.50 per depositary share for institutional orders (84,000 depositary shares). See “Underwriting” for additional disclosure regarding the underwriting discount, commissions and estimated offering expenses.

(3)	The proceeds per depositary share, before expenses, to us are calculated using a weighted average underwriting discount for retail and institutional orders.

The underwriters expect to deliver the depositary shares through the facilities of The Depository Trust Company for the accounts of its participants against payment in New York, New York on or about July 9, 2020.

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	Morgan Stanley	UBS Investment Bank	J.P. Morgan

Co-Manager

Raymond James

Prospectus Supplement dated July 7, 2020.

Prospectus Supplement

S-i

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we file with the SEC relating to this offering or that we authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus is an offer to sell only the depositary shares and the underlying Series A Preference Shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates or the date or dates specified in those documents. Our business, financial condition, results of operations or prospects may have changed since those dates.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our depositary shares and the underlying Series A Preference Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. The accompanying prospectus is part of a registration statement that we have filed with the SEC using a shelf registration process. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under this shelf registration statement. In this prospectus supplement, we provide you with specific information about the depositary shares and the underlying Series A Preference Shares that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include, or incorporate by reference, important information about us, the securities being offered and other information you should know before making a decision to invest in our depositary shares and the underlying Series A Preference Shares. This prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If any specific information regarding our depositary shares and the underlying Series A Preference Shares in this prospectus supplement is inconsistent with the more general description of the securities in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we file with the SEC in connection with this offering, as well as the additional information described under “Where You Can Find More Information; Incorporation By Reference” in this prospectus supplement, before making a decision to invest in our depositary shares and the underlying Series A Preference Shares. In particular, you should review the information under the heading “Risk Factors” included in this prospectus supplement and in any of the documents that are incorporated by reference herein.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the BMA for the issue and transfer of our depositary shares and the underlying Series A Preference Shares to and between persons resident and non-resident of Bermuda for exchange control purposes. Neither the BMA nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “Argo,” “we,” “our,” “us,” or “the Company” refer to Argo Group International Holdings, Ltd., together with its consolidated subsidiaries, while references to “the issuer” or “AGL” refer only to Argo Group International Holdings, Ltd. on an unconsolidated basis. Additionally, in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “dollars,” or “$” are to the lawful currency of the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference herein and therein, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “seek,” “assume,” “believe,” “may,” “will,” “should,” “could,” “would,” “likely” and other words and terms of similar meaning, including the negative of these or similar words and terms, in connection with any discussion of the timing or nature of future operations or financial performance or other events. However, not all forward-looking statements contain these identifying words. Forward-looking statements appear in a number of places throughout this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and give our expectations and projections relating to our financial condition, results of operations, plans, strategies, objectives, future performance, business and other matters as of the date or dates of such documents.

We caution you that forward-looking statements are not guarantees of future performance and that our actual consolidated results of operations, financial condition and liquidity may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. There can be no assurance that actual developments will be those anticipated by us. In addition, even if our consolidated results of operations, financial condition and liquidity are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results or conditions to differ materially from those contained or implied by the forward-looking statements, including the risks set forth in the sections entitled “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference herein and therein. Factors that could cause actual results or conditions to differ from those reflected in the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus include but are not limited to:

•	the adequacy of our risk-management and internal controls framework to enable us to understand and mitigate risks, including those that fall outside of our risk appetite;

•	the cyclical nature of the insurance and reinsurance business and its impact on underwriting capacity and premium rates;

•	the activities of our competitors and our ability to grow our retail business in a highly competitive environment;

•	the exposure of our insurance and reinsurance subsidiaries to unpredictable and unexpected changes in the claims environment or catastrophes;

•	major public health issues, and specifically the uncertainty of the continuing impact of the ongoing Coronavirus Disease of 2019 (“COVID-19”) pandemic and measures taken in response thereto;

•

the effect of legislative, regulatory or judicial actions related to the COVID-19 pandemic, including without limitation actions prohibiting us from cancelling insurance policies in accordance with policy terms or actions causing the emergence of unexpected or un-modeled insurance or reinsurance losses;

•	the impact and potential future impacts of the COVID-19 pandemic on the value of our investments and our access to capital in the future or the pricing or terms of available financing;

•	the effects that measures taken to mitigate the COVID-19 pandemic have on our operations and those of our counterparties;

•	the effects of global climate change;

•	changes in relationships with important parties, such as reinsurance agents and brokers, in our product distribution network;

•	insufficiency or redundancy of our loss reserves and loss adjustment expenses;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	loss of key executive officers or other key personnel or other changes to our management team;

•	failure of our internal controls;

•	failure in our strategies and processes to mitigate insurance risks;

•	the inability to secure reinsurance or to recover reinsurance recoverables;

•	interruption or other operational failures in telecommunication and information technology and other operating systems, as well as our ability to maintain the security of those systems;

•	failure to protect confidential customer information that we handle routinely;

•	issues with outsourcing relationships and the related impacts on our ability to conduct business in a prudent manner;

•	the impact of a prolonged recession or period of significant turmoil in the U.S. or international financial markets;

•	market and credit risks that could diminish the value of our investments;

•	exchange rate and foreign currency fluctuations;

•	the transition away from LIBOR by the banking industry;

•	the failure of any reinsurer or capital market counterparty to fulfil their payment obligations to us;

•	changes in general economic and political conditions, including inflation and interest rate changes, or deterioration of the macroeconomic environment in the United States, Eurozone and worldwide;

•	the United Kingdom’s exit from the European Union, including regulatory uncertainty and foreign exchange rate volatility resulting therefrom;

•	variability in the amount of statutory capital that our insurance and reinsurance subsidiaries have or are required to hold;

•	incurrence of additional indebtedness through public or private financing;

•	reliance on dividends from our subsidiaries’ as our principal source of funds and regulatory limitations on our subsidiaries’ ability to pay dividends;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our ability to successfully acquire new companies or businesses and/or integrate such acquisitions into our existing framework;

•	Argo Re’s inability to provide the necessary collateral could affect Argo Re’s ability to offer reinsurance in certain markets;

•	adverse changes to our reputation or standing or perceptions of our image among customers, counterparties, shareholder or supervisory authorities;

•	failures in our internal controls and systems concerning compliance with laws and regulations relating to sanctions, anti-corruption and money laundering;

•	actions of activist stockholders;

•	an adverse characterization of our business strategy and approach under any Environmental, Social & Governance (ESG) indices;

•	potential litigation (including class action litigation), enforcement investigations or regulatory scrutiny against us and our subsidiaries, which we may be required to defend against or respond to;

•	restrictions on our and our subsidiaries’ ability to operate our business due to insurance industry regulatory constraints;

•	AGL or any of its non-United States (“U.S.”) subsidiaries becoming subject to U.S. federal income taxation or AGL or any of our non-United Kingdom (“U.K.”) subsidiaries becoming subject to U.K. tax;

•	re-characterization or other adjustments for U.S. federal income tax purposes of reinsurance agreements between us and our U.S. subsidiaries;

•	adverse changes in U.S., Bermuda and/or U.K. tax law, including any potential imposition of Bermuda corporate income taxes after 2035;

•	an adverse determination of Argo Financial Holding (Ireland) UC’s eligibility for benefits under the income tax treaty between the Republic of Ireland and the United States;

•	our being subject to U.S. withholding tax under the Foreign Account Tax Compliance Act (“FATCA”); and

•	other risks and factors listed under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein.

We caution you that the important factors referenced above may not be exhaustive. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect or anticipate. In light of these risks, you should not place undue reliance upon any forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or the documents that we incorporate herein by reference. Forward-looking statements speak only as of the date they are made. We undertake no obligation, except as may be required by law, to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in the depositary shares and the underlying Series A Preference Shares. The other information is important, so please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein carefully before making an investment decision.

Our Company

We are an international underwriter of specialty insurance and reinsurance products in the property and casualty market. We target niches where we can develop a leadership position and which we believe will generate superior underwriting profits. Our growth has been achieved both organically through an operating strategy focused on disciplined underwriting and as a result of strategic acquisitions.

Our operations include two ongoing business segments: U.S. Operations and International Operations.

Our U.S. Operations segment is a leader in Excess and Surplus Lines, focusing on U.S.-based risks that the standard (admitted) market is unwilling or unable to underwrite due to the unique risk characteristics of the insureds or the lack of insurers willing to offer such coverage because of the perils involved, the nature of the business, or the insured’s loss experience. U.S. Operations also targets business classes and industries with distinct risk profiles that can benefit from specially designed insurance programs, tailored loss control and expert claims handling. This segment serves its targeted niche markets with a narrowly focused underwriting profile and specialized knowledge of the businesses it serves.

Our International Operations segment specializes in insurance and reinsurance risks worldwide through the broker market, focusing on specialty property insurance, property catastrophe reinsurance, primary/excess casualty and professional liability insurance. This segment includes a multi-class Lloyd’s Syndicate platform and under the umbrella of International Specialty business, a strong Bermuda trading platform and growing businesses in Continental Europe and Brazil.

Our principal executive offices are located at 90 Pitts Bay Road, Pembroke HM08, Bermuda, and our telephone number is (441) 296-5858.

For further information regarding Argo, including financial information, you should refer to our filings with the SEC. See “Where You Can Find More Information; Incorporation By Reference” in this prospectus supplement.

Recent Developments

Settlement with the US Securities and Exchange Commission

On June 4, 2020, the Securities and Exchange Commission entered a cease-and-desist order settling charges against the Company for failing to fully disclose perquisites and benefits provided to its former chief executive officer. As previously disclosed in the Company’s periodic reports, in May 2019, the Company received a subpoena from the SEC seeking documents primarily with respect to the Company’s disclosure of certain perquisites received by its former CEO from 2014 through 2019 (the “Review Period”). This subpoena prompted the Company to conduct an extensive internal investigation conducted by outside counsel and a forensic auditor reporting to the independent directors of the Board of Directors to review the Company’s perquisites during the Review Period. The Company disclosed the findings of this investigation in its proxy statement for the 2020 Annual General Meeting of Shareholders, which was filed on March 16, 2020.

In the order, the SEC found that the Company violated certain, non-intent based federal securities law provisions concerning proxy solicitation, reporting, books and records, and internal controls. Without admitting or denying the SEC’s findings, the Company consented to the SEC’s order, which requires the Company to pay a $900,000 civil penalty and which the Company has paid in full. The order, which acknowledges the Company’s remedial efforts and cooperation, resolves the SEC’s case against the Company.

Executive Leadership Changes

As disclosed on our Current Report on Form 8-K filed with the SEC on July 6, 2020, on July 2, 2020, the Company and Jay S. Bullock mutually agreed that Mr. Bullock will step down as Executive Vice President and Chief Financial Officer of the Company. Mr. Bullock will continue to serve in his current role until a successor is named. There were no disagreements between the Company and Mr. Bullock on any matter relating to the Company’s operations, policies or practices which led to this decision. The Company will conduct a search for a new Chief Financial Officer.

COVID-19 Losses

As disclosed on our first quarter 2020 earnings conference call on May 8, 2020, the Company expects to incur additional losses and loss adjustment expenses related to the COVID-19 pandemic. At that time, we commented that we expected the magnitude of future losses related to COVID-19 to be lower than what was recorded during the first quarter of 2020. Consistent with those comments, we currently expect pre-tax net losses of between $10 million and $20 million related to the COVID-19 pandemic to be recorded in our second quarter 2020 earnings. The expected losses related to the COVID-19 pandemic during the second quarter of 2020 are primarily related to contingency business lines primarily in our international operations that provide event cancellation coverage.

Reserving for COVID-19 losses presents unique challenges in light of the lack of comparable events, the developing nature of the event and emerging claims and coverage issues, including potential judicial, legislative and regulatory risk that could expand coverage beyond what we believe is contemplated by the policy language.

Alternative Investment Performance

Our private equity and hedge fund holdings are recorded on a one quarter and one month lag, respectively. As discussed on our first quarter 2020 earnings conference call on May 8, 2020, the Company expects equity and credit market performance during 2020 to result in negative alternative investment income during the second quarter of 2020. Consistent with our prior commentary, we currently expect to report a pre-tax loss of between $20 million and $24 million for alternative investment income related to the change in reported value of our private equity and hedge fund holdings.

*****

Our actual results may differ materially from the selected updates for the second quarter of 2020 set forth above due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our second quarter are finalized.

We have provided ranges for the selected updates described above primarily because our financial closing procedures for the month and quarter ended June 30, 2020 are not yet complete. As a result, there is a possibility that our final results will vary from these preliminary estimates. You should read this information in conjunction with the audited and unaudited financial statements included or incorporated by reference in this prospectus supplement.

The Offering

The following summary contains basic information about our depositary shares and the underlying Series A Preference Shares and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the terms of our depositary shares and the underlying Series A Preference Shares, see the sections titled “Description of the Series A Preference Shares” and “Description of the Depositary Shares” in this prospectus supplement and “Description of Share Capital—Preference Shares” and “Description of Depositary Shares” in the accompanying prospectus. You should also refer to the Certificate of Designations (the “Certificate of Designations”) relating to the underlying Series A Preference Shares, the Deposit Agreement (as defined below) relating to the depositary shares and our bye-laws.

Issuer	Argo Group International Holdings, Ltd., an exempted company organized under the laws of Bermuda.

NYSE Symbol	“ARGOPrA.”

Securities offered	6,000,000 depositary shares, each representing a 1,000th interest in a share of 7.00% Resettable Fixed Rate Preference Shares, Series A, $1.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $25 per depositary share). Each holder of a depositary share will be entitled, through the Depositary, in proportion to the applicable fraction of a Series A Preference Share represented by such depositary share, to all the rights and preferences of the Series A Preference Shares represented thereby (including any dividend, voting, redemption and liquidation rights). We may from time to time elect to issue additional depositary shares representing additional Series A Preference Shares, and all such additional depositary shares would be deemed to form a single series with the depositary shares offered hereby; provided that such additional shares are fungible for U.S. federal income tax purposes with the Series A Preference Shares and the related depositary shares offered hereby.

Dividends

Holders of Series A Preference Shares will be entitled to receive, only when, as and if declared by our Board of Directors or a duly authorized committee thereof, non-cumulative cash dividends from and including the initial issue date, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on September 15, 2020, subject to adjustment for business days as provided below under “—Dividend Payment Dates.” To the extent declared, from and including the initial issue date to but excluding September 15, 2025 (the “First Reset Date”), dividends will be payable on a non-cumulative basis, with respect to each dividend period, in an amount per share equal to 7.00% of the liquidation preference per annum (equivalent to $1,750 per Series A Preference Share and $1.75 per depositary share per annum). From and including the First Reset Date, dividends on the Series A Preference Shares will be payable, on a non-cumulative basis, with respect to each dividend period, only when, as and if declared by our Board of Directors or a duly authorized committee thereof, during each reset period (as described below), at a rate per annum equal to the Five-year U.S.

Treasury Rate as of the most recent reset dividend determination date (as described below) plus 6.712% of the liquidation preference per annum. Dividends that are not declared by our Board of Directors or a duly authorized committee thereof will not accumulate and will not be payable.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means, in respect of the first reset period, the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

A “dividend period” is the period from and including a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the initial issue date of the Series A Preference Shares and will end on, but exclude, the September 15, 2020 dividend payment date.

See “Description of the Series A Preference Shares—Dividends” in this prospectus supplement.

So long as any Series A Preference Shares remain outstanding, unless the full dividend for the last completed dividend period on all outstanding Series A Preference Shares and all outstanding parity shares shall have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•

no dividend shall be paid or declared on our common shares or any other junior shares or any parity shares (except, in the case of the parity shares, on a pro rata basis with the Series A Preference Shares), other than a dividend payable solely in our common shares, other junior shares or (solely in the case of parity shares) other parity shares, as applicable; and

•

no common shares, other junior shares or parity shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into other junior shares, or a reclassification of parity shares for or into other parity shares, or the exchange or conversion of one junior share for or into another junior share or the exchange or conversion of one parity share for or into another parity share, (ii) through the use of the proceeds of a substantially contemporaneous sale of junior shares or (solely in the case of parity shares) other parity shares, as applicable, (iii) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants), or (iv) in the case of parity shares, as described in the sixth paragraph of “Description of the Series A Preference Shares—Optional Redemption—Procedures for Redemption” herein.

Dividends received by individuals and other non-corporate U.S. Persons (as defined below) on the Series A Preference Shares will be treated as “qualified dividend income” taxed at the preferential rates applicable to long-term capital gain, rather than the higher rates applicable to ordinary income, provided that certain holding period requirements and other conditions are met. Distributions with respect to the Series A Preference Shares generally will not be eligible for the dividends-received deduction allowed to U.S. corporations for U.S. income tax purposes. See “Tax Considerations—U.S. Federal Income Tax Considerations—Taxation of U.S. Holders—Distributions on Our Series A Preference Shares” in this prospectus supplement.

Dividend Payment Dates	The 15th day of March, June, September and December of each year, commencing on September 15, 2020, subject to adjustment for business days as provided below. Dividends on the Series A Preference Shares that are not declared will not be payable. If any dividend payment date falls on a day that is not a business day and a Bermuda business day, the payment of such dividends will be made on the first business day that is also a Bermuda business day following such dividend payment date, without accrual to the actual payment date.

Payment of Additional Amounts	Subject to certain limitations, we will pay additional amounts to holders of the Series A Preference Shares, as additional dividends, to make up for any deduction or withholding for any taxes or other charges imposed by or on behalf of any “relevant taxing jurisdiction” (as defined herein) on amounts we must pay with respect to the Series A Preference Shares, so that every net payment, after such withholding or deduction from such additional amounts, will be equal to the amount we would otherwise be required to pay had no such withholding or deduction been required. See “Description of the Series A Preference Shares— Payment of Additional Amounts” in this prospectus supplement.

Optional Redemption	The Series A Preference Shares are redeemable for cash at our option in whole or in part, from time to time, on or after the par call date at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), and provide for dividends in an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date. “Par call date” means the First Reset Date.

In addition:

•

we will have the option to redeem all (but not less than all) of the Series A Preference Shares, at any time, upon the sending of notice to the common shareholders of a proposal for an amalgamation or any proposal for any other matter that requires, as a result of any changes in Bermuda law after the date of this prospectus supplement, an affirmative vote for its validation or effectuation of the holders of the Preference Shares at the time outstanding, whether voting as a separate series or together with any other series of Preference Shares as a single class, at a redemption price of $26,000 per Series A Preference Share (equivalent to $26 per depositary share); provided that no such redemption may occur prior to September 15, 2025 unless one of the redemption requirements is satisfied;

•

we will have the option to redeem all (but not less than all) of the Series A Preference Shares, at a redemption price of $25,000 per share (equivalent to $25 per depositary share), if as a result of a “change in tax law” (as defined herein) there is, in our reasonable determination, a substantial probability that we or any successor company would become obligated to pay any additional amounts on the next succeeding dividend payment date with respect to the Series A Preference Shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor company (a “tax event”); provided that no such redemption may occur prior to September 15, 2025 unless one of the redemption requirements is satisfied;

•

we will have the option to redeem all (but not less than all) of the Series A Preference Shares, at a redemption price of $25,000 per share (equivalent to $25 per depositary share), at any time within 90 days following the occurrence of the date on which we have reasonably determined that a “capital disqualification event” (as defined herein) has occurred as a result of any amendment or proposed amendment to, or change or proposed change in, the laws or regulations of the jurisdiction of our Applicable Supervisor (as defined herein) that is enacted or becomes effective after the initial issuance of the Series A Preference Shares or any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series A Preference Shares; provided that no such redemption may occur prior to September 15, 2025 unless one of the redemption requirements is satisfied; and

•

we will have the option to redeem all (but not less than all) of the Series A Preference Shares, at a redemption price of $25,500 per share (equivalent to $25.50 per depositary share) within 90 days of the occurrence of a “rating agency event” (as defined herein); provided that no such redemption may occur prior to September 15, 2025 unless one of the redemption requirements is satisfied.

Any such redemption will require us to provide not less than 30 days’ nor more than 60 days’ prior written notice. Upon any such redemption, the redemption price will also include dividends in an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date.

See “Description of the Series A Preference Shares—Optional Redemption” in this prospectus supplement.

If the Series A Preference Shares are redeemed, in whole or in part, a corresponding number of depositary shares will be redeemed with the proceeds received by the Depositary from the redemption of the Series A Preference Shares held by the Depositary. The redemption price per depositary share will be equal to 1/1000th of the redemption price per Series A Preference Share.

Substitution or Variation	In lieu of redemption, upon or following a “tax event” or “capital disqualification event,” we may, without the consent of any holders of the Series A Preference Shares vary the terms of, or exchange for new securities, the Series A Preference Shares to eliminate the substantial probability that we would be required to pay additional amounts with respect to the Series A Preference Shares as a result of a change in tax law or to maintain compliance with certain capital adequacy regulations applicable to us, as the case may be. In either case, the terms of the varied securities or new securities, considered in the aggregate, cannot be less favorable to holders than the terms of the Series A Preference Shares prior to being varied or exchanged, and no such variation of terms or securities in exchange shall change certain specified terms of the Series A Preference Shares. See “Description of the Series A Preference Shares—Substitution or Variation” in this prospectus supplement.

Ranking	The Series A Preference Shares:

•	will rank senior to our junior shares (as defined below);

•	will rank junior to our senior shares (as defined below) and any existing and future indebtedness of AGL and any of its subsidiaries;

•	will rank equally with our parity shares (as defined below);

•	will not represent any interest in any subsidiary of AGL; and

•	will be contractually subordinated in right of payment to all obligations of our subsidiaries, including all existing and future policyholders’ obligations of such subsidiaries.

As used in this prospectus supplement, “junior shares” means shares of any class or series that ranks junior to the Series A Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of AGL. As of the date of this prospectus supplement, our junior shares outstanding consist solely of our common shares.

As used in this prospectus supplement, “senior shares” means shares of any class or series that ranks senior to the Series A Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of AGL. As of the date of this prospectus supplement, we have no senior shares outstanding.

As used in this prospectus supplement, “parity shares” means shares of any class or series that ranks equally with the Series A Preference Shares as to the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of AGL. As of the date of this prospectus supplement, we have no parity shares outstanding.

Unless our shareholders otherwise agree by amending our memorandum of association and bye-laws, our Board of Directors may from time to time create and issue additional preference shares of other classes and series and fix their relative rights, preferences and limitations. Any such preference shares could be senior shares or parity shares.

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding-up of AGL holders of the Series A Preference Shares are entitled to receive out of our assets available for distribution to shareholders, before any distribution is made to holders of our common shares or other junior shares, a liquidating distribution in the amount of $25,000 per Series A Preference Share (equivalent to $25 per depositary share) plus the amount of declared and unpaid dividends, if any, to the date fixed for distribution, without interest on such unpaid dividends. Distributions will be made pro rata in accordance with the respective aggregate liquidation preferences of the Series A Preference Shares and any parity shares, and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Series A Preference Shares—Liquidation Rights” in this prospectus supplement.

Voting Rights Director Appointment and Other Rights	Holders of the Series A Preference Shares will have no voting rights, except with respect to certain changes in the terms of the Series A Preference Shares and in the case of certain dividend non-payments or as otherwise required by Bermuda law or our bye-laws. See “Description of the Series A Preference Shares—Voting Rights, Director Appointments and Other Rights” in this prospectus supplement.

In addition, the affirmative vote or consent of the holders of at least 66 2⁄3% of the aggregate liquidation preference of issued Series A Preference Shares and any series of voting preference shares, acting together as a single class, will be required for the authorization or issuance of any class or series of share capital (or security convertible into or exchangeable for shares) ranking senior to the Series A Preference Shares as to dividend rights or rights upon our liquidation, winding-up or dissolution and for amendments to our memorandum of association or bye-laws that would materially adversely affect the rights of holders of the Series A Preference Shares.

If all preference shares are not equally affected by any such proposed amendment and if the Series A Preference Shares would have diminished status compared to other preference shares as a result, then the approval of holders of at least 66 2⁄3% of the issued Series A Preference Shares, voting together as a single class, shall also be required.

Holders of depositary shares must act through the Depositary to exercise any voting rights. Since each depositary share represents a 1/1,000th interest in a Series A Preference Share, holders of depositary shares will be entitled to 1/1,000th of a vote per share of the Series A Preference Shares under those limited circumstances in which holders of the Series A Preference Shares are entitled to vote. See “Description of the Depositary Shares—Voting Rights.”

Maturity	Neither the depositary shares nor the underlying Series A Preference Shares have any maturity date. The Series A Preference Shares will not be subject to any sinking fund or other obligation of ours to redeem, purchase or retire the Series A Preference Shares. Accordingly, the Series A Preference Shares and, in turn, the depositary shares will remain outstanding indefinitely, unless and until we decide to redeem them at our option, as described above.

Listing	We intend to list the depositary shares, each representing a 1/1,000th interest in the Series A Preference Shares, on the NYSE under the symbol “ARGOPrA.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares.

Conversion	The Series A Preference Shares are not convertible into or exchangeable for any other securities or property of AGL, except under the circumstances set forth under “Description of the Series A Preference Shares—Substitution or Variation.”

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $144 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use these net proceeds to repay our term loan and for working capital to support continued growth in our insurance operations. Our term loan has $125.0 million principal remaining outstanding and has a maturity date of November 2, 2021. At March 31, 2020, our term loan had an interest rate based on six month LIBOR (which was locked in at 1.93%) plus 125 basis points. See “Use of Proceeds.”

Affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are lenders under our term loan. Accordingly, affiliates of these underwriters will receive a portion of the net proceeds from this offering through the repayment of borrowings under our term loan.

Form of Depositary Shares	The depositary shares representing an interest in the Series A Preference Shares will be represented by one or more global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that holders will not receive a certificate for their depositary shares representing an interest in the Series A Preference Shares and the depositary shares representing an interest in the Series A Preference Shares will not be registered in their names. Ownership interests in the depositary shares representing an interest in the Series A Preference Shares will be shown on, and transfers of the depositary shares representing an interest in the Series A Preference Shares will be effected only through records maintained by participants in DTC. DTC and the dividend disbursing agent for the depositary shares representing an interest in the Series A Preference Shares will be responsible for dividend payments to you.

Settlement	Delivery of the depositary shares representing a 1/1000th interest in the Series A Preference Shares, offered hereby, each will be made against payment therefor on or about July 9, 2020.

Transfer Agent and Registrar	American Stock Transfer & Trust Company, LLC

Dividend Disbursing Agent and Redemption Agent	American Stock Transfer & Trust Company, LLC

Depositary	American Stock Transfer & Trust Company, LLC

Risk Factors	Investing in our depositary shares and the underlying Series A Preference Shares involves a high degree of risk. Before making a decision to invest in our depositary shares and the underlying Series A Preference Shares, potential investors are urged to read and carefully consider the specific factors relating to an investment in our depositary shares and the underlying Series A Preference Shares as set forth under “Risk Factors” described in this prospectus supplement as well as the other information incorporated by reference and the accompanying prospectus.

Conflicts of Interest	Affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are lenders under our term loan. Accordingly, affiliates of these underwriters will receive a portion of the net proceeds from this offering through the repayment of borrowings under our term loan.

As a result of the repayment of borrowings under our term loan, these underwriters (together with their affiliates and associated persons) may receive 5% or more of the net proceeds from this offering, not including underwriting compensation, and would thereby be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Therefore, this offering is being conducted pursuant to the requirements of that rule. Morgan Stanley & Co. LLC has agreed to act as qualified independent underwriter for this offering. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

RISK FACTORS

Investing in our depositary shares representing an interest in the Series A Preference Shares involves a high degree of risk. You should carefully consider the risks set forth below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision about investing in our depositary shares representing an interest in the Series A Preference Shares. In particular, you should refer to the risk factors listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and the discussion of risks related to the COVID-19 pandemic and other risk factors included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference in this prospectus supplement. The risks and uncertainties discussed are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be materially adversely affected, the trading price of our depositary shares representing an interest in the Series A Preference Shares could decline and you could lose part or all of your investment.

Risks Related to this Offering, the Depositary Shares and the Series A Preference Shares

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the fair value of the depositary shares. Factors that might influence the fair value of the depositary shares include, but are not limited to:

•	whether dividends have been declared and are likely to be declared on the Series A Preference Shares from time to time;

•	our creditworthiness, financial condition, performance and prospects;

•	whether the ratings on the Series A Preference Shares provided by any ratings agency have changed;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the insurance or financial markets generally.

If you purchase depositary shares, whether in this offering or the secondary market, the depositary shares may subsequently trade at a discount to the price that you paid for them.

You are making an investment decision with regard to the depositary shares as well as the Series A Preference Shares.

We are issuing fractional interests in Series A Preference Shares in the form of depositary shares. Accordingly, the Depositary will rely on the dividends and other distributions it receives on the Series A Preference Shares to fund all payments on the depositary shares represented thereby. You should carefully review the information describing both of these securities under the sections entitled “Description of the Series A Preference Shares” and “Description of the Depositary Shares” in this prospectus supplement.

Dividends on the Series A Preference Shares are non-cumulative.

Dividends on the Series A Preference Shares are non-cumulative and payable only out of lawfully available funds. If our Board of Directors (or a duly authorized committee of the Board of Directors) does not authorize and declare a dividend for any dividend period, holders of the Series A Preference Shares and, in turn, the depositary shares, would not be entitled to receive any such dividend, and any dividend for such dividend period will not accumulate and will not be payable. We will have no obligation to pay dividends for any dividend period on or after the dividend payment date for such period if our Board of Directors (or a duly authorized committee of the Board of Directors) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series A Preference Shares or any other preference shares and/or common shares.

Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and make other payments.

AGL is a holding company and conducts substantially all of its operations through its subsidiaries. AGL’s only significant assets are the capital stock of its subsidiaries. Because substantially all of our operations are conducted through our insurance subsidiaries, substantially all of our consolidated assets are held by our subsidiaries and most of our cash flow, and consequently, our ability to meet our ongoing cash requirements, including any debt service payments or other expenses, and pay dividends to our shareholders (including holders of the Series A Preference Shares and, in turn, the depositary shares), is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of distributions or loans. The depositary shares and the Preference Shares are exclusively AGL’s obligations, and are not guaranteed by any of its subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the depositary shares or the Series A Preference Shares or to make any funds available for payment of such amounts, whether by dividends, loans or other payments.

In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations (including any applicable capital adequacy guidelines established by the Applicable Supervisor (as defined herein) we may not declare, pay or set aside for payment dividends on the Series A Preference Shares. As a result, if payment of dividends on the Series A Preference Shares for any dividend period would cause us to fail to comply with any applicable law, rule or regulation, we will not declare or pay a dividend for such dividend period. In addition, the ability of our insurance and reinsurance subsidiaries to make distributions to us is limited by applicable insurance laws and regulations. These laws and regulations and the determinations by the regulators implementing them may significantly restrict such distributions, and, as a result, adversely affect our overall liquidity. “See Description of the Series A Preference Shares—Certain Restrictions on Payment of Dividends.” The ability of our subsidiaries to make distributions to us may also be restricted by, among other things, other applicable laws and regulations and the terms of our bank loans and our subsidiaries’ bank loans.

The Series A Preference Shares and related depositary shares are equity interests and are subordinate to our and our subsidiaries’ existing and future indebtedness and other liabilities.

The Series A Preference Shares are equity interests and do not constitute indebtedness. As such, the Series A Preference Shares and related depositary shares will rank junior to all of our indebtedness and other non-equity claims of our creditors with respect to assets available to satisfy our claims, including in our liquidation. As of March 31, 2020, our total consolidated debt was $577.5 million and our total consolidated liabilities were $8.6 billion. The Series A Preference Shares do not limit our ability to incur additional debt and liabilities in the future. Our existing and future indebtedness may restrict payments of dividends in respect of the Series A Preference Shares and the related depositary shares. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of the Series A Preference Shares, (i) dividends are payable only when, as and if declared by our Board of Directors (or a duly authorized committee of the Board of Directors) and (ii) as described above, we are subject to certain regulatory and other constraints affecting our ability to pay dividends and make other payments.

The Series A Preference Shares will also be contractually subordinated in right of payment to all obligations of our subsidiaries, including all existing and future policyholder obligations of our subsidiaries. Additionally, the Series A Preference Shares do not represent an interest in any of our subsidiaries, and accordingly, are subordinated to all obligations of our subsidiaries. As of March 31, 2020, the total liabilities of our subsidiaries were approximately $8.4 billion.

Distributions on the depositary shares representing an interest in the Series A Preference Shares are subject to distributions on the Series A Preference Shares.

As described in this prospectus supplement, the depositary shares represent fractional interests in the Series A Preference Shares. The Depositary will rely solely on the dividend payments and other distributions on the Series A Preference Shares it receives from us to fund all payments on the depositary shares represented thereby. Distributions on our Series A Preference Shares will be non-cumulative and if our Board of Directors (or a duly authorized committee of the Board of Directors) does not declare a dividend on the Series A Preference Shares for any period, holders of the depositary shares will have no right to receive a dividend for that period. See “—Dividends on the Series A Preference Shares are non-cumulative.”

Your interests in the Series A Preference Shares could be diluted by the issuance of additional preference shares, including additional Series A Preference Shares, and by other transactions.

The issuance of additional preference shares or other securities on par with or senior to the Series A Preference Shares would dilute the interests of the holders of the Series A Preference Shares, and any issuance of preference shares or other securities on par with or senior to the Series A Preference Shares or of additional indebtedness could affect our ability to pay dividends on, redeem, or pay the liquidation preference on the Series A Preference Shares in the event of a liquidation, dissolution or winding-up of Argo.

Under certain limited circumstances, the terms of the Series A Preference Shares may change without your consent or approval.

Under the terms of the Series A Preference Shares, at any time following certain tax events or at any time following certain capital disqualification events, we may, without the consent of any holders of the Series A Preference Shares, vary the terms of the Series A Preference Shares such that they remain securities, or exchange the Series A Preference Shares for new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor company would be required to pay any additional amounts on the next dividend payment with respect to the Series A Preference Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, would cause the Series A Preference Shares to become securities that qualify as at least Tier 2 capital, where capital is subdivided into tiers, or its equivalent under then-applicable Capital Adequacy Regulations (as defined herein) imposed upon us by the Applicable Supervisor, including the Enhanced Capital Requirement (as defined herein), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of Argo Group International Holdings, Ltd. or any subsidiary thereof. However, our exercise of this right is subject to certain conditions, including that the terms considered in the aggregate cannot be less favorable to holders of the Series A Preference Shares than the terms of the Series A Preference Shares prior to being varied or exchanged, and certain terms cannot be varied in any event. See “Description of the Series A Preference Shares—Substitution or Variation” in this prospectus supplement.

The voting rights of holders of the Series A Preference Shares and, in turn, the depositary shares representing an interest in the Series A Preference Shares will be limited, and there are provisions in our bye-laws that may further reduce such voting rights.

Holders of the Series A Preference Shares and, in turn, the depositary shares have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the depositary shares must act through the Depositary to exercise any voting rights in respect of the Series A Preference Shares. Although each depositary share is entitled to 1/1,000th of a vote, the Depositary can vote only whole shares of Series A Preference Shares. The limited voting rights of holders of the Series A Preference Shares include the right to vote as a class on certain matters that affect the preference or special rights of the Series A Preference Shares, as described under “Description of the Series A Preference Shares—Voting Rights, Director Appointment and Other Rights” in this prospectus supplement. In addition, if dividends in respect of the Series A

Preference Shares have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding Series A Preference Shares and, in turn, the depositary shares, voting together as a single class with holders of any and all other series of voting preference shares then outstanding and upon which like voting rights have been conferred, will be entitled to vote for the election of two additional directors to our Board of Directors subject to the terms and to the limited extent described under “Description of the Series A Preference Shares—Voting Rights” and “Description of the Depositary Shares—Voting Rights, Director Appointment and Other Rights” in this prospectus supplement. The holders shall be divested of the foregoing voting rights if and when dividends for at least four consecutive dividend periods following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside).

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted pursuant to the bye-laws. If a shareholder fails to reasonably respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole and absolute discretion, eliminate or reduce the shareholder’s voting rights.

Holders of the depositary shares must act through the Depositary to exercise any voting rights in respect of the Series A Preference Shares. Although each depositary share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series A Preference Shares. While the Depositary will vote the maximum number of whole Series A Preference Shares in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted.

Holders may not be able to appoint directors to our Board of Directors in the event of nonpayment of dividends.

In the event that we fail to make dividend payments for any six dividend periods, whether or not consecutive, holders of the Series A Preference Shares and any other series of voting preference shares then in issue, acting together as a single class, are entitled to the appointment of two directors to our Board of Directors. We cannot assure you that a court will find that holders are entitled to appointing rights if the conditions necessary for the exercise of such rights have not been satisfied. In such event, holders may not be able to appoint directors to our Board of Directors in the event of a nonpayment of dividends. These appointing rights and the terms of the directors so appointed will continue until dividends on the Series A Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.

There are no voting rights for the holders of the depositary shares representing an interest in the Series A Preference Shares with respect to our issuance of additional securities that rank equally with the Series A Preference Shares.

We may issue securities that rank equally with the Series A Preference Shares without the vote of the holders of the Series A Preference Shares represented by depositary shares. See “Description of the Series A Preference Shares—Voting Rights, Director Appointments and Other Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement. The issuance of securities ranking equally with the Series A Preference Shares may reduce the amount available for dividends and the amount recoverable by holders of the depositary shares representing an interest in the Series A Preference Shares in the event of our liquidation, dissolution or winding-up.

The Series A Preference Shares are subject to our rights of redemption.

The Series A Preference Shares are redeemable at our option for cash on or after the par call date, or under specified circumstances relating to certain corporate, regulatory, rating agency or tax events, at the prices set forth under “Description of the Series A Preference Shares—Optional Redemption”; provided that no such redemption may occur prior to September 15, 2025 unless one of the redemption requirements is satisfied.

Whenever we redeem Series A Preference Shares held by the Depositary, the Depositary will, as of the same redemption date, redeem the number of depositary shares representing an interest in the number of Series A Preference Shares so redeemed. See “Description of the Depositary Shares—Redemption of Depositary Shares” in this prospectus supplement. We have no obligation to redeem or repurchase the Series A Preference Shares under any circumstances. We do not need your consent in order to redeem the Series A Preference Shares. If the Series A Preference Shares are redeemed by us, you may not be able to reinvest the redemption proceeds in a comparable security at a similar return on your investment. You may not require us to redeem or repurchase the Series A Preference Shares under any circumstances. However, our ability to redeem the Series A Preference Shares may be subject to regulatory approval depending on the size of the redemption in relation to overall capital and issues of solvency.

The dividend rate will reset on the First Reset Date and each subsequent reset date and any dividends declared may be less than the initial fixed annual rate of 7.00% in effect until the First Reset Date.

The annual dividend rate on the Series A Preference Shares for each reset period will equal the Five-year U.S. Treasury Rate as of the most recent reset dividend determination date plus 6.712% per annum. Therefore, the dividend rate and any dividends declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect the Five-year U.S. Treasury Rate, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact the Five-year U.S. Treasury Rate.

We will have broad discretion to use the proceeds from this offering, and may not use them successfully.

We intend to use these net proceeds to repay our term loan and for working capital to support continued growth in our insurance operations. Our term loan has $125.0 million principal remaining outstanding and has a maturity date of November 2, 2021. At March 31, 2020, our term loan had an interest rate based on six month LIBOR (which was locked in at 1.93%) plus 125 basis points. Accordingly, you will be relying on the judgment of our management and our Board of Directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested or used in a way that does not yield a favorable, or any, return for us and the holders of our securities.

Market interest rates may adversely affect the value of the depositary shares representing an interest in the Series A Preference Shares.

One of the factors that will influence the price of the depositary shares representing an interest in the Series A Preference Shares will be the current dividend yield on the Series A Preference Shares (as a percentage of the price of the depositary shares representing an interest in the Series A Preference Shares, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our depositary shares representing an interest in the Series A Preference Shares to seek a higher dividend yield, which could cause the market price of our depositary shares representing an interest in the Series A Preference Shares to decrease. Higher interest rates would also likely increase our borrowing costs and potentially decrease funds available to pay dividends on the Series A Preference Shares as well as decrease the carrying value of our investment portfolio and potentially increase our liquidity risk, either or both of which may also cause the market price of our depositary shares representing an interest in the Series A Preference Shares to decrease.

The after-market price of the depositary shares may be discounted significantly if we do not declare or are unable to pay dividends.

If we do not declare or are unable to pay dividends on the Series A Preference Shares, and in turn, the depositary shares, you may be unable to sell your depositary shares at a price that reflects the value of the potential dividends. To the extent a trading market develops for the depositary shares, that market may not continue during such a period where we do not pay dividends, and you may be unable to sell your depositary shares at those times, either at a price that reflects the value of the potential dividends under the depositary shares or at all.

You may be unable to sell your depositary shares if an active trading market does not develop.

The depositary shares and the underlying Series A Preference Shares are a new issue with no established trading market. Although we intend to apply to have the depositary shares approved for listing on the NYSE, there may be little or no secondary market for the depositary shares. Even if a secondary market exists for the depositary shares, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. We have been advised by the underwriters that they intend to make a market in the depositary shares, but the underwriters are not obliged to do so and may cease market-making activities, if commenced, at any time and without notice.

The ratings of our securities, including the Series A Preference Shares may be downgraded.

We have sought to obtain ratings for the Series A Preference Shares. However, if any ratings are assigned to the depositary shares and the underlying Series A Preference Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the depositary shares and the underlying Series A Preference Shares. In addition, a future lowering or withdrawal of our corporate family rating, claims-paying rating or rating of any of our outstanding indebtedness could adversely affect the market value of our equity securities, including the depositary shares and the underlying Series A Preference Shares.

A rating is not a recommendation to purchase, sell or hold any particular security, including the depositary shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the depositary shares and the underlying Series A Preference Shares may not reflect all risks related to us and our business, or the structure or market value of the Series A Preference Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the depositary shares and the underlying Series A Preference Shares.

A classification of the depositary shares representing an interest in the Series A Preference Shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase the depositary shares.

The National Association of Insurance Commissioners (the “NAIC”) may from time to time, in its discretion, classify securities in U.S. insurers’ portfolios as debt, preferred equity or common equity instruments. The NAIC’s written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that the depositary shares representing an interest in the Series A Preference Shares may be classified by the NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk-based capital (“RBC”) charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of the depositary shares representing an interest in the Series A Preference Shares as common equity may adversely affect U.S. insurance companies that hold depositary shares representing an interest in the Series A Preference Shares. In addition, a determination by the NAIC to classify the depositary shares representing an interest in the Series A Preference Shares as common equity may adversely impact the trading of the depositary shares representing an interest in the Series A Preference Shares in the secondary market.

One of our affiliates could serve as the calculation agent, which could result in a conflict of interest.

The calculation agent that we appoint in connection with one or more dividend reset dates will determine the Five-year Treasury Rate in its sole discretion. You should refer to “Description of the Series A Preference Shares—Dividends.” Because we can appoint the calculation agent, which could be one of our affiliates, conflicts of interest may arise in connection with the calculation agent performing its role as calculation agent.

Risks Related to Taxation

U.S. Tax Risks Applicable to the Company

AGL and AGL’s non-U.S. subsidiaries may be subject to U.S. federal income tax, which may have a material adverse effect on our financial condition and operating results.

Except with respect to certain of our non-U.S. subsidiaries organized in the United Kingdom that are Lloyd’s corporate members (“Lloyd’s Companies”), AGL and our non-U.S. subsidiaries (the “Non-U.S. Subsidiaries”) have operated and intend to continue to operate in a manner that should not cause us to be treated as engaged in a trade or business in the United States (and, in the case of our Non-U.S. Subsidiaries qualifying for treaty protection, in a manner that should not cause any of such Non-U.S. Subsidiaries to be doing business through a permanent establishment in the United States) and, thus, we believe that our Non-U.S. Subsidiaries (except Lloyd’s Companies discussed below) should not be subject to U.S. federal income taxes or branch profits tax (other than withholding taxes on certain U.S. source investment income and excise taxes on insurance or reinsurance premiums). Our Lloyd’s Companies are deemed to have a permanent establishment in the United States, and therefore, are subject to U.S. federal income tax in respect of their profits attributable to such permanent establishment. Further, because there is uncertainty as to the activities that constitute being engaged in a trade or business within the United States, and as to what constitutes a permanent establishment under the applicable tax treaties, there can be no assurances that the United States Internal Revenue Service (the “IRS”) will not contend successfully that one or more other Non-U.S. Subsidiaries are engaged in a trade or business, or carrying on business through a permanent establishment, in the United States. If one or more of the Non-U.S. Subsidiaries are considered to be engaged in a trade or business (or carrying on business through a permanent establishment) in the United States, then such Non-U.S. Subsidiaries could be subject to U.S. federal income taxation on the portion of their net income treated as effectively connected with a U.S. trade or business (or their business profits attributable to a U.S. permanent establishment), as well as the U.S. branch profits tax. Any such U.S. federal income taxation could result in substantial tax liabilities and consequently could have a material adverse effect on our financial condition or that of our Non-U.S. Subsidiaries.

While we have generally maintained our rigorous tax-related operating protocols during the ongoing COVID-19 pandemic, it is possible that ongoing severe travel restrictions may make it more difficult to do so should current conditions persist. At this time, we nonetheless do not expect such difficulties would have a materially adverse impact on our financial condition or operations, although no assurances can be given in that regard.

The reinsurance agreements between our U.S. and non-U.S. subsidiaries may be subject to re-characterization or other adjustment for U.S. federal income tax purposes, which may have a material adverse effect on our financial condition and operating results.

Under Section 845 of the Internal Revenue Code (the “Code”), the IRS may allocate income, deductions, assets, reserves, credits and any other items related to a reinsurance agreement among certain related parties to the reinsurance agreement, re-characterize such items or make any other adjustment in order to reflect the proper source, character or amount of the items for each party. No regulations have been issued under Section 845 of the Code. Accordingly, the application of such provisions is uncertain and we cannot predict what impact, if any, such provisions may have on us and our subsidiaries.

Changes in U.S. federal income tax law could be retroactive and may increase our tax liability.

The Tax Cuts and Jobs Act of 2017 (Public Law No: 115-97) (“the Tax Act”) introduced a new tax called the Base Erosion and Anti-Abuse Tax (“BEAT”). The BEAT operates as a minimum tax and is generally calculated as a percentage (10% for taxable years before 2026 and 12.5% thereafter) of the “modified taxable income” of an “applicable taxpayer.” Modified taxable income is calculated by adding back to a taxpayer’s regular taxable income the amount of certain “base erosion tax benefits” with respect to certain payments made to foreign affiliates of the taxpayer, as well as the “base erosion percentage” of any net operating loss deductions. The BEAT applies for a taxable year only to the extent it exceeds a taxpayer’s regular corporate income tax liability for such year (determined without regard to certain tax credits).

Certain of our subsidiaries organized in the United States (“U.S. Subsidiaries”) and our Lloyd’s Companies are applicable taxpayers and realize base erosion tax benefits with respect to payments to foreign affiliates. As a result, we may pay BEAT in the future. The IRS could disagree with our calculation of the amount of base erosion tax benefits recognized by such U.S. Subsidiaries or Lloyd’s Companies, or otherwise assert we owe additional tax as a result of the BEAT. If this assertion were to succeed, the BEAT could significantly increase the tax liability of such U.S. Subsidiaries and Lloyd’s Companies and have a material adverse effect on our results of operations.

As discussed above, we have historically intended to limit our U.S. activities so that our Non-U.S. Subsidiaries (other than the Lloyd’s companies) are not considered to be engaged in a U.S. trade or business. However, the enactment of the BEAT, the reduction of the U.S. federal income tax rate applicable to corporations included in the Tax Act and other factors may cause us to conduct our business differently.

Changes in U.S. tax law might adversely affect us or our shareholders, including holders of the depositary shares representing an interest in our Series A Preference Shares.

The tax treatment of our Non-U.S. Subsidiaries and their U.S. and non-U.S. insurance subsidiaries may be the subject of further tax legislation. No prediction can be made as to whether any particular proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on us. As such, we cannot assure you that future legislative, administrative or judicial developments will not result in an increase in the amount of U.S. tax payable by us or by an investor in depositary shares representing an interest in our Series A Preference Shares. If any such developments occur, it could have a material and adverse effect on an investor or our business, financial condition, results of operations and cash flows.

U.S. persons who own depositary shares representing an interest in our Series A Preference Shares may be subject to U.S. federal income taxation at ordinary income rates on our undistributed earnings and profits.

For any taxable year in which a corporate Non-U.S. Subsidiary is treated as a CFC, a “10% U.S. Shareholder” of such Non-U.S. Subsidiary that held depositary shares representing an interest in our Series A Preference Shares directly or indirectly through non-U.S. entities as of the last day in such taxable year that the company was a CFC would generally be required to include in gross income as ordinary income (A) its pro rata share of the company’s insurance and reinsurance income and certain other investment income and (B) such 10% U.S. Shareholder’s global intangible low-taxed income (“GILTI”), regardless of whether that income was actually distributed to such U.S. person (with certain adjustments). A “10% U.S. Shareholder” of an entity treated as a foreign corporation for U.S. federal income tax purposes is a U.S. person who owns (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total value of all classes of shares of the corporation or 10% or more of the total combined voting power of all classes of voting shares of the corporation. Any U.S. person that owns (or is treated as owning) 10% or more of the vote or value of our stock should consult with their tax advisor regarding their investment in AGL.

In general, a non-U.S. corporation is a CFC if 10% U.S. Shareholders, in the aggregate, own (or are treated as owning) stock of the non-U.S. corporation possessing more than 50% of the voting power or value of such corporation’s stock. However, this threshold is lowered to 25% for purposes of taking into account the insurance income of a non-U.S. corporation. Special rules apply for purposes of taking into account any RPII of a non-U.S. corporation, as described below.

AGL’s bye-laws generally limit the voting power of our common shares (and certain other of our voting securities) such that no person owns (or is treated as owning) more than 9.5% of the total voting power of our common shares (with certain exceptions). Additionally, AGL’s bye-laws require the board of AGL to refer certain decisions with respect to our Non-U.S. Subsidiaries to our shareholders, and to vote our shares in those subsidiaries accordingly. These provisions were intended to reduce the likelihood that certain Non-U.S. Subsidiaries would be treated as CFCs, other than for purposes of taking into account related person insurance income (RPII). However, the relevant attribution rules are complex and there is no definitive legal authority on whether the voting provisions included in AGL’s organizational documents are effective for purposes of the CFC provisions.

Moreover, the Tax Act eliminated the prohibition on “downward attribution” from non-U.S. persons to U.S. persons under Section 958(b)(4) of the Code for purposes of determining constructive stock ownership under the CFC rules. As a result, our U.S. Subsidiaries are deemed to own all of the stock of the corporate Non-U.S. Subsidiaries for CFC purposes, other than possibly Argo Re and Argo Ireland. Further, if AGL or Argo Re directly or indirectly own an interest in any U.S. entities treated as such for U.S. federal income tax purposes, such U.S. entities may be deemed to own all of the stock of Argo Re or Argo Ireland, respectively, for CFC purposes. Accordingly, our corporate Non-U.S. Subsidiaries are currently treated as CFCs, at least for purposes of taking into account certain insurance income, without regard to whether the provisions of AGL’s bye-laws described above are effective for purposes of the CFC provisions, and Argo Re and Argo Ireland may be so treated. The legislative history under the Tax Act suggests that this change in law was not intended to cause a foreign corporation to be treated as a CFC with respect to a 10% U.S. Shareholder that is not related to the U.S. persons receiving such downward attribution. However, it is not clear whether the IRS or a court would interpret the change made by the Tax Act in a manner consistent with such indicated intent.

In addition, if a U.S. person disposes of shares in a non-U.S. corporation and the U.S. person owned (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of the corporation at any time when the corporation was a CFC during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period or periods that the U.S. person owned the shares while the corporation was a CFC (with certain adjustments). Also, a U.S. person may be required to comply with specified reporting requirements, regardless of the number of shares owned.

Because of the limitations in AGL’s bye-laws referred to above, among other factors, we believe it is unlikely that any U.S. person that is treated as owning less than 10% of the total value of AGL would be a 10% U.S. Shareholder of any of the Non-U.S. Subsidiaries. However, because the relevant attribution rules are complex and there is no definitive legal authority on whether the voting provisions included in AGL’s organizational documents are effective for purposes of the CFC provisions, there can be no assurance that this will be the case.

If AGL is classified as a passive foreign investment company, U.S. persons who own depositary shares representing an interest in our Series A Preference Shares could be subject to adverse U.S federal income tax consequences.

If AGL is considered a passive foreign investment company for U.S. federal income tax purposes (“PFIC”), a U.S. person who directly or, in certain cases, indirectly owns depositary shares representing an interest in our Series A Preference Shares could be subject to adverse tax consequences, including a greater tax liability than might otherwise apply, an interest charge on certain taxes that are deemed deferred as a result of AGL’s non-U.S. status and additional U.S. tax filing obligations, regardless of the number of shares owned.

In addition to changes in the CFC rules, the Tax Act contains modifications to certain provisions relating to PFIC status. The Tax Act makes it more difficult for a non-U.S. insurance company to avoid PFIC status under an exception for certain non-U.S. insurance companies engaged in the active conduct of an insurance business. The

Tax Act modified and limited the potential application of this exception by a non-U.S. insurance company. To now qualify for this exception, a non-U.S. insurance company must be a “ qualifying insurance corporation” which is an insurance company that would be taxed as an insurance company if it were a U.S. corporation and maintains insurance liabilities of more than 25% of such company’s assets for a taxable year (or, alternatively, maintains insurance liabilities that at least equal or exceed 10% of its assets, is predominately engaged in an insurance business and satisfies a facts and circumstances test that requires showing that the failure to exceed the 25% threshold is due to run-off or rating agency circumstances).

Further, the U.S. Treasury and the IRS issued proposed regulations intended to clarify the application of the PFIC rules to non-U.S. insurance companies, but these have not been adopted in final form and will not be effective until such time. The proposed regulations define insurance liabilities for purposes of the reserve test, tighten the reserve test and the statutory cap on insurance liabilities and provide guidance on the runoff-related and rating-related circumstances for purposes of qualifying as a qualifying insurance corporation under the alternative test. The proposed regulations also provide that a non-U.S. insurer will qualify for the insurance company exception only if, among other things, the non-U.S. insurer’s officers and employees perform substantial managerial and operational activities (taking into account activities of officers and employees of certain related entities in certain cases). The proposed regulations also provide that an active conduct percentage test must be satisfied for the insurance company exception to apply, which test compares the expenses for services of officers and employees of the non-U.S. insurer and certain related entities incurred for the production of premium and certain investment income to all such expenses regardless of the service provider.

We believe that AGL should not be, and currently do not expect AGL to become, a PFIC for U.S. federal income tax purposes; however, we cannot assure you that the IRS will agree with this conclusion. If AGL is treated as a PFIC, the adverse tax consequences described above generally would also apply with respect to a U.S. person’s indirect ownership interest in any PFICs in which AGL directly or, in certain cases, indirectly, owns an interest.

If one or more of our non-U.S. subsidiaries is determined to have related person insurance income (“RPII”), you may be subject to U.S. federal income taxation on your pro rata share of such income.

If any of the Non-U.S. Subsidiaries is treated as recognizing related person insurance income “RPII” in a taxable year and is also treated as a CFC for such taxable year, each U.S. person that owns depositary shares representing an interest in our Series A Preference Shares directly or indirectly through non-U.S. entities as of the last day in such taxable year must generally include in gross income its pro rata share of the RPII, determined as if the RPII were distributed proportionately only to all such U.S. persons, regardless of whether that income is distributed (with certain adjustments). For this purpose, a corporate Non-U.S. Subsidiary generally will be treated as a CFC if U.S. persons in the aggregate are treated as owning (directly or indirectly through non-U.S. entities) 25% or more of the total voting power or value of such Non-U.S. Subsidiary’s stock at any time during the taxable year. We expect that such Non-U.S. Subsidiaries, including Argo Re, will be treated as CFCs for this purpose.

RPII includes income of a non-U.S. corporation attributable to insuring or reinsuring risks of a person that is a U.S. shareholder or a person that is related to a U.S. shareholder. Reinsurance by our Non-U.S. Subsidiaries with respect to risk of other of our subsidiaries could constitute RPII under these rules. Notwithstanding the foregoing, pursuant to a de minimis rule, the RPII rules will not apply to a Non-U.S. Subsidiary for a taxable year if the amount of RPII for such year was less than 20% of such Non-U.S. Subsidiary’s gross insurance income in such taxable year.

The amount of RPII earned by our Non-U.S Subsidiaries that are engaged in insurance or reinsurance activities (our “Non-U.S. Insurance Subsidiaries”) will depend on a number of factors, including the identity of persons directly or indirectly insured or reinsured by the Non-U.S. Insurance Subsidiaries. We believe that the gross RPII of each Non-U.S. Insurance Subsidiary did not in prior years of operation and is not expected in the foreseeable future to equal or exceed 20% of such subsidiary’s gross insurance income. No assurance can be given that this was or will be the case because some of the factors that determine the existence or extent of RPII may be beyond our knowledge and/or control.

The RPII rules provide that if a U.S. person disposes of shares in a non-U.S. insurance corporation in which U.S. persons own 25% or more of the shares (even if the amount of RPII is less than 20% of the corporation’s gross insurance income), any gain from the disposition will generally be treated as ordinary income to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (whether or not such earnings and profits are attributable to RPII). In addition, such U.S. person will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the U.S. person. There is a strong argument these RPII rules do not apply to dispositions of our shares because AGL will not ourselves be directly engaged in the insurance business. The RPII provisions, however, have never been interpreted by the courts or the U.S. Treasury in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. The U.S. Treasury has authority to impose, among other things, additional reporting requirements with respect to RPII. Accordingly, the meaning of the RPII provisions and application of those provisions to AGL and our Non-U.S. Subsidiaries are uncertain.

U.S. tax-exempt organizations that own our Series A Preference Shares may recognize unrelated business taxable income.

A U.S. tax-exempt organization that directly or indirectly owns our Series A Preference Shares generally will recognize unrelated business taxable income and be subject to additional U.S. tax filing obligations to the extent such tax-exempt organization is required to take into account any of our insurance income or RPII pursuant to the CFC and RPII rules described above. U.S. tax-exempt organizations should consult their own tax advisors regarding the risk of recognizing unrelated business taxable income as a result of the ownership our Series A Preference Shares.

We may become subject to U.S. withholding tax under certain U.S. tax provisions commonly known as FATCA.

Certain U.S. tax provisions commonly known as FATCA impose a 30% withholding tax on certain payments of U.S. source income to certain “foreign financial institutions” and “non-financial foreign entities.” The withholding tax may also apply to certain “foreign pass thru payments” made by foreign financial institutions at a future date. The U.S. government has signed an intergovernmental agreement to facilitate the implementation of FATCA with the governments of numerous jurisdictions (each, an “IGA”). The Non-U.S. Subsidiaries intend to comply with the obligations imposed on them under FATCA and the IGAs, as applicable, to avoid being subject to withholding under FATCA on payments made to them or penalties. However, no assurance can be provided in this regard. We may become subject to withholding tax or penalties if we are unable to comply with FATCA.

Our Lloyd’s Companies may not be eligible for benefits under the U.S.-U.K. income tax treaty

Our Lloyd’s Companies are subject to tax in the United States pursuant to the terms of the Closing Agreement among Lloyd’s, Lloyd’s members and the IRS. We believe that certain of our Lloyd’s Companies are entitled to benefits under the income treaty between the United States and the United Kingdom (the “U.S.-U.K. Treaty”). Were the IRS to contend successfully that such Lloyd’s Companies were not eligible for benefits under the U.S.-U.K. Treaty, such Lloyd’s Companies may be required to pay additional taxes. Such a result could have a material adverse effect on our financial condition and operating results.

Dividends paid by our U.S. subsidiaries to Argo Ireland may not be eligible for benefits under the U.S.-Ireland income tax treaty.

Under U.S. federal income tax law, dividends paid by a U.S. corporation to a non-U.S. shareholder are generally subject to a 30% withholding tax, unless reduced by treaty. The income tax treaty between the Republic of

Ireland and the United States (the “U.S.-Ireland Treaty”) reduces the rate of withholding tax on certain dividends to 5% if paid to an entity entitled to benefits under the U.S.-Ireland Treaty. We believe that Argo Financial Holding (Ireland) UC (“Argo Ireland”) is eligible for benefits under the U.S.-Ireland Treaty. However, such determination may change for any given taxable year and we may not have sufficient information to demonstrate that Argo Ireland is entitled to benefits under the U.S.-Ireland Treaty for any given year. Were the IRS to contend successfully that Argo Ireland was not eligible for benefits under the U.S.-Ireland Treaty for a taxable year in which our U.S. Subsidiaries made a distribution to Argo Ireland treated as a dividend for U.S. federal income tax purposes, such distribution would be subject to the 30% withholding tax. Such a result could have a material adverse effect on our financial condition and operating results.

Bermuda Tax Risks

AGL and our Bermuda subsidiaries may become subject to Bermuda taxes after 2035.

Bermuda currently imposes no income tax on corporations. In addition, we have obtained an assurance from the Bermuda Minister of Finance, under The Exempted Undertakings Tax Protection Act 1966 of Bermuda, that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to us or our Bermuda subsidiaries, until March 31, 2035. During 2011, legislation was passed to extend the period of the assurance mentioned above from 2016 to March 31, 2035. We filed for, and received, an extension of the assurance in January of 2012.

The Organisation for Economic Co-operation and Development (“OECD”), the E.U. and individual jurisdictions may pursue additional measures to address base erosion and profit shifting that could have adverse tax consequences for us and increase our reporting requirements.

In 2015, the OECD published final recommendations on base erosion and profit shifting (“BEPS”). These recommendations proposed the development of rules directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world.

Several of the areas of tax law on which the BEPS project has focused have led or will lead to changes in the domestic law of individual OECD jurisdictions. These changes include (amongst others) restrictions on interest and other deductions for tax purposes, the introduction of broad anti-hybrid regimes and reform of controlled foreign company rules. Changes are also expected to arise in the application of certain double tax treaties as a result of the implementation and adoption of the OECD’s Multilateral Instrument, which may restrict the ability of Argo entities to rely on the terms of relevant double tax treaties in certain circumstances. Further, recent BEPS developments include proposals for new profit allocation and nexus rules and for rules to ensure that the profits of multinational enterprises are subject to a minimum rate of tax.

In parallel with the OECD’s BEPS project, EU Member States were required to implement by January 2020 (subject to a few exceptions) new domestic legislation giving effect to the EC’s (amended) Anti-Tax Avoidance Directive (“ATAD”, with the amendment being commonly known as “ATAD II”). ATAD II mandates domestic legislation counteracting certain hybrid mismatches (anti-hybrid rules), to complement the existing changes (interest deductibility restrictions, controlled foreign company rules, etc.) brought about by ATAD.

Changes of law in individual jurisdictions which may arise as a result of the BEPS project or the implementation of ATAD/ATAD II may ultimately increase the tax base of individual Argo entities in certain jurisdictions or the worldwide tax exposure of Argo entities. Those changes of law are also potentially relevant to the ability of Argo entities to efficiently fund and realize investments or repatriate income or capital gains from relevant jurisdictions, and could ultimately necessitate some restructuring of Argo entities or their business operations. The changes of law resulting from the BEPS project also include revisions to the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment. Other BEPS-related changes focus on the goal of ensuring that transfer pricing outcomes are in line with value creation.

Changes to tax laws resulting from the BEPS project or as a result of ATAD/ATAD II could increase their complexity and the burden and costs of compliance. Additionally, such changes could also result in significant modifications to existing transfer pricing rules and could potentially have an impact on our taxable profits in various jurisdictions.

Since 2017 (and in consequence of the BEPS project), some countries in which we do business, including Bermuda, have required certain multinational enterprises, including ours, to report detailed information regarding allocation of revenue, profit, and other information, on a country-by-country basis. The information we are required to report pursuant to this country-by-country reporting (as well as information we are required to report pursuant to certain other exchange of information regimes (for example, e.g., pursuant to the Common Reporting Standard) could ultimately result in certain tax authorities having greater access to information enabling them to challenge the tax positions of Argo entities in a number of different areas – transfer pricing in particular.

U.K. Tax Risks

Our non-U.K. companies may be subject to U.K. tax.

Companies which are incorporated outside the U.K. may nonetheless become subject to U.K. tax in a number of circumstances, including (without limitation) circumstances in which (i) they are resident in the U.K. for tax purposes by reason of their central management and control being exercised from the U.K. or (ii) they are treated as carrying on a trade, investing or carrying on any other business activity in the U.K. (whether or not through a U.K. permanent establishment). In addition, the Finance Act 2015 introduced a new tax known as the “diverted profits tax” (“DPT”) which is charged at 25% of any “taxable diverted profits.” The DPT has had effect since 1 April 2015 and may apply in circumstances including: (i) where arrangements are designed to ensure that a non-U.K. resident company does not carry on a trade in the U.K. through a permanent establishment; and (ii) where a tax reduction is secured through the involvement of entities or transactions lacking economic substance.

We intend to operate in such a manner that none of our companies should be subject to the U.K. DPT and that none of our companies (other than those companies incorporated in the U.K.) should: (i) be a resident in the U.K. for tax purposes; (ii) carry on a trade, invest or carry on any other business activity in the U.K. (whether or not through a U.K. permanent establishment). However, this result is based on certain legal and factual determinations, and since the scope and the basis upon which the DPT will be applied by HM Revenue & Customs (“HMRC”) in the U.K. remains uncertain and since applicable law and regulations do not conclusively define the activities that constitute conducting a trade, investment or business in the U.K. (whether or not through a U.K. permanent establishment), and since we cannot exclude the possibility that there will be a change in law that adversely affects the analysis, HMRC might successfully assert a contrary position. The terms of an income tax treaty between the U.K. and the home country of the relevant Argo subsidiary, if any, could contain additional protections against U.K. tax.

Any arrangements between U.K.-resident entities of Argo and other entities of Argo are subject to the U.K. transfer pricing regime. Consequently, if any agreement between a U.K. resident entity of Argo and any other Argo entity (whether that entity is resident in or outside of the U.K.) is found not to be on arm’s length terms and as a result a U.K. tax advantage is being obtained, an adjustment will be required to compute U.K. taxable profits as if such an agreement were on arm’s length terms. Any transfer pricing adjustment could adversely impact the tax charge incurred by the relevant U.K. resident entities of Argo.

UC (“Argo Ireland”) is eligible for benefits under the Irish Treaty. However, such determination may change for any given taxable year and we may not have sufficient information to demonstrate that Argo Ireland is entitled to benefits under the Irish Treaty for any given year. Were the IRS to contend successfully that Argo Ireland was not eligible for benefits under the Irish Treaty for a taxable year in which Argo Group’s U.S. subsidiaries made a distribution to Argo Ireland treated as a dividend for U.S. federal income tax purposes, such distribution would be subject to the 30% withholding tax. Such a result could have a material adverse effect on our financial condition and operating results.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the depositary shares representing an interest in the Series A Preference Shares will be approximately $144 million after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use these net proceeds to repay our term loan and for working capital to support continued growth in our insurance operations. Our term loan has $125.0 million principal remaining outstanding and has a maturity date of November 2, 2021. At March 31, 2020, our term loan had an interest rate based on six month LIBOR (which was locked in at 1.93%) plus 125 basis points.

Affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are lenders under our term loan. Accordingly, affiliates of these underwriters will receive a portion of the net proceeds from this offering through the repayment of borrowings under our term loan. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our unaudited consolidated cash and cash equivalents and our capitalization at March 31, 2020:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale of the depositary shares representing an interest in Series A Preference Shares in this offering, after deducting underwriting discounts and estimated offering expenses payable by us.

This table should be read in conjunction with “Use of Proceeds,” our consolidated financial statements and related notes thereto and the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

(In millions)	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	$158.7	$302.7

Total cash, cash equivalents and restricted cash	$158.7	$302.7

Debt
Credit facility	—	—
Junior subordinated debentures	257.5	257.5
Senior notes	140.0	140.0
Term loan	125.0	125.0
Other indebtedness	55.0	55.0

Total debt(1)	577.5	577.5
Shareholders’ Equity
Common shares	45.9	45.9
Series A Preference Shares offered hereby(2)	—	145.3
Additional paid-in capital	1,374.2	1,374.2
Treasury shares	(455.1)	(455.1)
Retained earnings	773.7	773.7
Accumulated other comprehensive income (loss)	(101.9)	(101.9)

Total Argo Group International Holdings, Ltd. shareholders’ equity	1,636.8	1,782.1
Total capitalization	$2,214.3	$2,359.6

(1)	As adjusted does not reflect any repayment of our term loan, which we may repay out of the proceeds of this offering. See “Use of Proceeds.”
(2)	As adjusted, 6,000 issued and outstanding Series A Preference Shares, $1.00 par value and $25,000 liquidation preference per share.

DESCRIPTION OF THE SERIES A PREFERENCE SHARES

The following summary of the terms and provisions of the Series A Preference Shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the bye-laws of Argo Group International Holdings, Ltd., which we have previously filed with the SEC, and the Certificate of Designations creating the Series A Preference Shares, which will be filed as an exhibit to documents that we file with the SEC. As used in this section, “we,” “us,” “our,” “the Company” and “Argo” mean Argo Group International Holdings, Ltd. and do not include its subsidiaries.

General

As of May 31, 2020, our authorized share capital was 500,000,000 common shares, par value $1.00, of which 34,639,736 common shares were outstanding, and 30,000,000 preferred shares, par value $1.00, none of which were outstanding.

We may from time to time elect to issue additional depositary shares representing additional Series A Preference Shares, and all such additional depositary shares would be deemed to form a single series with the depositary shares offered hereby; provided that such additional shares are fungible for U.S. federal income tax purposes with the Series A Preference Shares and the related depositary shares offered hereby.

The Certificate of Designations sets forth the specific rights, preferences, limitations and other terms of the Series A Preference Shares. The Series A Preference Shares constitute a series of our authorized preference shares. As of the date of this prospectus supplement, there is no issued class of series of share capital that ranks senior to or equally with the Series A Preference Shares with respect to the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Company. See “—Ranking” below.

We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series A Preference Shares will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Series A Preference Shares will not have preemptive or subscription rights to acquire more of our capital shares.

The Series A Preference Shares will not be convertible into, or exchangeable for, shares of any other class or series of shares or other securities of ours, except under the circumstances set forth under “—Substitution or Variation” below. The Series A Preference Shares have no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of Argo Group International Holdings, Ltd. to redeem, repurchase or retire the Series A Preference Shares.

The Depositary will be the sole holder of Series A Preference Shares. The holders of depositary shares will be required to exercise their proportional rights in the Series A Preference Shares through the Depositary, as described in “Description of the Depositary Shares.”

By purchasing depositary shares representing Series A Preference Shares, each holder of depositary shares is deemed to acknowledge and agree that, in accordance with the Group Supervision Rules (as defined herein) with respect to Tier 2 capital, the Series A Preference Shares will be unencumbered, will not contain terms or conditions designed to accelerate or induce the insolvency of Argo or any insurance subsidiary thereof and will not give rise to a right of set-off against the claims and obligations of Argo or any insurance subsidiary thereof to an investor or creditor.

Ranking

The Series A Preference Shares:

•	will rank senior to our junior shares (as defined below);

•	will rank junior to our senior shares (as defined below) and any existing and future indebtedness of Argo Group International Holdings, Ltd. and any of our subsidiaries;

•	will rank equally with our parity shares (as defined below);

•	will not represent any interest in any subsidiary of Argo Group International Holdings, Ltd.; and

•	will be contractually subordinated in right of payment to all obligations of our subsidiaries, including all existing and future policyholders’ obligations of such subsidiaries.

As used in this prospectus supplement, “junior shares” means shares of any class or series that ranks junior to the Series A Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Argo Group International Holdings, Ltd. As of the date of this prospectus supplement, our junior shares outstanding consist of our common shares.

As used in this prospectus supplement, “senior shares” means shares of any class or series that ranks senior to the Series A Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Argo Group International Holdings, Ltd. As of the date of this prospectus supplement, we have no senior shares outstanding.

As used in this prospectus supplement, “parity shares” means shares of any class or series that ranks equally with the Series A Preference Shares as to the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of Argo Group International Holdings, Ltd. As of the date of this prospectus supplement, we have no parity shares outstanding.

Unless our shareholders otherwise provide by amending our memorandum of association and bye-laws, our Board of Directors may from time to time create and issue additional preference shares of other classes and series and fix their relative rights, preferences and limitations. Any such preference shares could be senior shares or parity shares.

Dividends

Dividends on the Series A Preference Shares are non-cumulative. Consequently, if our Board of Directors or a duly authorized committee of the Board of Directors does not authorize and declare a dividend for any dividend period, holders of the Series A Preference Shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accumulate and will not be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our Board of Directors or a duly authorized committee of the Board of Directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series A Preference Shares.

Holders of Series A Preference Shares will be entitled to receive non-cumulative cash dividends out of funds legally available for the payment of dividends, from and including the initial issue date, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on September 15, 2020, subject to adjustments for business days, as described below, as follows:

•

From and including the initial issue date of the Series A Preference Shares to but excluding the First Reset Date, dividends will be payable on a non-cumulative basis, with respect to each dividend period, only when, as and if declared by our Board of Directors or a duly authorized committee of the Board of Directors, equal to 7.00% of the liquidation preference per annum (equivalent to $1,750 per share and $1.75 per depositary share per annum).

•	From and including the First Reset Date, dividends will be payable on a non-cumulative basis, with respect to each dividend period, only when, as and if declared by our Board of Directors or a duly authorized committee of the Board of Directors, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent reset dividend determination date plus 6.712% of the liquidation preference per annum.

In the event that we issue additional Series A Preference Shares after the initial issue date, dividends on such additional Series A Preference Shares, to the extent declared, may accrue from and including the initial issue date or any other date we specify at the time such additional Series A Preference Shares are issued.

Dividends, if declared, will be payable to holders of record of the Series A Preference Shares as they appear on our books on our register of members at 5:00 p.m. (New York City time) on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our Board of Directors or a duly authorized committee of the Board of Directors that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day and a Bermuda business day. As used in this prospectus supplement, “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close, and “Bermuda business day” means any day other than a day on which commercial banks in Bermuda are authorized or obligated by law, executive order or regulation to close.

A “dividend period” is the period from and including a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of the Series A Preference Shares and will end on, but exclude, the September 15, 2020 dividend payment date. If any dividend payment date falls on a day that is not a business day and a Bermuda business day, the payment of dividends will be made on the first business day that is also a Bermuda business day following such dividend payment date, without accrual to the actual payment date.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days or Bermuda business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

The “Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the average of the yields to maturity for the five business days immediately prior to such reset dividend determination date for U.S. Treasury securities with a maturity of five years from the next reset date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next reset date and trading in the public securities markets, then the rate will be determined by interpolation between the average of the yields to maturity for the five business days immediately prior to such reset dividend determination date for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date, and (B) the other maturity as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case as published in the most recent H.15 under the caption “Treasury constant maturities.” The Five-year U.S. Treasury Rate will be determined by the calculation agent on the applicable reset dividend determination date. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior reset dividend determination date.

“H.15” means the statistical release designated as “H.15 Daily Update,” or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System, and “most recent H.15” means the H.15 published closest in time, but at or prior, to the close of business on the reset dividend determination date.

“Calculation agent” means the calculation agent appointed by us prior to the First Reset Date, which may be a person or entity affiliated with us. See “Risk Factors—Risks Related to this Offering, the Depositary Shares and the Series A Preference Shares—One of our affiliates could serve as the calculation agent, which could result in a conflict of interest.”

Dividends payable on the Series A Preference Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months with respect to a full dividend period, and on the basis of the actual number of days elapsed during the period with respect to a dividend period other than a full dividend period.

Unless we have validly called all shares of Series A Preference Shares for redemption on or prior to the First Reset Date, we will appoint a calculation agent with respect to the Series A Preference Shares prior to the reset dividend determination date preceding the First Reset Date. The applicable dividend rate for each reset period will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the applicable reset period. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period beginning on or after the First Reset Date, will be on file at our principal offices, will be made available to any holder of Series A Preference Shares upon request, and will be final and binding in the absence of manifest error.

So long as any Series A Preference Shares remain outstanding, unless the full dividend for the last completed dividend period on all outstanding Series A Preference Shares and all outstanding parity shares have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•

no dividend shall be paid or declared on our common shares or any other junior shares or any parity shares (except, in the case of the parity shares, on a pro rata basis with the Series A Preference Shares as described below), other than a dividend payable solely in our common shares, other junior shares or (solely in the case of parity shares) other parity shares, as applicable; and

•

no common shares, other junior shares or parity shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into other junior shares, or a reclassification of parity shares for or into other parity shares, or the exchange or conversion of one junior share for or into another junior share or the exchange or conversion of one parity share for or into another parity share, (ii) through the use of the proceeds of a substantially contemporaneous sale of junior shares or (solely in the case of parity shares) other parity shares, as applicable, (iii) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants) or (iv) in the case of parity shares, in accordance with the provisions of the sixth paragraph under “—Optional Redemption—Procedures for Redemption.”

When dividends are not paid (or declared and a sum sufficient for the payment thereof has been set aside) in full on any dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preference Shares, on a dividend payment date falling within the related dividend period for the Series A Preference Shares) on the Series A Preference Shares and any parity shares, all dividends declared by our Board of Directors or a duly authorized committee of the Board of Directors on the Series A Preference Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preference Shares, on a dividend payment date falling within the related dividend period for the Series A Preference Shares) shall be declared by the Board of Directors or such committee of the Board of Directors pro rata in accordance with the respective aggregate liquidation preferences of the Series A Preference Shares and any parity shares so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Series A Preference Share and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series A Preference Shares, on a dividend payment date falling within the related dividend period for the Series A Preference Shares) bear to each other.

Certain Restrictions on Payment of Dividends

The Bermuda Companies Act 1981, as amended (the “Companies Act”), limits our ability to pay dividends and distributions to shareholders. Under Bermuda law, we may not lawfully declare or pay a dividend if we have reasonable grounds for believing that we are, or would after payment of the dividend be, unable to pay our liabilities as they become due, or that the realizable value of our assets would, after payment of the dividend, be less than the aggregate value of our liabilities. Further, as the BMA is our group supervisor for insurance group solvency and reporting requirements, we will not be able to declare or pay a dividend on the Preference Shares if we are or, after giving effect to such payment would be, in breach of the Insurance Act, the Companies Act, the Insurance (Eligible Capital) Rules 2012, the Group Solvency Standards, including the Enhanced Capital Requirement, or under such other Applicable Supervisory Regulations (each as defined below).

Because Argo Group International Holdings, Ltd. is a holding company and substantially all of our operations are conducted by our main operating subsidiaries, our ability to meet any ongoing cash requirements and to pay dividends will depend on our ability to obtain cash dividends or other cash payments or obtain loans from these subsidiaries.

Payment of Additional Amounts

We will make all payments on the Series A Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction (as defined under “—Optional Redemption—Change in Tax Law” in this prospectus supplement), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of any relevant taxing jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any relevant taxing jurisdiction). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series A Preference Shares such additional amounts (the “additional amounts”) as dividends as may be necessary so that every net payment, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amounts we would otherwise have been required to pay had no such withholding or deduction been required.

We will not be required to pay any additional amounts for or on account of:

(a)

any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the Series A Preference Shares or any Series A Preference Shares presented for payment (where presentation is required for payment) more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the Series A Preference Shares;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference or of any dividends on the Series A Preference Shares;

(c)

any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series A Preference Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (i) to provide information concerning the nationality, residence or identity of the holder or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(d)

any tax, fee, duty, assessment or governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder); or

(e)	any combination of items (a), (b), (c) and (d).

In addition, we will not pay additional amounts with respect to any payment on the Series A Preference Shares to any holder that is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Series A Preference Shares if such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series A Preference Shares.

If there is a substantial probability that we or any entity formed by a consolidation, merger or amalgamation (or similar transaction) involving us or the entity to which we convey, transfer or lease substantially all of our properties and assets (a “successor company”) would become obligated to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Series A Preference Shares as described in “—Optional Redemption—Change in Tax Law” in this prospectus supplement.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of Argo Group International Holdings, Ltd., holders of the Series A Preference Shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors and senior securities (including policyholder obligations of our subsidiaries), if any, but before any distribution of assets is made to holders of our common shares or any other junior shares, a liquidating distribution in the amount of $25,000 per Series A Preference Share (equivalent to $25 per depositary share) plus declared and unpaid dividends, if any, to the date fixed for distribution.

After payment of the full amount of the distributions to which they are entitled, holders of the Series A Preference Shares will have no right or claim to any of our remaining assets. In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the amounts payable to the holders of Series A Preference Shares and to the holders of any parity shares, the holders of Series A Preference Shares and all holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders, but only to the extent we have assets available after satisfaction of all liabilities to creditors and holders of senior securities. In any such distribution, the “liquidation preference” of any holder of preference shares means the amount payable to such holder in such distribution (assuming no limitation on assets available for distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends, whether or not declared, in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series A Preference Shares and any holders of parity shares, the holders of our junior shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration, reconstruction, reorganization or other similar transaction involving Argo Group International Holdings, Ltd. or the sale or transfer of all or substantially all of the shares or the property or business of Argo Group International Holdings, Ltd. will not be deemed to constitute a liquidation, dissolution or winding-up.

Mandatory Redemption

The Series A Preference Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. Holders of the Series A Preference Shares will have no right to require the redemption or repurchase of the Series A Preference Shares.

Optional Redemption

Our ability to redeem any of the Series A Preference Shares will be subject to the limitations described under “—Restrictions on Redemption.” Further, our ability to effect a redemption of the Series A Preference Shares may be subject to the performance of our subsidiaries. Distributions to us from our insurance subsidiaries will also be subject to applicable insurance laws and regulatory constraints.

The Series A Preference Shares are not redeemable prior to September 15, 2025, except as described below.

Par Call Redemption

We may redeem the Series A Preference Shares at our option, in whole or in part, from time to time, on or after the par call date, upon not less than 30 days’ not more than 60 days’ prior written notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), providing for dividends in an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then current dividend period that has not been declared and paid to, but excluding, the redemption date. In the event the applicable redemption date is not a business day, the redemption price will be paid on the next business day without any adjustment to the amount of the redemption price paid.

“Par call date” means the First Reset Date.

Voting Event

The Series A Preference Shares are redeemable at our option in whole, but not in part, at any time upon the sending of notice to the common shareholders of a proposal for an amalgamation or any proposal for any other matter that requires, as a result of any changes in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the Series A Preference Shares at the time outstanding, whether voting as a separate series or together with any other series of Preference Shares as a single class, upon not less than 30 days’ not more than 60 days’ prior written notice, at a redemption price of $26,000 per Series A Preference Share (equivalent to $26 per depositary share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends; provided that no such redemption may occur prior to September 15, 2025 unless one of the redemption requirements is satisfied.

Capital Disqualification Event

The Series A Preference Shares are redeemable at our option at any time in whole, but not in part, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends, at any time within 90 days following the occurrence of the date on which we have reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of the jurisdiction of the Applicable Supervisor (as defined below) that is enacted or becomes effective after the initial issuance of the Series A Preference Shares; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Series A Preference Shares; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series A Preference Shares, a “capital disqualification event” (as defined below) has occurred; provided that no such redemption may occur prior to the First Reset Date unless one of the Redemption Requirements is satisfied.

As used in this prospectus supplement, a “capital disqualification event” has occurred if the Preference Shares qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of Argo Group International Holdings, Ltd. or any subsidiary thereof, where capital is subdivided into tiers, as not at least Tier 2 capital securities, under then-applicable Capital Adequacy Regulations (as defined below) imposed upon us by the Applicable Supervisor, which would include, without limitation, our Enhanced Capital Requirement, except as a result of any applicable limitation on the amount of such capital.

Change in Tax Law

The Series A Preference Shares are redeemable at our option at any time, in whole, but not in part, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends, if as a result of a change in tax law (as defined below) there is, in our reasonable determination, a substantial probability that we or any successor company would be required to pay any additional amounts on the next succeeding dividend payment date with respect to the Series A Preference Shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor company (a “tax event”); provided that no such redemption may occur prior to September 15, 2025, unless one of the redemption requirements is satisfied.

A “change in tax law” that would trigger the provisions of the preceding paragraph would be (i) a change in or amendment to laws, regulations or rulings of any relevant taxing jurisdiction (as defined below), (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any relevant taxing jurisdiction is party or (iv) a decision rendered by a court of competent jurisdiction in any relevant taxing jurisdiction, whether or not such decision was rendered with respect to us, in each case described in (i)-(iv) above occurring after the date of this prospectus supplement; provided that in the case of a relevant taxing jurisdiction other than Bermuda in which a successor company is organized, such change in tax law must occur after the date on which we consolidate, merge or amalgamate (or engage in a similar transaction) with the successor company, or convey, transfer or lease substantially all of our properties and assets to the successor company, as applicable.

As used in this prospectus supplement, a “relevant taxing jurisdiction” is (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Series A Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (iii) any other jurisdiction in which Argo Group International Holdings, Ltd. or a successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

Prior to any redemption upon a tax event, we will be required to deliver to the transfer agent for the Series A Preference Shares a certificate signed by one of our officers confirming that a tax event has occurred and is continuing (as reasonably determined by us).

Rating Agency Event

The Series A Preference Shares are redeemable at our option at any time, in whole, but not in part, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price of $25,500 per share (equivalent to $25.50 per depositary share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends, within 90 days after the occurrence of a rating agency event (as defined below); provided that no such redemption may occur prior to September 15, 2025, unless one of the redemption requirements is satisfied.

As used in this prospectus supplement, a “rating agency event” has occurred if any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A Preference Shares, which amendment, clarification or change results in:

•

the shortening of the length of time the Series A Preference Shares are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series A Preference Shares; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the Series A Preference Shares by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series A Preference Shares.

Restrictions on Redemption

Prior to September 15, 2025, the Series A Preference Shares are not redeemable unless there has been a voting event, a capital disqualification event, a tax event or a rating agency event, and then only if (1) we have sufficient funds in order to meet the Enhanced Capital Requirement and the Applicable Supervisor approves of the redemption or (2) we replace the capital represented by Series A Preference Shares to be redeemed with capital having equal or better capital treatment as the Series A Preference Shares under the Enhanced Capital Requirement (the conditions described in clauses (1) and (2), the “redemption requirements”).

As used in this prospectus supplement:

•

“Applicable Supervisor” means the BMA, or, should the BMA no longer have jurisdiction or responsibility to regulate Argo Group International Holdings, Ltd. or the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.

•

“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to Argo Group International Holdings, Ltd. or the Insurance Group, and which shall initially mean the Group Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate Argo Group International Holdings, Ltd. or the Insurance Group.

•	“BMA” means the Bermuda Monetary Authority.

•

“Enhanced Capital Requirement” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements or any other requirement to maintain assets applicable to Argo Group International Holdings, Ltd. or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.

•	“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules.

•

“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

•	“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

•	“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.

•

“Insurance Group” means all subsidiaries of Argo Group International Holdings, Ltd. that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to (a) funds otherwise available for dividends or distributions or (b) out of the company’s share premium account before the redemption date.

Under Bermuda law, no redemption may be made by us if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due; or the realizable value of our assets would thereby be less than our liabilities or that we are or would after such payment be in breach of the Insurance Act, the Insurance (Eligible Capital) Rules 2012, the Group Solvency Standards, including the Enhanced Capital Requirement, or under such other Applicable Supervisory Regulations. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than its liabilities.

Procedures for Redemption

The redemption price for any Series A Preference Shares shall be payable on the redemption date to the holders of such shares against book-entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in “—Dividends” above.

Prior to delivering any notice of redemption as provided below, we will file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act relating to the Series A Preference Shares, and stating that there are reasonable grounds for believing that we are and after the redemption will be, able to pay our liabilities as they become due and that the redemption will not cause us to breach any provision of applicable Bermuda law or regulation.

If any Series A Preference Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series A Preference Shares to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series A Preference Shares are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of Series A Preference Shares to be redeemed and, if less than all of the Series A Preference Shares are to be redeemed, the number of such Series A Preference Shares to be redeemed from such holder;

•	the redemption price; and

•

that the shares should be delivered via book-entry transfer or the place or places where holders may surrender certificates evidencing the Series A Preference Shares for payment of the redemption price.

If notice of redemption of any Series A Preference Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series A Preference Shares so called for redemption, then, from and after the redemption date, no further dividends will be declared on such Series A Preference Shares, such Series A Preference Shares shall no longer be deemed outstanding and all rights of the holders of such Series A Preference Shares will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the Series A Preference Shares at the time outstanding, the Series A Preference Shares to be redeemed shall be selected either pro rata or by lot.

Unless dividends on all issued Series A Preference Shares and all parity shares shall have been declared and paid (or declared and a sum sufficient for the payment thereof set apart for payment) for the latest completed dividend period, no Series A Preference Shares or any parity shares may be redeemed, purchased or otherwise acquired by us unless all issued Series A Preference Shares and any parity shares are redeemed; provided that we may acquire fewer than all of the issued Series A Preference Shares or parity shares pursuant to a purchase or exchange offer made to all holders of issued Series A Preference Shares and parity shares upon such terms as our Board of Directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series.

If the Series A Preference Shares are redeemed, in whole or in part, a corresponding number of depositary shares will be redeemed with the proceeds received by the Depositary from the redemption of the Series A Preference Shares held by the Depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per Series A Preference Share.

Substitution or Variation

At any time following a tax event or at any time following a capital disqualification event, we may, without the consent of any holders of the Series A Preference Shares, vary the terms of the Series A Preference Shares such that they remain securities, or exchange the Series A Preference Shares with new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor company would be required to pay any additional amounts with respect to the Series A Preference Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, would cause the Series A Preference Shares to become securities that qualify as at least Tier 2 capital, where capital is subdivided into tiers, or its equivalent under then-applicable Capital Adequacy Regulations imposed upon us by the Applicable Supervisor, including the Enhanced Capital Requirement, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of Argo Group International Holdings, Ltd. or any subsidiary thereof. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Series A Preference Shares prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, dividend payable on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by us) or currency of, the Series A Preference Shares, reduce the liquidation preference thereof, lower the ranking in right of payment with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Series A Preference Shares, or change the foregoing list of items that may not be so amended as part of such substitution or variation. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the Certificate of Designations), but unpaid with respect to such holder’s securities.

Prior to any substitution or variation, we will be required to (i) receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners (including holders and beneficial owners of depositary shares) of the Series A Preference Shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such substitution or variation and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such substitution or variation not occurred; and (ii) deliver a certificate signed by two executive officers of Argo Group International Holdings, Ltd. to the transfer agent for the Series A Preference Shares confirming that (x) a capital disqualification event or a tax event has occurred and is continuing (as reasonably determined by us) and (y) the terms of the varied or new securities, considered in the aggregate, are not less favorable, including from a financial perspective, to holders and beneficial owners of the Series A Preference Shares (including holders and beneficial owners of the depositary shares) than the terms of the Series A Preference Shares prior to being varied or exchanged (as reasonably determined by us).

Any substitution or variation of the Series A Preference Shares described above will be made after notice is given to the holders of the Series A Preference Shares not less than 30 days nor more than 60 days prior to the date fixed for substitution or variation, as applicable.

As used in this prospectus supplement:

•

“Capital Adequacy Regulations” means the solvency margins, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations).

Voting Rights, Director Appointment and Other Rights

Voting Rights

Except as provided below or as otherwise from time to time required by law, the holders of the Series A Preference Shares will have no voting rights.

Notwithstanding our bye-laws, the affirmative vote or consent of the holders of at least 66 2⁄3% of the aggregate liquidation preference of our issued Series A Preference Shares and any series of voting preference shares (as defined below), voting together as a single class, will be required for the authorization or issuance of any class or series of senior stock (or any security convertible into or exchangeable for senior stock) ranking senior to the Series A Preference Shares as to dividend rights or rights upon our liquidation, and the affirmative vote or consent of the holders of at least 66 2⁄3% of the aggregate liquidation preference of our issued Series A Preference Shares will be required for amendments to our memorandum of association or our bye-laws that would materially adversely affect the rights of holders of the Series A Preference Shares. The authorization of, the increase in the authorized amount of, or the issuance of any shares of any class or series of parity stock or junior stock will not require the consent of any holder of the Series A Preference Shares, and will not be deemed to materially affect existing terms of the Series A Preference Shares.

Director Appointment and Other Rights

If all preference shares are not equally affected by any such proposed amendment and if the Series A Preference Shares would have diminished status compared to other preference shares as a result, then the approval of holders of at least 66% of the issued Series A Preference Shares, voting together as a single class, shall also be required.

Director Appointment Rights. Whenever dividends in respect of any Series A Preference Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series A Preference Shares, voting together as a single class with holders of any and all other series of voting preference shares (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors of Argo Group International Holdings, Ltd. (the “preference shares directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirements of the SEC or the NYSE (or any other exchange on which our securities may be listed or quoted) that listed or quoted companies must have a majority of independent directors. In such case, we will use our best efforts to increase the number of directors constituting the Board of Directors to the extent necessary to effectuate such right and, if necessary, to amend our bye-laws. Each preference shares director will be added to an already existing class of directors.

As used in this prospectus supplement, “voting preference shares” means any other class or series of our preference shares ranking equally with the Series A Preference Shares as to dividends and the distribution of assets upon liquidation, dissolution or winding-up of Argo Group International Holdings, Ltd. and upon which like voting rights have been conferred and are exercisable, which, as of the date, there are none outstanding.

If and when dividends for at least four consecutive dividend periods following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series A Preference Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preference shares have terminated, the term of office of each preference shares director so elected shall terminate and the number of directors on the Board of Directors of Argo Group International Holdings, Ltd. shall automatically decrease by two. In determining whether dividends have been paid for four consecutive dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

Any preference shares director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under our bye-laws, of Series A Preference Shares and any other shares of voting preference shares then outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preference shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preference shares director remaining in office, or if none remain in office, by a vote of the holders of record of a majority of the outstanding Series A Preference Shares and any other shares of voting preference shares then outstanding (voting together as a single class) when they have the voting rights described above. Any vote of holders of voting preference shares to remove, or to fill a vacancy in the office of, a preference shares director may be taken only at a special general meeting of such holders, called as provided above for an initial election of preference shares director after a nonpayment event (unless such request is received less than 60 days before the date fixed for the next annual or special meeting of the shareholders of Argo Group International Holdings, Ltd., in which event such election shall be held at such next annual or special general meeting of shareholders). The preference shares directors shall each be entitled to one vote per director on any matter. Each preference shares director elected at any special general meeting of shareholders or by written consent of the other preference shares director shall hold office until the next annual general meeting of the shareholders of Argo Group International Holdings, Ltd. if such office shall not have previously terminated as above provided. Holders of the depositary shares must act through the Depositary to exercise any voting rights in respect of the Series A Preference Shares.

Other Rights. The Companies Act provides the right to vote in respect of an amalgamation or merger for all shares of a Bermuda incorporated company whether or not such shares otherwise carry the right to vote. As a result, the Series A Preference Shares, along with our common shares and any other class or series of share capital, would have the right to vote together on an amalgamation or merger if a vote in connection with such a transaction is required under the Companies Act.

All or any of the special rights of the Series A Preference Shares may be altered or abrogated with the consent in writing of the holders of not less than three-quarters of the issued Series A Preference Shares or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the Series A Preference Shares at a separate general meeting in accordance with Section 47(7) of the Companies Act. The necessary quorum requirements for the separate general meeting are two or more persons holding or representing by proxy more than fifty percent (50%) of the aggregate voting power of the Series A Preference Shares. The bye-laws of Argo Group International Holdings, Ltd. provide that rights conferred upon the holders of the capital shares of any class (including the Series A Preference Shares) issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example without limitation, converting a limited liability company to unlimited liability company, discontinuance of a company from Bermuda, or a merger or amalgamation pursuant to the Companies Act or conversion of preference shares into redeemable preference shares).

On any item on which the holders of the Series A Preference Shares are entitled to vote, such holders will be entitled to one vote for each Series A Preference Share held, subject to the voting cutbacks described above. As described under “Description of the Depositary Shares—Voting Rights” in this prospectus supplement, because each depositary share represents a 1/1,000th interest in a Series A Preference Share, holders of depositary shares will be entitled to 1/1,000th of a vote per Preference Share under those limited circumstances in which the holders of the Preference Shares are entitled to vote. Holders of the depositary shares must act through the Depositary to exercise any voting rights in respect of the Series A Preference Shares.

Without the consent of the holders of the Series A Preference Shares, so long as such action does not materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preference Shares, taken as a whole, the Board of Directors of Argo Group International Holdings, Ltd. may, by resolution, amend, alter, supplement or repeal any terms of the Series A Preference Shares:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Series A Preference Shares that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series A Preference Shares that is not inconsistent with the provisions of the Certificate of Designations;

provided that any such amendment, alteration, supplement or repeal of any terms of the Series A Preference Shares effected in order to conform the terms thereof to the description of the terms of the Series A Preference Shares set forth under “Description of Series A Preference Shares” in this prospectus supplement shall be deemed not to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preference Shares, taken as a whole.

The foregoing voting provisions will not apply with respect to the Series A Preference Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preference Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series A Preference Shares to effect such redemption.

Conversion

The Series A Preference Shares are not convertible into or exchangeable for any other securities or property of Argo Group International Holdings, Ltd., except under the circumstances set forth under “—Substitution or Variation” above.

Calculations in Respect of the Series A Preference Shares

Except as described under “—Dividends” above, we will be responsible for making all calculations called for under the Series A Preference Shares. These calculations include, but are not limited to, determinations of the dividends payable on the Series A Preference Shares. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the Series A Preference Shares. We will provide a schedule of these calculations to the paying agent, and the paying agent is entitled to rely upon the accuracy of our calculations without independent verification.

Listing of the Series A Preference Shares

We do not intend to list the Series A Preference Shares on any exchange or expect that there will be any separate public trading market for the Series A Preference Shares except as represented by the depositary shares, which depositary shares we intend to list on the NYSE under the symbol “ARGOPrA”.

DESCRIPTION OF THE DEPOSITARY SHARES

The following summary of the terms and provisions of the depositary shares representing an interest in the Series A Preference Shares does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Deposit Agreement (as defined below), the form of depositary receipts, which contain the terms and provisions of the depositary shares, the pertinent sections of our amended and restated bye-laws and the pertinent sections of the Certificate of Designations, each of which is or will be filed as an exhibit to documents that we file with the SEC. As used in this section, “we,” “us,” “our,” “the Company” and “Argo” mean Argo Group International Holdings, Ltd. and do not include its subsidiaries.

Each depositary share represents a 1/1,000th interest in a Series A Preference Share and will be evidenced by a depositary receipt. We will deposit the underlying Series A Preference Shares with the Depositary pursuant to a deposit agreement among us, American Stock Transfer & Trust Company, LLC., acting as depositary, and the holders from time to time of the depositary receipts (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the Depositary, in proportion to the applicable fraction of a Series A Preference Share represented by such depositary share, to all the rights and preferences of Series A Preference Shares represented thereby (including any dividend, liquidation, redemption and voting rights). If the Series A Preference Shares are exchanged for new securities pursuant to the provisions described under “Description of the Series A Preference Shares—Substitution or Variation,” each depositary share will represent the same percentage interest in such new security, and will be evidenced by a depositary receipt.

The depositary shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement. Immediately following the issuance and delivery of the Series A Preference Shares by us to the Depositary, we will cause the Depositary to issue, on our behalf, the depositary receipts and related depositary shares. Copies of the Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Deposit Agreement and related depositary receipts.

Dividends and Other Distributions

Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of a depositary share will be in an amount equal to 1/1,000th of the dividend declared or distribution payable, as the case may be, on the underlying Series A Preference Share. The Depositary will distribute any cash dividends or other cash distributions received on the Series A Preference Shares, including any additional amounts as described under “Description of the Series A Preference Shares—Payment of Additional Amounts,” to the record holders of depositary shares in proportion to the number of depositary shares held by each holder on the relevant record date. If we make a distribution on the Series A Preference Shares other than in cash, the Depositary will distribute any property received by it to the record holders of depositary shares in proportion to the number of depositary shares held by each holder, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the Depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds from the sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A Preference Shares.

Subject to any obligation to pay additional amounts as described in “Description of the Series A Preference Shares—Payment of Additional Amounts” in this prospectus supplement, the amount paid as dividends or otherwise distributable by the Depositary with respect to the depositary shares or the underlying Series A Preference Shares will be reduced by any amounts required to be withheld by us or the Depositary on account of taxes or other governmental charges. The Depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the Series A Preference Shares until such taxes or other governmental charges are paid.

Withdrawal of Preference Shares

Unless the related depositary shares have been previously called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the corporate trust office of the Depositary, pay any taxes, charges and fees provided for in the Deposit Agreement and comply with any other requirements of the Deposit Agreement for the number of whole Series A Preference Shares and any money or other property represented by such holder’s depositary receipts. A holder of depositary shares who exchanges such depositary receipts for Series A Preference Shares will be entitled to receive whole Series A Preference Shares on the basis set forth herein; partial Series A Preference Shares will not be issued.

However, holders of whole Series A Preference Shares will not be entitled to deposit those shares under the Deposit Agreement or to receive depositary shares for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole Series A Preference Shares to be withdrawn, the Depositary will deliver to the holder at the same time new depositary shares evidencing the excess number of depositary shares.

Redemption of Depositary Shares

If the Series A Preference Shares underlying the depositary shares are redeemed, in whole or in part, a corresponding number of depositary shares will be redeemed with the proceeds received by the Depositary from the redemption of depositary shares representing an interest in our Series A Preference Shares held by the Depositary. The redemption price per depositary share will be equal to 1/1000th of the applicable per share redemption price payable in respect of such Preference Shares.

Whenever we redeem Series A Preference Shares held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of depositary shares representing an interest in the Series A Preference Shares so redeemed. If less than all of the outstanding depositary shares are to be redeemed, the Depositary will select the depositary shares to be redeemed by lot or pro rata or in such other manner as may be determined by the Depositary to be fair and equitable and provided that such methodology is consistent with any applicable stock exchange rules. The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary receipts not less than 30 days and not more than 60 days prior to the date fixed for redemption of the depositary shares representing an interest in our Series A Preference Shares and the related depositary shares.

Voting Rights

Holders of the depositary shares representing an interest in the Series A Preference Shares will not have any voting rights, except for the limited voting rights described under “Description of the Series A Preference Shares—Voting Rights, Director Appointment and Other Rights” in this prospectus supplement.

Because each depositary share represents a 1/1000th interest in a Series A Preference Share, holders of depositary receipts will be entitled to 1/1000th of a vote per Series A Preference Share under those limited circumstances in which holders of the Series A Preference Shares are entitled to vote. Holders of the depositary shares must act through the Depositary to exercise any voting rights in respect of the Series A Preference Shares. Although each depositary share is entitled to 1/1000th of a vote, the Depositary can vote only whole Series A Preference Shares. While the Depositary will aggregate the fractional voting interests of individual holders of depository receipts to vote the maximum number of whole Series A Preference Shares in accordance with the instructions it receives, any remaining votes of holders of depositary shares not representing a whole Series A Preference Share will not be voted.

When the Depositary receives notice of any meeting at which the holders of the Series A Preference Shares are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice of meeting to the record holders of the depositary shares relating to the Series A Preference Shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A Preference Shares, may instruct the Depositary to vote the number of the Series A Preference Shares votes represented by the holder’s depositary shares. To the extent practicable, the Depositary will vote the number of the Series A Preference Shares votes represented by depositary shares in accordance with the instructions it receives (which can be mailed to transmitted by an authorized (including electronic) method).

We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. To the extent that the Depositary does not receive specific instructions from the holders of any depositary shares representing an interest in the Series A Preference Shares, it will not vote the number of the Series A Preference Shares votes represented by such depositary shares.

Preemptive and Conversion Rights

The holders of the depositary shares will not have any preemptive right to subscribe to any additional issue of shares of any class or series of the Company or to any securities of the Company convertible into such shares and will not have the right to convert depositary shares representing an interest in the Series A Preference Shares into, or exchange depositary shares representing an interest in the Series A Preference Shares for, any other securities or property of the Company.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may be amended by agreement between us and the Depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares or would be materially and adversely inconsistent with the rights of holders of Series A Preference Shares will not be effective unless such amendment has been approved by the record holders of depositary shares representing at least the amount of the depositary shares then outstanding necessary to approve any amendment that would alter or abrogate the special rights of the Series A Preference Shares. We may terminate the Deposit Agreement with the consent of holders of a majority of then outstanding depositary shares. The Deposit Agreement will automatically terminate if all outstanding depositary shares have been redeemed or if there has been made a final distribution in respect of the Series A Preference Shares in connection with our liquidation, dissolution or winding-up, and such distribution has been made to the holders of depositary shares.

Fees, Charges and Expenses of Depositary

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of the Depositary in connection with the initial deposit of the Series A Preference Shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of Series A Preference Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or Series A Preference Shares are paid by their holders.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to appoint a successor.

Miscellaneous

The Depositary will forward to the holders of depositary shares all of our reports and communications which are delivered to the depositary and which we are required to furnish to the holders of the Series A Preference Shares.

Neither we nor the Depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. All of our obligations as well as the Depositary’s obligations under the Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or Series A Preference Shares unless provided with satisfactory indemnity. We, and the Depositary, may rely upon written advice of counsel or accountants, or information provided by persons presenting Series A Preference Shares for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Listing of the Depositary Shares

We intend to list the depositary shares representing an interest in the Series A Preference Shares on the NYSE under the symbol “ARGOPrA.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares representing an interest in the Series A Preference Shares. Listing of the depositary shares does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the Series A Preference Shares except as represented by the depositary shares.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

American Stock Transfer & Trust Company, LLC will be the transfer agent and registrar and American Stock Transfer & Trust Company, LLC will also be the dividend disbursing agent and redemption agent, for the depositary shares representing an interest in the Series A Preference Shares.

Book-Entry; Delivery and Form

The depositary shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the depositary shares except in limited circumstances. The global securities will be issued to DTC, the depository for the depositary shares, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the depositary shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Neither we nor the underwriters take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.

When you purchase depositary shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the depositary shares on DTC’s records. You are the beneficial owner and your ownership interest will be recorded only in the direct (or indirect) participants’ records. DTC has no knowledge of your individual ownership of the depositary shares. DTC’s records only show the identity of the direct participants and the amount of the depositary shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.

We will wire dividend payments to DTC’s nominee and we will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.

Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.

It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preference shares on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Series A Preference Shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

Depositary shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the depositary shares to be represented by global securities.

If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the depositary shares at its corporate office.

TAX CONSIDERATIONS

The following is a discussion of material Bermuda, U.K. and U.S. federal income tax considerations that may be relevant to a prospective investor considering an investment in the depositary shares representing an interest in our Series A Preference Shares in connection with this offering.

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily residing in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

U.S. Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax considerations relating to the ownership and disposition of our depositary shares representing an interest in our Series A Preference Shares purchased in this offering. The statements of law or legal conclusions as to matters of U.S. federal income tax law included in this discussion are, subject to the limitations, qualifications and assumptions set forth below, the opinion of our counsel, Sidley Austin LLP. Statements herein regarding the beliefs, expectations and intentions of the Company represent the view of management and do not represent the opinions of counsel. The discussion is based on the Code, U.S. Treasury regulations, judicial decisions, administrative pronouncements, the U.S.-Ireland Treaty, the U.S.-U.K. Treaty and the income tax treaty between the U.S. and Bermuda (the “U.S.-Bermuda Treaty”), all as currently in effect. Such authorities are subject to change, possibly with retroactive effect. Any such change could result in U.S. federal income tax consequences that are materially different from those described below. Moreover, any change after this offering in any of the factual matters set forth in this prospectus supplement and the accompanying prospectus or in the conduct, practices or activities of the Company may affect the considerations discussed below. We are under no obligation to update the discussion to reflect future changes in law or changes in any of the foregoing factual matters that may later come to our attention.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to all prospective investors, some of which, such as dealers in securities, banks, thrifts or other financial institutions, insurance companies, regulated investment companies, accrual basis taxpayers subject to special tax accounting rules as a result of their use of financial statements, tax-exempt organizations, U.S. expatriates, non-U.S. persons who are engaged in a trade or business in the United States, persons that hold our depositary shares representing an interest in our Series A Preference Shares as part of a straddle, conversion transaction or hedge, persons deemed to sell our depositary shares representing an interest in our Series A Preference Shares under the constructive sale provisions of the Code, investors that are subject to the alternative minimum tax, investors whose functional currency is not the U.S. dollar, investors that are treated as partnerships for U.S. federal income tax purposes, investors that are not the beneficial owners of our shares, and investors that own, actually or under applicable constructive ownership rules, 10% or more of the total voting power or value of any class of our shares, may be subject to special rules. This discussion deals only with holders who purchase our depositary shares representing an interest in our Series A Preference Shares in connection with this offering and hold our depositary shares representing an interest in our Series A Preference Shares as a capital asset (within the meaning of Section 1221 of the Code) and does not deal with investors that also own common shares. If an entity treated as a partnership for U.S. federal income tax purposes holds our depositary shares representing an interest in our Series A Preference Shares, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our depositary shares representing an interest in our Series A Preference Shares, you are urged to consult your tax adviser regarding the consequences to you of the partnership’s ownership and disposition of our depositary shares representing an interest in our Series A Preference Shares.

This discussion does not address any U.S. federal tax laws other than U.S. federal income tax laws, any U.S. state or local tax laws or any non-U.S. tax laws. You are encouraged to consult your tax advisers concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local and non-U.S. laws from the ownership and disposition of our depositary shares representing an interest in our Series A Preference Shares. The conclusions expressed in the discussion below are not binding on the IRS or any court, and there is no assurance that the IRS or a court would not reach a contrary conclusion. No ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus supplement and the accompanying prospectus.

Treatment of Depositary Shares

Beneficial owners of our depositary shares representing an interest in our Series A Preference Shares will be treated as owners of the underlying Series A Preference Shares for U.S. federal income tax purposes. Accordingly, each beneficial owner of a depositary share representing an interest in our Series A Preference Shares will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of the Series A Preference Shares. References to our Series A Preference Shares in the remainder of this U.S. federal income tax discussion include the interests in our Series A Preference Shares represented by the depositary shares.

Taxation of Our Non-U.S. Companies

AGL and certain of its Non-U.S. Subsidiaries are treated as foreign corporations under the Code (together with AGL, the “Non-U.S. Companies”). Any Non-U.S. Company that is considered to be engaged in a trade or business in the United States generally will be subject to U.S. federal income taxation on a net basis on its income that is effectively connected with such U.S. trade or business (including a branch profits tax on the portion of its earnings and profits that is attributable to such income, subject to certain adjustments), unless otherwise provided under an applicable income tax treaty. In addition, a Non-U.S. Company generally will be subject to U.S. federal income taxation on a gross basis on certain U.S.-source income, and certain premiums earned on insurance with respect to U.S. risks, that are not effectively connected with a U.S. trade or business, unless otherwise provided under an applicable income tax treaty.

With exceptions noted below in “U.K. Treaty Benefits,” each of the Non-U.S. Companies currently intends to operate in a manner that will not cause it to be treated as being engaged in a trade or business within the United States. However, the enactment of the BEAT (discussed below), the reduction of the U.S. federal income tax rate applicable to corporations included in the Tax Act and other factors may cause some or all of the Non-U.S. Companies to conduct business differently. Moreover, there is considerable uncertainty as to when a foreign corporation is engaged in a trade or business within the United States, as the law is unclear and the determination is highly factual and must be made annually, and therefore there can be no assurance that the IRS will not successfully contend that a Non-U.S. Company that does not intend to be treated as engaged in a trade or business in the United States is nonetheless so engaged. If any of our Non-U.S. Companies were found to be engaged in a U.S. trade or business, it would be subject to U.S. federal income tax at a 21% rate on any income that is effectively connected to a U.S. trade or business and a 30% branch profits tax, except as described below with respect to the U.S.-Bermuda Treaty, the U.S.-U.K. Treaty, or the U.S.-Ireland Treaty. A Non-U.S. Company is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. AGL and Argo Re, Ltd. have in the past filed, and intend to continue to file, such returns for each tax year (on a protective basis or otherwise). As of our other operating Non-U.S. Companies have no material connection to the United States, we generally do not file protective returns with respect to them, but may choose to do so in the future if we perceive a material benefit in doing so. U.S. federal income tax, if imposed, would be based on effectively connected income and computed in a manner generally analogous to that applied to the income of a U.S. corporation, except as described below with respect to the U.S.-Bermuda Treaty, the U.S.-Ireland Treaty, or the U.S.-U.K. Treaty.

Bermuda Treaty Benefits

If any of our Non-U.S. Insurance Subsidiaries are entitled to the benefits of the U.S.-Bermuda Treaty for a given taxable year, they will not be subject to U.S. federal income tax on certain of their business profits for that year unless those business profits are attributable to a permanent establishment in the United States. Our Non-U.S. Insurance Subsidiaries currently intend to conduct their activities in such a manner as to avoid having a permanent establishment in the United States, but because the determination of whether a person has a permanent establishment in the United States is highly factual, and must be made annually, there can be no assurances that they will be successful in that regard.

An insurance enterprise resident in Bermuda whose shares are not traded on an exchange will be entitled to the benefits of the U.S.-Bermuda Treaty only if (1) more than 50% of its shares are beneficially owned, directly or indirectly, by any combination of individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make certain disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of the United States or Bermuda nor U.S. citizens. While Argo Re, Ltd. currently believes that it qualifies for the benefits of the U.S.-Bermuda Treaty, it cannot be predicted whether Argo Re, Ltd. or any of our other Non-U.S. Insurance Subsidiaries organized in Bermuda will take the position in any particular year that it qualifies for the benefits of the U.S.-Bermuda Treaty because it cannot be predicted whether its direct or indirect ownership will satisfy the requirements described above.

Irish Treaty Benefits

Under the U.S.-Ireland Treaty, Argo Ireland, if entitled to the benefits of the U.S.-Ireland Treaty, will not be subject to U.S. federal income tax on any income determined to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. In addition, withholding on dividends paid by our U.S. Subsidiaries to Argo Ireland will be reduced from a rate of 30% to a rate of 5% if Argo Ireland is entitled to benefits of the U.S.-Ireland Treaty. Argo Ireland will generally be entitled to the benefits of the U.S.-Ireland Treaty if at least 50% of the shares of AGL, measured by both vote and value, are owned by “qualified persons” (including individual Irish residents) or U.S. citizens or residents and 50% or less of each such company’s gross income for the relevant taxable period is paid or accrued directly or indirectly to persons who are not “qualified persons” or U.S. citizens or residents in the form of payments that are deductible for Irish income tax purposes . We cannot be certain that Argo Ireland will be eligible for U.S.-Ireland Treaty benefits because of factual and legal uncertainties regarding the residency and citizenship of AGL’s shareholders. Argo Ireland intends to conduct its activities in a manner so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

U.K. Treaty Benefits

Each of our Lloyd’s Companies is a member of Lloyd’s of London (“Lloyd’s”) and subject to a closing agreement between Lloyd’s and the IRS (the “Closing Agreement”). Pursuant to the terms of the Closing Agreement, all members of Lloyd’s, including our Lloyd’s Companies, are subject to U.S. federal income taxation. We believe that certain of our Lloyd’s Companies are entitled to the benefits of the U.S.-U.K. Treaty, and thereby qualify for beneficial treatment under the Closing Agreement, although that position is not certain. The Closing Agreement provides rules for determining the income considered to be attributable to the permanent establishment or U.S. trade or business.

Net Investment Income

Non-U.S. insurance corporations carrying on an insurance business within the United States may be treated under the Code as having a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such corporations. If, contrary to its intention, one of our Non-U.S. Insurance Subsidiaries is considered to be engaged in the conduct of an insurance business in the United States and is not entitled to the benefits of the U.S.- Bermuda Treaty, a significant portion of the company’s investment income could be subject to U.S. federal income tax. In addition, while the U.S.-Bermuda Treaty clearly applies to premium income, it is uncertain whether it applies to other income such as investment income. Because the law is not clear and the determination of what income is taxable in the United States is highly factual, there is no assurance that if such a company is considered to be engaged in the conduct of an insurance business in the United States, a significant portion of the company’s investment income would not be subject to U.S. federal income tax (including branch profits tax), even if the company is entitled to the benefits of the U.S.-Bermuda Treaty.

Withholding Tax

Non-U.S. corporations generally are subject to a 30% U.S. federal income tax (imposed on a gross basis and generally collected by withholding) on certain “fixed or determinable annual or periodical gains, profits and income” from sources within the United States that are not effectively connected with such non-U.S. corporation’s conduct of a U.S. trade or business. Such income includes certain distributions from U.S. corporations and certain interest on investments but does not include insurance premiums paid with respect to a contract that is subject to the excise tax described below. The U.S.-Ireland Treaty and the U.S.-U.K. Treaty provide for reduced rates of, or exemptions from, this tax on certain types of income.

If any of our corporate U.S. Subsidiaries makes a distribution to one of our Non-U.S. Companies (including Argo Ireland), the distribution will be treated as a dividend to which the 30% withholding tax will apply to the extent the distribution is paid out of the U.S. Subsidiary’s current or accumulated earning and profits, as determined for U.S. federal income tax purposes. We expect that Agro Ireland will qualify for a reduction in withholding tax on any such dividends under the U.S.-Ireland Treaty, provided that certain ownership and holding period requirements are met and it does not have a U.S. permanent establishment to which such dividends are attributable.

Excise Tax

The United States imposes an excise tax on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks located in the United States, except to the extent waived by an applicable tax treaty. The applicable tax rates are 4% for casualty insurance and 1% for reinsurance premiums.

Base Erosion and Anti-Abuse Tax

The BEAT operates as a minimum tax and is generally calculated as a percentage (10% for taxable years before 2026 and 12.5% thereafter) of the “modified taxable income” of an “applicable taxpayer.” Modified taxable income is calculated by adding back to a taxpayer’s regular taxable income the amount of certain “base erosion tax benefits” with respect to certain payments made to foreign affiliates, as well as the “base erosion percentage” of any net operating loss deductions. The BEAT applies only to the extent it exceeds a taxpayer’s regular corporate income tax liability (determined without regard to certain tax credits) and only in years in which the “base erosion percentage” exceeds a specified percentage. We have paid BEAT in prior years, and may pay BEAT liability in the future.

Taxation of U.S. Holders

For purposes of this discussion, you are a “U.S. holder” if, for U.S. federal income tax purposes, you are treated as a beneficial owner of our Series A Preference Shares and you are:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the law of the United States or any state thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions on our Series A Preference Shares

Subject to the discussions below relating to the potential application of the CFC and PFIC provisions, distributions on our Series A Preference Shares will constitute dividends for U.S. federal income tax purposes. Dividends paid with respect to our Series A Preference Shares will generally be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes. Further, any such dividends generally will not be eligible for a dividends received deduction for corporate shareholders. However, the “foreign source” portion of such dividends may be allowed as a deduction if received by a domestic corporation that is a 10% U.S. Shareholder (as defined below) of AGL.

Dividends paid with respect to our Series A Preference Shares to a U.S. holder that is treated for U.S. federal income tax purposes as an individual, a trust or an estate (a “non-corporate U.S. holder”) will be treated as “qualified dividend income” taxed at the preferential rates applicable to long-term capital gain if (i) the Series A Preference Shares are readily tradable on an established securities market in the United States (such as the NYSE, on which we intend to list the depositary shares and, if such application is approved, on which we expect the depositary shares will be traded), (ii) AGL is not a PFIC for the taxable year during which the dividend is paid and AGL was not a PFIC for the immediately preceding taxable year (see discussion below), (iii) the U.S. holder owns the Series A Preference Shares for more than 90 days in the 181-day period beginning 90 days before the date on which the Series A Preference Shares become ex-dividend (and does not enter into certain risk-limiting transactions with respect to the Series A Preference Shares), (iv) the U.S. holder is not under an obligation to make related payments with respect to positions in substantially similar or related property, and (v) the U.S. holder does not take the dividends into account as investment income for purposes of deducting investment interest. Dividends received by a non-corporate U.S. holder from AGL that are not treated as “qualified dividend income” will be taxed at ordinary income rates.

Special rules may apply to any “extraordinary dividend.” Generally, a dividend with respect to our Series A Preference Shares will be an extraordinary dividend if the amount of such dividend equals or exceeds 5% of your adjusted tax basis (or fair market value in certain circumstances) in such Series A Preference Shares (subject to certain aggregation rules). In addition, extraordinary dividends include dividends received within a one-year period that, in the aggregate, equal or exceed 20% of your adjusted tax basis (or fair market value). If you receive an extraordinary dividend on our Series A Preference Shares that is treated as qualified dividend income and you are a non-corporate U.S. holder, then any loss you recognize from a subsequent sale or exchange of such Series A Preference Shares will be treated as a long-term capital loss to the extent of such dividend.

Dividends paid with respect to our Series A Preference Shares to a non-corporate U.S. holder may also be subject to an additional 3.8% tax on net investment income, described below.

CFC Provisions

A non-U.S. corporation will be considered a CFC if, on any day of its taxable year, 10% U.S. Shareholders own (directly, indirectly through non-U.S. entities or constructively through the application of certain constructive ownership rules (“constructively”)) more than 50% of the total combined voting power of all classes of its voting stock or more than 50% of the total value of all of its stock. A “10% U.S. Shareholder” of an entity treated as a foreign corporation for U.S. federal income tax purposes is a U.S. person who owns (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total value of all classes of shares of the corporation or 10% or more of the total combined voting power of all classes of voting shares of the corporation. For purposes of taking into account certain insurance income, however, a non-U.S. corporation will be a CFC if more than 25% of the total combined voting power of all classes of its voting shares or more than 25% of the total value of all of its shares are owned by 10% U.S. Shareholders.

Any U.S. holder that is a 10% U.S. Shareholder of any of the Non-U.S. Companies must consult its own tax advisor regarding its investment in AGL. Except as discussed below with respect to related party insurance RPII, a U.S. holder that is not a 10% U.S. Shareholder of any of the Non-U.S. Companies is not expected to experience adverse U.S. federal income tax consequences under the CFC provisions regardless of whether any of the Non-U.S. Companies is treated as a CFC.

The Tax Act eliminated the prohibition on “downward attribution” from non-U.S. persons to U.S. persons under Section 958(b)(4) of the Code for purposes of determining constructive stock ownership under the CFC rules. As a result, our U.S. Subsidiaries are deemed to own all of the stock of the corporate Non-U.S. Subsidiaries for CFC purposes, other than possibly Argo Re, Ltd. and Argo Ireland. Further, if AGL or Argo Redirectly or indirectly own an interest in any U.S. entities treated as such for U.S. federal income tax purposes, such U.S. entities may be deemed to own all of the stock of Argo Re or Argo Ireland, respectively, for CFC purposes. Accordingly, the corporate Non-U.S. Subsidiaries (other than Argo Re and Argo Ireland) are currently treated as CFCs, and Argo Re and Argo Ireland may be so treated. The legislative history under the Tax Act suggests that this change was not intended to cause a foreign corporation to be treated as a CFC with respect to a 10% U.S. Shareholder that is not related to the U.S. persons receiving such downward attribution. However, it is not clear whether the IRS or a court would interpret the change made by the Tax Act in a manner consistent with such indicated intent. Moreover, no assurances can be provided that any of the Non-U.S. Companies would not be a CFC, even without regard to the downward attribution of stock from non-U.S. persons to U.S. persons, as such classification depends upon the identity and relationships of the beneficial owners of our equity securities, over which we have limited knowledge and control.

If any of the Non-U.S. Companies is treated as a CFC with respect to a 10% U.S. Shareholder who owns Series A Preference Shares directly, or indirectly through certain entities, on the last day in such company’s taxable year on which it is a CFC, that 10% U.S. Shareholder generally must include in its gross income for U.S. federal income tax purposes its pro rata share of such company’s “subpart F income,” even if the subpart F income is not distributed, and certain earnings and profits of such company that are invested in U.S. property. “Subpart F income” of a CFC typically includes, among other items, passive income such as interest and dividends as well as certain insurance and reinsurance income (including underwriting and investment income). The subpart F income of a CFC for any taxable year is limited to the CFC’s earnings and profits for the taxable year.

In addition, each person who is a 10% U.S. Shareholder of any CFC for a taxable year must include in gross income for U.S. federal income tax purposes such 10% U.S. Shareholder’s GILTI for the taxable year. In general, the GILTI with respect to a 10% U.S. Shareholder is the excess (if any) of its “net CFC tested income” over its “net deemed tangible income.” A 10% U.S. Shareholder’s “net CFC tested income” is generally equal to the excess of its pro rata share of the “tested income” of each CFC with respect to which it is a 10% U.S. Shareholder over its pro rata share of the “tested loss” of each such CFC. The “tested income” or “tested loss” of a CFC is generally determined by subtracting from the CFC’s gross income (excluding any subpart F income and certain other amounts) the amount of any deductions properly allocable to such gross income. If any of our Non-U.S. Companies is treated as a CFC with respect to a 10% U.S. Shareholder who owns Series A Preference Shares directly, or indirectly through certain entities, on the last day in such company’s taxable year on which it is a CFC, that 10% U.S. Shareholder must take into account its pro rata share of such company’s “tested income” or “tested loss” for purposes of determining the amount of GILTI that such 10% U.S. Shareholder must include in gross income.

The earnings and profits of a foreign corporation attributable to amounts which are, or have been, included in the gross income of a 10% U.S. Shareholder pursuant to the CFC provisions will not, when subsequently distributed to such 10% U.S. Shareholder (or, if certain requirements are met, other U.S. persons) directly or indirectly through a chain of certain entities be again included in the gross income of such 10% U.S. Shareholder (or other U.S. person).

If any of our Non-U.S. Companies is treated as a CFC with respect to a 10% U.S. Shareholder, the rules relating to PFICs generally would not apply to that 10% U.S. Shareholder with respect to its direct or indirect interest in such company.

Related Person Insurance Income—Special rules apply with respect to a CFC that earns RPII. For purposes of taking into account RPII, an entity treated as a foreign corporation for U.S. federal income tax purposes will be considered a CFC (a “RPII CFC”) if, on any day of its taxable year, U.S. persons who own (directly or indirectly through non-U.S. entities) any of its stock (each such person, a “RPII Shareholder”) own (directly, indirectly through non-U.S. entities or constructively) 25% or more of the total combined voting power of all classes of its voting stock or 25% or more of the total value of all of its stock.

The RPII of a RPII CFC is certain insurance and reinsurance income (including underwriting and investment income) attributable to a policy of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII Shareholder” or a “related person” to a RPII Shareholder. Generally, a person is a related person to a RPII Shareholder if the person controls or is controlled by the RPII Shareholder, or if the person is controlled by the same person or persons who control the RPII Shareholder. Control is defined for these purposes as direct or indirect ownership of more than 50% of the value or voting power of the stock of a person treated as a corporation for U.S. federal income tax purposes or more than 50% of the value of the beneficial interests in a person treated as a partnership, trust or estate for U.S. federal income tax purposes. Certain attribution rules apply for purposes of determining control.

The Non-U.S. Insurance Subsidiaries may derive income that is considered RPII. We believe that an exception, described below, under the RPII rules for CFCs with de minimis RPII currently applies to such Non-U.S. Insurance Subsidiaries, such that U.S. persons are not required to include any RPII in their gross income with respect to any of the Non-U.S.

Insurance Subsidiaries. However, no assurances can be provided that the exception will be met. Accordingly, no assurances can be provided that the adverse RPII consequences described herein will not apply to all U.S. persons that hold our Series A Preference Shares directly or indirectly through certain entities.

De Minimis RPII Exception—The RPII rules will not apply with respect to a Non-U.S. Insurance Subsidiary for a taxable year if its RPII (determined on a gross basis) is less than 20% of its insurance income (as so determined) for the taxable year, determined with certain adjustments. It is expected that this exception will apply to each of the Non-U.S. Insurance Subsidiaries, but because the Non-U.S Insurance Subsidiaries cannot be certain of their future ownership or their ability to obtain information about their direct or indirect shareholders to manage such ownership to ensure that each of the Non-U.S. Insurance Subsidiaries qualifies for this exception, there can be no assurance in this regard.

Apportionment of RPII to RPII Shareholders—If any of the Non-U.S. Insurance Subsidiaries does not qualify for the de minimis RPII exception described above for a taxable year and such company was a RPII CFC during that taxable year, then a RPII Shareholder that owns, directly or indirectly through certain entities, any Series A Preference Shares on the last day of that taxable year will be required to include in gross income the RPII Shareholder’s pro rata share of such company’s RPII for the entire taxable year, whether or not distributed, even if that RPII Shareholder did not own the Series A Preference Shares throughout the period. The RPII Shareholder’s share of the RPII for the taxable year will be determined as if all RPII were distributed proportionately only to RPII Shareholders at that date, but limited by each such RPII Shareholder’s share of such company’s current year earnings and profits as reduced by the RPII Shareholder’s share, if any, of certain prior-year deficits in earnings and profits. The RPII Shareholder may exclude from income the amount of any distributions by AGL of earnings and profits attributable to amounts which are, or have been, included in the gross income of the RPII Shareholder. A RPII Shareholder will not be able to exclude from income the amount of any distributions by AGL of earnings and profits attributable to RPII amounts which have been included in the gross income of any previous RPII Shareholders who owned, directly or indirectly through certain entities, the Series A Preference Shares owned, directly or indirectly through certain entities, by such RPII Shareholder if the RPII Shareholder is unable to identify the previous RPII Shareholders and demonstrate the amount of RPII that had previously been included in the gross income of the previous RPII Shareholders.

A RPII Shareholder who owns (directly or indirectly) Series A Preference Shares during a taxable year but not on the last day of a Non-U.S. Insurance Subsidiary’s taxable year is not required to include in gross income any part of such company’s RPII for that taxable year solely by reason of such ownership.

Uncertainty as to the Application of the RPII Provisions—The meaning of various RPII provisions and the application of those provisions to any of our Non-U.S. Insurance Subsidiaries is uncertain. Regulations interpreting the RPII provisions exist only in proposed form, and it is uncertain whether those regulations will be adopted in their proposed form (or at all) or whether changes or clarifications might be made to them. It is also uncertain whether any such changes or any interpretation or application of the RPII provisions by the IRS or the courts might have retroactive effect. In addition, there can be no assurance that the amount of RPII or the amounts of the RPII inclusions for any particular RPII Shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Prospective investors are urged to consult their tax advisers regarding the effects of these uncertainties and the application of the RPII provisions to them.

Basis Adjustments—A U.S. holder’s tax basis in our Series A Preference Shares will be increased by the amount of any of our Non-U.S. Companies’ subpart F income (including any RPII), earnings and profits invested in U.S. property and “tested income” (subject to various adjustments) that such U.S. holder includes in income under the CFC rules by reason of its ownership of such shares. A U.S. holder’s tax basis in our Series A Preference Shares will be reduced by the amount of any distributions on the Series A Preference Shares of previously taxed income that is excluded from the U.S. holder’s gross income. If such distributions exceed the U.S. holder’s tax basis in the Series A Preference Shares, the excess will be treated as gain from the sale or exchange of the Series A Preference Shares (see discussion below).

Tax-Exempt U.S. Holders—If a U.S. holder that is a tax-exempt organization is required to include in its gross income under the CFC rules any of the insurance income (including RPII) of any of our Non-U.S. Companies, such income will be unrelated business taxable income, which is subject to tax. Prospective investors that are tax-exempt organizations are urged to consult their tax advisers as to the potential impact of the unrelated business taxable income provisions of the Code on an investment in our Series A Preference Shares. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471, as described below.

Dispositions of Our Series A Preference Shares

Subject to the discussions below relating to redemptions and the potential application of Section 1248 of the Code and the PFIC rules, U.S. holders will generally recognize capital gain or loss on the sale or other taxable disposition of our Series A Preference Shares. If the holding period for the Series A Preference Shares sold or otherwise disposed of exceeds one year, any gain recognized by a non-corporate U.S. holder will be subject to tax at a maximum U.S. federal income tax rate of 20% and may also be subject to an additional 3.8% tax imposed on certain net investment income, as discussed below. With certain exceptions, any gain will be U.S. source gain and generally will be passive category income for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations.

Under Section 1248 of the Code, if a U.S. holder sells or exchanges Series A Preference Shares and the U.S. holder owned (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of AGL when AGL was a CFC at any time during the 5-year period ending on the date of the sale or exchange, then any gain recognized on the sale or exchange of the shares will be treated as a dividend to the extent of AGL’s earnings and profits (determined under U.S. federal income tax principles) attributable to the shares accumulated during the period that the U.S. holder held such shares while AGL was a CFC (with certain adjustments). Because the Series A Preference Shares generally are not entitled to vote, a U.S. holder that acquires Series A Preference Shares in this offering and does not own (directly, indirectly or constructively) any of our common shares is not expected to be treated as owning (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of AGL and, consequently, subject to the discussion of RPII below, Section 1248 of the Code is not expected to apply to any sales or exchanges of our Series A Preference Shares. However, because of the complexity of the attribution rules contained in the Code, there can be no assurance that this will be the case.

Section 953(c)(7) of the Code provides that the rules of Section 1248 of the Code will also apply to the sale or exchange of shares in a non-U.S. corporation by a U.S. person (regardless of whether the person owned (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total combined voting power of the voting stock of the non-U.S. corporation) if the non-U.S. corporation would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation and the non-U.S. corporation is (or would be but for certain exceptions) treated as a RPII CFC. If Section 1248 applies under such circumstances, gain on the disposition of shares in the non-U.S. corporation may be recharacterized as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII).

AGL does not directly engage in an insurance or reinsurance business, but our Non-U.S. Insurance Subsidiaries do. Existing proposed regulations do not address whether the provisions of Section 953(c)(7) of the Code may apply with respect to the sale of stock in a non-U.S. corporation that is not a RPII CFC but has a non-U.S. subsidiary that is a RPII CFC and that would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation. In the absence of legal authority to the contrary, there is a strong argument that this specific rule should not apply to a disposition of Series A Preference Shares because AGL is not itself directly engaged in the insurance business. However, there is no assurance that the IRS will not successfully assert that Section 953(c)(7) applies in such circumstances and thus may apply to the sale or exchange by a U.S. holder of our Series A Preference Shares. Prospective investors are urged to consult their tax advisers regarding the effects of these rules on a disposition of Series A Preference Shares.

Redemption of Our Series A Preference Shares

A redemption of our Series A Preference Shares will be treated under Section 302 of the Code as a dividend if we have sufficient earnings and profits (in which case the discussion in “—Distributions on Our Series A Preference Shares” generally would apply), unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange (in which case the discussion in “—Dispositions of Our Series A Preference Shares” generally would apply), subject to the discussion herein relating to the potential application of the CFC and PFIC rules. Under the relevant Code Section 302(b) tests, the redemption should be treated as a sale or exchange only if it (1) is “not essentially equivalent to a dividend,” (2) is substantially disproportionate or (3) constitutes a complete termination of the holder’s stock interest in us. Under published IRS guidance, the redemption of any Series A Preference Shares held by a holder that does not own any other class of our stock, actually or constructively, is considered to be “not essentially equivalent to a dividend” for purposes of the test in clause (1) above. In determining whether any of these tests are met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. It may be more difficult for a U.S. person who owns, actually or constructively by operation of the attribution rules, any of our other shares to satisfy any of the above requirements. The determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to a particular holder of Series A Preference Shares depends on the facts and circumstances as of the time the determination is made.

If a redemption of our Series A Preference Shares is treated as a distribution that is taxable as a dividend, a U.S. holder’s adjusted basis in the redeemed Series A Preference Shares will be transferred to our other equity securities that such U.S. holder owns. If such U.S. holder does not own any of our other equity securities, that basis may be transferred, under certain circumstances, to our other equity securities owned by a related person, or could be lost entirely. A U.S. holder should consult with its own tax advisor regarding the transfer of basis in the redeemed Series A Preference Shares.

PFIC Provisions

In general, a non-U.S. corporation will be a PFIC during a taxable year if (1) 75% or more of its gross income constitutes passive income or (2) 50% or more of its assets produce, or are held for the production of, passive income. For these purposes, passive income includes interest, dividends and other investment income, with certain exceptions. However, under an “active insurance” exception, income is not treated as passive if it is derived in the “active conduct” of an insurance business by a “qualifying insurance corporation.” The IRS recently proposed regulations providing guidance on the active insurance exception. The proposed regulations are not effective until adopted in final form.

A “qualifying insurance corporation” is a foreign corporation (A) which would be subject to tax under subchapter L (i.e., the provisions generally applicable to a domestic insurance company under the Code) if such corporation were a domestic corporation, and (B) the applicable insurance liabilities of which constitute more than 25% of its total assets. A non-U.S. corporation that owns at least 25% of the value of the stock of another corporation generally is treated as if it received directly its proportionate share of the income, and held its proportionate share of the assets, of the other corporation (the “look through” rule). We currently expect that the “applicable insurance liabilities” of each of our Non-U.S. Insurance Subsidiaries will constitute more than 25% of its assets and that each such company will be a “qualifying insurance corporation.”

Under the proposed regulations, whether a company is engaged in the “active conduct” of an insurance business is a facts and circumstances test. However, the proposed regulations introduce a “bright line” rule providing that the “active conduct” requirement is met if, and only if, the insurance company’s “active conduct percentage” is at least 50%. In general, a company’s active conduct percentage is determined by dividing the company’s aggregate expenses for certain insurance-related services of its officers and employees (and the officers and employees of certain affiliates) by the company’s aggregate expenses for such insurance-related services (including those paid to unaffiliated persons). The precise scope of expenses that should be taken into account in calculating the active conduct percentage is unclear.

The IRS has requested comments on several aspects of the proposed regulations. It is uncertain when the proposed regulations will be finalized, and whether the provisions of any final or temporary regulations will vary from the proposed regulations. We believe that AGL should not be, and currently do not expect AGL to to become, a PFIC for U.S. federal income tax purposes; however, we cannot assure you that the IRS will agree with this conclusion.

If AGL is considered a PFIC for U.S. federal income tax purposes, a U.S. holder that receives an “excess distribution” on our Series A Preference Shares or recognizes a gain on the disposition of our Series A Preference Shares generally will determine its U.S. federal income tax on such amounts by (1) allocating the excess distribution or gain ratably to each day in the U.S. holder’s holding period for the Series A Preference Shares, (2) including in gross income as ordinary income for the current year the amounts allocated to the current year or to years before AGL became a PFIC and (3) increasing the current year’s tax by the “deferred tax amount,” which is determined by multiplying the amounts allocated to each of the other taxable years by the highest rate of tax in effect for such taxable year (for the applicable class of taxpayers) to calculate the increases in taxes for each prior year, calculating an interest charge (at the rate applicable to underpayments of U.S. federal income tax for the relevant period) for the deemed deferral of such taxes from each prior year to the current year, and combining such increases in taxes and interest charges. In addition, a U.S. holder would be treated as owning a proportionate amount of any shares that AGL owns, directly or indirectly by application of certain attribution rules, in other PFICs (including Argo Re, Ltd. or Argo Ireland, if they are PFICs) and would be subject to the PFIC rules on a separate basis with respect to its indirect interests in any such PFICs. In general, a U.S. person that owns shares in a PFIC is treated as receiving an “excess distribution” from the PFIC if the distributions received by the U.S. person with respect to such shares in a taxable year exceed 125% of the average annual distributions received by the U.S. person in the three preceding taxable years (or, if shorter, the U.S. person’s holding period for the shares). In addition, a distribution paid by a PFIC to a U.S. person that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax as qualified dividend income.

If AGL is characterized as a PFIC, a U.S. holder may be able to mitigate the negative tax consequences described above if the U.S. holder makes a “qualified electing fund” election or “mark-to-market” election with respect to our Series A Preference Shares. However, such an election may itself have negative tax consequences to a U.S. holder. Further, we cannot commit to provide the information necessary for U.S. holders to make “qualified electing fund” elections, and a “mark-to-market” election may not mitigate any negative tax consequences with respect to PFICs directly or indirectly owned by AGL. U.S. holders should consult with their tax advisers regarding the availability and advisability of such elections (including a retroactive qualified electing fund election). As described above, if AGL were a PFIC for any taxable year and any of the other Non-U.S. Companies were also a PFIC, a U.S. holder generally would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. A U.S. holder would not be able to make a mark-to-market election with respect to stock of any lower-tier PFIC. In addition, a U.S. holder may be required to comply with other reporting requirements, regardless of the number of shares held, and whether or not a “qualified electing fund” or “mark-to-market” election is made.

U.S. holders are urged to consult their own tax advisers about the application of the PFIC rules, the advisability and availability of any elections (including a retroactive qualified electing fund election), and the additional reporting requirements described above.

Foreign Tax Credits

In the event that U.S. persons own (directly, indirectly through non-U.S. entities or constructively pursuant to certain stock option rules) 50% or more of the total combined voting power of all classes of our voting shares or 50% or more of the total value of our shares, a portion of the current income inclusions, if any, under the CFC and PFIC provisions and of any dividends paid by AGL (including any gain from the sale or other taxable disposition of Series A Preference Shares that is treated as a dividend under Code Section 1248) that otherwise would have been treated as non-U.S. source income may instead be treated as U.S. source income for purposes of computing a U.S. holder’s U.S. foreign tax credit limitation. Further, shareholders might be subject to limitations on their ability to utilize any excess foreign tax credits from other sources to reduce U.S. tax on any such income that is not treated as derived from U.S. sources.

Net Investment Income Tax

A 3.8% tax is imposed on all or a portion of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will include a U.S. holder’s share of dividends and gain on the sale or other taxable disposition of our Series A Preference Shares. Unless a U.S. holder elects otherwise or holds our Series A Preference Shares in connection with certain trades or businesses, the CFC and PFIC provisions generally will not apply for purposes of determining a U.S. holder’s net investment income.

Reporting Requirements for U.S. Holders

Form 926—A U.S. holder who transfers cash to AGL in exchange for Series A Preference Shares may be required to file Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) with the IRS if (1) immediately after the transfer, such U.S. holder holds, directly or indirectly, at least 10% of the total voting power or the total value of AGL or (2) the amount of cash transferred by such U.S. holder (or certain related persons) during the 12-month period ending on the date of the transfer exceeds $100,000.

Form 5471—A U.S. holder who is a 10% U.S. Shareholder or RPII Shareholder of any of our Non-U.S. Companies generally will be required to file Form 5471 (Information Return of U.S. Persons with Respect to Certain Foreign Corporations) with the IRS for one or more taxable years with respect to such company. This information return requires certain disclosures concerning the filing shareholder, other 10% U.S. Shareholders and such company.

Form 8621—A U.S. person that is a shareholder of a PFIC is required to file Form 8621 (Information Return by a Shareholder of a PFIC or Qualified Electing Fund) with the IRS. If AGL is a PFIC in any year, U.S. holders may be required to file Forms 8621 with the IRS with respect to AGL and any PFICs owned by AGL, directly or indirectly by application of certain attribution rules.

Form 8938—U.S. holders who are individuals may be required to file Form 8938 (Statement of Specified Foreign Financial Assets) with the IRS. A U.S. holder that is formed or availed of for purposes of holding, directly or indirectly, specified foreign financial assets may also be required to file this form.

Form 8992—A 10% U.S. Shareholder of a CFC generally is required to file Form 8992 (U.S. Shareholder Calculation of Global Intangible Low-Taxed Income (GILTI)) with the IRS.

Potential investors are urged to consult their tax advisers for advice regarding reporting on Forms 926, 5471, 8621, 8938 and 8992 and any other reporting requirements that may apply to their acquisition, ownership or disposition of our Series A Preference Shares. AGL is not obligated to provide U.S. holders with the information necessary to satisfy such reporting requirements. Failure to properly file such forms, if required, may result in the imposition of substantial penalties and an extension of the statute of limitations for the assessment of any U.S. federal income tax with respect to any tax return, event or period to which the information required to be reported on such forms relates.

Taxation of Non-U.S. Holders

For purposes of this discussion, you are a “Non-U.S. holder” if you are a beneficial owner of our Series A Preference Shares, you are not a U.S. holder and you are not treated as a partnership for U.S. federal income tax purposes.

Distributions on Our Series A Preference Shares

The distributions made on our Series A Preference Shares will be dividends for U.S. federal income tax purposes to the extent paid out of AGL’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Subject to the discussion below regarding FATCA, dividends in respect of our Series A Preference Shares will not be subject to U.S. federal income tax unless the dividends are effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business (and generally, if an income tax treaty applies, the dividends are attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. holder in the United States).

To the extent distributions exceed AGL’s current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a Non-U.S. holder’s basis in our Series A Preference Shares, but not below zero, and then will be treated as gain from the sale or exchange of our Series A Preference Shares (discussed below).

Dispositions of Our Series A Preference Shares

A Non-U.S. holder will not be subject to U.S. federal income tax on any gain or deemed dividend realized upon the sale or other taxable disposition of our Series A Preference Shares unless (1) such gain or deemed dividend is effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business (and generally, if an income tax treaty applies, the gain or deemed dividend is attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. holder in the United States) or (2) the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which such sale or other taxable disposition occurs and certain other conditions are met.

Gain or deemed dividends described in clause (1) immediately above will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.” During each taxable year, a Non-U.S. holder described in clause (2) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale or other taxable disposition, which may be offset by capital losses of the Non-U.S. holder during the taxable year allocated to U.S. sources.

A payment made in redemption of our Series A Preference Shares may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed above under “U.S. Holders—Redemption of Our Series A Preference Shares,” in which event the payment would be subject to tax as discussed above under “Taxation of our Non-U.S. Holders—Distributions on Our Series A Preference Shares.”

Effectively Connected Income

Any dividend with respect to, or gain recognized upon the sale or other taxable disposition of, our Series A Preference Shares that is effectively connected with a trade or business carried on by a Non-U.S. holder within the United States (and generally, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. holder in the United States) will be subject to U.S. federal income tax, based on the Non-U.S. holder’s net effectively connected income (or business profits attributable to a U.S. permanent establishment), generally in the same manner as if the Non-U.S. holder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes, such corporate Non-U.S. holder may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), subject to certain adjustments. Non-U.S. holders should consult their tax advisers regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with distributions on our Series A Preference Shares and the proceeds from a sale or other disposition of our Series A Preference Shares unless a shareholder establishes an exemption. A U.S. holder that does not establish such an exemption may be subject to U.S. backup withholding tax on such payments if the holder fails to provide its taxpayer identification number on IRS Form W-9 or otherwise comply with the backup withholding rules. A Non-U.S. holder may be required to provide a certification on an applicable IRS Form W-8 to establish an exemption from such information reporting and backup withholding. The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder will be allowed as a credit against the U.S. holder’s or Non-U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder or Non-U.S. holder to a refund provided that the required information is timely furnished to the IRS.

Changes in U.S. Tax Law

The tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance subsidiaries , and investors in such non-U.S. companies, has been significantly altered by the enactment of the Tax Act. There is significant uncertainty regarding how certain provisions of the Tax Act will be interpreted. Although some guidance has been provided, much of it is only in proposed form and further guidance may not be forthcoming. In addition, it is possible that a “technical corrections” bill may be enacted that could alter or clarify the Tax Act, and any such alterations or clarifications may have retroactive effect. The effect of any changes to, clarifications of or guidance under the Tax Act could add significant expense and have a material adverse effect on our results of operations or your investment in our Series A Preference Shares.

Finally, the tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance subsidiaries may be the subject of further legislation. No prediction can be made as to whether any particular proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on us. As such, we cannot assure you that future legislative, administrative or judicial developments will not result in an increase in the amount of U.S. tax payable by us or by an investor in our Series A Preference Shares or reduce the attractiveness of our products. If any such developments occur, our business, financial condition and results of operation could be materially and adversely affected and such developments could have a material and adverse effect on your investment in our Series A Preference Shares.

The U.S. federal income tax laws and interpretations, including those regarding whether a company is engaged in a U.S. trade or business (or has a U.S. permanent establishment) or is a PFIC, or whether U.S. persons would be required to include in their gross income the “subpart F income,” RPII, earnings invested in U.S. property or “tested income” of a CFC, are subject to change, possibly on a retroactive basis. Furthermore, new regulations or pronouncements interpreting or clarifying these or other rules may be forthcoming. No prediction can be made as to what effect, if any, any new guidance would have on an investor that is subject to U.S. federal income taxation.

FATCA Withholding

The U.S. tax provisions commonly known as FATCA impose a 30% withholding tax on certain payments of U.S. source income to (1) a “foreign financial institution” (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the IRS to, among other things, collect and disclose to the IRS certain information regarding its U.S. accounts or meets an applicable exception, and (2) a “non-financial foreign entity” (as defined in Section 1472(d) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, certifies that it has no such U.S. owners or meets an applicable exception.

CERTAIN BENEFIT PLAN AND INDIVIDUAL RETIREMENT PLAN CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the depositary shares and the underlying Series A Preference Shares by “employee benefit plans” (as defined in Section 3(3)) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) whether or not subject to Title I of ERISA, or any other plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Part 4 of Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the depositary shares and the underlying Series A Preference Shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the indicia of ownership, prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

The acquisition of the depositary shares and the underlying Series A Preference Shares by an ERISA Plan with respect to which we are or the underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the depositary shares and the underlying Series A Preference Shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan receives no less, nor pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the depositary shares and the underlying Series A Preference Shares are acquired by a purchaser, or thereafter.

Because of the foregoing, the depositary shares and the underlying Series A Preference Shares should not be purchased by any person investing “plan assets” of any Plan, unless such purchase will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the depositary shares and the underlying Series A Preference Shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase of the depositary shares and the underlying Series A Preference Shares.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms of an underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters has agreed severally but not jointly to purchase, the respective number of depositary shares shown opposite its name below:

Underwriters	Number of Firm Depositary Shares to be Purchased
Wells Fargo Securities, LLC	1,275,000
BofA Securities, Inc.	1,275,000
Morgan Stanley & Co. LLC	1,275,000
UBS Securities LLC	1,275,000
J.P. Morgan Securities LLC	637,500
Raymond James & Associates, Inc.	262,500

Total	6,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the depositary shares offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the depositary shares offered by this prospectus supplement if any of these depositary shares are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

Commissions and Expenses

The underwriters have advised us that they propose to offer the depositary shares directly to the public at the public offering price set forth on the cover of this prospectus supplement and may offer the depositary shares to selected dealers, which may include the underwriters, at such offering price less a concession not in excess of $0.50 per depositary share sold to retail investors and $0.30 per depositary share sold to institutional investors. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per depositary share sold to retail investors. After the commencement of the offering, the underwriters may change the offering price and other selling terms. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We will pay an underwriting discount of $0.7875 per depositary share for retail orders and $0.50 per depositary share for institutional orders. The following table shows the public offering price, the underwriting discount and proceeds before expenses to us.

	Per Depositary Share	Total
Public offering price	$25.00	$150,000,000.00
Underwriting discount	$0.783475	$4,700,850.00
Proceeds, before expenses, to us	$24.216525	$145,299,150.00

In addition, we will pay up to $125,000 to the underwriters to reimburse them for their legal fees in connection with the offering and any filings with FINRA. The expenses of the offering that are payable by us are estimated to be $1,210,000 (exclusive of underwriting discounts and the legal fees described in the preceding sentence).

No Sales of Similar Securities

We have agreed not to, directly or indirectly, issue, sell, offer to sell, grant any option for the sale or otherwise dispose of any series of preference shares or depositary shares or securities convertible into or exchangeable or exercisable for any series of preference shares or depositary shares for 30 days following the date of the underwriting agreement without first obtaining the consent of Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters. This agreement will not apply to issuances to raise funds as a result of a large loss event impacting our reinsurance or insurance portfolio or as necessary to maintain our existing ratings.

Listing and Trading

Prior to this offering, there has been no public market for the depositary shares. We will apply to list the depositary shares on the NYSE under the symbol “ARGOPrA” and expect trading in the depositary shares to begin within 30 days of July 9, 2020, the date of initial delivery. The underwriters intend to make a market in the depositary shares. However, the underwriters will have no obligation to make a market in the depositary shares, and may cease market-making activities, if commenced, at any time.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization and Short Positions

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the depositary shares, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the securities so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase in the offering, which creates a short position. The underwriters may reduce that short position by purchasing securities in the open market. A short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the security originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a decline in the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Conflicts of Interest

Affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are lenders under our term loan. Accordingly, affiliates of these underwriters will receive a portion of the net proceeds from this offering through the repayment of borrowings under our term loan.

As a result of the repayment of borrowings under our term loan, these underwriters (together with their affiliates and associated persons) may receive 5% or more of the net proceeds from this offering, not including underwriting compensation, and would thereby be deemed to have a “conflict of interest” under FINRA Rule 5121. Therefore, this offering is being conducted pursuant to the requirements of that rule. Morgan Stanley & Co. LLC has agreed to act as qualified independent underwriter for this offering and will not receive any additional fees for serving in that capacity. We have agreed to indemnify Morgan Stanley & Co. LLC for certain liabilities, including liabilities under the Securities Act. Pursuant to FINRA Rule 5121(c), any underwriter that has a conflict of interest pursuant to FINRA Rule 5121 will not confirm sales to accounts in which it exercises discretionary authority without the prior written consent of the customer.

Other Relationships

The underwriters and their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, insurance and reinsurance related brokering, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed, and may in the future perform, various commercial banking, investment banking and advisory services for Argo Group International Holdings, Ltd or its affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Argo Group International Holdings, Ltd. or its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

As described above under “—Conflicts of Interest,” affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are lenders under our term loan. In addition, BofA Securities, Inc. (as successor to Merrill Lynch, Pierce, Fenner & Smith Incorporated), Wells Fargo Securities, LLC and an affiliate of J.P. Morgan Securities LLC acted as joint bookrunners and joint lead arrangers under our term loan, affiliates of Wells Fargo Securities, LLC and BofA Securities, Inc. acted as co-syndication agents and an affiliate of J.P. Morgan Securities LLC acted as administrative agent thereunder.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own accounts and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of Argo Group International Holdings, Ltd. or its affiliates. Additionally, if any of the underwriters or their respective affiliates that has lending relationship with Argo Group International Holdings, Ltd., or its affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the depositary shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the depositary shares where action for that purpose is required. Accordingly, the depositary shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the depositary shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell the depositary shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the depositary shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the depositary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The depositary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Residents of Bermuda

To the extent that the depositary shares are offered and sold in or from Bermuda, such offer or sale will be made in accordance with the Investment Business Act 2003 of Bermuda.

Prohibition of Sales to European Economic Area and United Kingdom Retail Investors

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom (“U.K.”). For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares. Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA or in the U.K. has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA or in the U.K. may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the depositary shares in any Member State of the EEA or in the U.K. will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of depositary shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement has not been approved by an authorized person in the U.K. and is for distribution only to persons who (i) are outside the U.K. (ii) have professional experience in matters relating to investments (being investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (iii) are persons falling within Article 43(2) of the Financial Promotion Order, (iv) are persons falling within Article 49(2)(a) to (d) (inter alios, high net worth companies or unincorporated associations) of the Financial Promotion Order, or (v) are persons to whom an invitation or inducement to engage in investment activity within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. No part of this document should be published, reproduced, distributed or otherwise made available in whole or in part to any other person.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the depositary shares. The depositary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the depositary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other remarketing or marketing material relating to the depositary shares or this remarketing constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other remarketing or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the company, or the depositary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of depositary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of depositary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of depositary shares.

Notice to Prospective Investors in Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The depositary shares will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary shares which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the account or benefit of any Japanese Person or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the depositary shares are subscribed or purchased under Section 275 by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the depositary shares pursuant to an offer made under Section 275 of the SFA except:

(i) to an Institutional Investor, an Accredited Investor or other Relevant Person, or any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii) where no consideration is given for the transfer; or

(iii) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters relating to this offering, including the validity of the depositary shares offered hereby under Bermuda law, will be passed upon for us by Appleby (Bermuda) Limited, Hamilton, Bermuda. Certain legal matters relating to this offering will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Willkie Farr & Gallagher LLP, New York, New York. In addition, Willkie Farr & Gallagher LLP has in the past provided, and may continue to provide, legal services to the Company and its affiliates.

EXPERTS

The consolidated financial statements of Argo Group International Holdings, LTD appearing in Argo Group International Holdings, LTD’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Argo Group International Holdings, LTD’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 (File No. 333- 227478) that we have filed with the SEC, but the registration statement also contains additional information and exhibits.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the NYSE, 11 Wall Street, New York, New York 10005.

We are incorporating by reference into this prospectus supplement and the accompanying prospectus information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus, and any information filed with the SEC subsequent to the date of this prospectus supplement and the accompanying prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and accompanying prospectus. We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020 (“Annual Report”);

•	Definitive Proxy Statement on Schedule 14A for the 2020 Annual General Meeting of Shareholders filed with the SEC on March 16, 2020, as supplemented on March 26, 2020 and April 3, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020; and

•	Current Reports on Form 8-K, filed with the SEC on March 13, 2020, April 20, 2020, April 30, 2020, June 15, 2020 and July 6, 2020.

We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, until the termination or completion of this offering. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, after the date of this prospectus supplement and before the date that this offering is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to the Investor Relations, Argo Group International Holdings, Ltd., 90 Pitts Bay Road, Pembroke, HM08 Bermuda, or by telephone (441-296-5858). You may also obtain some of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus at our website, www.argolimited.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus supplement and the accompanying prospectus.

PROSPECTUS

Argo Group International Holdings, Ltd.

Common Shares

Preferred Shares

Debt Securities

Warrants

Units

Depositary Shares

Purchase Contracts

Hybrid Securities Combining Elements of the Foregoing

ARGO GROUP STATUTORY TRUST

Trust Preferred Securities

Fully and Unconditionally Guaranteed to the Extent Provided in this

Prospectus by Argo Group International Holdings, Ltd.

ARGO GROUP US, INC.

Debt Securities

Fully and Unconditionally Guaranteed to the Extent Provided in this

Prospectus by Argo Group International Holdings, Ltd.

Argo Group International Holdings, Ltd. may offer from time to time, in one or more offerings, any combination of its common shares, preferred shares, debt securities, warrants, units, depositary shares, purchase contracts and hybrid securities combining elements of the foregoing.

Additionally, Argo Group Statutory Trust (the “Capital Trust”), a Delaware statutory trust, may offer and sell trust preferred securities. Argo Group International Holdings, Ltd. will guarantee the payments of dividends and payments on liquidation or redemption of the trust preferred securities as described in this prospectus or in an applicable prospectus supplement. Argo Group International Holdings, Ltd. will own the trust interests represented by the common securities to be issued by the Capital Trust.

Argo Group US, Inc. (“Argo US”), a Delaware corporation, may offer, from time to time, debt securities. Argo Group International Holdings, Ltd. will fully and unconditionally guarantee all payment obligations due on the debt securities issued by Argo US, as described in this prospectus and in an applicable prospectus supplement.

Argo Group International Holdings, Ltd. may also allow certain of its securityholders to sell certain of their securities using this prospectus and a prospectus supplement.

Argo Group International Holdings, Ltd., the Capital Trust or Argo US, as the case may be, will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which Argo Group International Holdings, Ltd., the Capital Trust or Argo US will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

Argo Group International Holdings, Ltd., the Capital Trust or Argo US may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Net proceeds of Argo Group International Holdings, the Capital Trust or Argo US from the sale of securities also will be set forth in the applicable prospectus supplement.

Argo Group International Holdings, Ltd.’s common shares are listed on the New York Stock Exchange under the symbol “ARGO.”

See “Risk Factors” on page 3 of this prospectus to read about factors you should consider before investing in these securities.

Neither the United States Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (the “BMA”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a joint registration statement filed by Argo Group International Holdings, Ltd., the Capital Trust and Argo US with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, Argo Group International Holdings, Ltd., the Capital Trust, Argo US and selling securityholders may sell the securities described in this prospectus in one or more offerings in an amount to be determined on a future date and updated by way of a prospectus supplement.

This prospectus provides you with a general description of the securities that Argo Group International Holdings, Ltd., the Capital Trust, Argo US and selling securityholders may offer. Each time Argo Group International Holdings, Ltd., the Capital Trust or Argo US, as the case may be, use this prospectus to offer securities, Argo Group International Holdings, Ltd., the Capital Trust or Argo US, as the case may be, will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of the securities of Argo Group International Holdings, Ltd., the Capital Trust and Argo US, you should carefully read this prospectus and the applicable prospectus supplement. Together they give the specific terms of the securities that may be offered and sold pursuant to the joint registration statement to which this prospectus forms a part. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. None of Argo Group International Holdings, Ltd., the Capital Trust or Argo US has authorized anyone to provide you with different information. None of Argo Group International Holdings, Ltd., the Capital Trust or Argo US is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.

The permission of the BMA is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the BMA has granted a general permission. The BMA, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as the “Equity Securities” of the company (which includes our common shares) are listed on an “Appointed Stock Exchange” (which would include the New York Stock Exchange). The BMA and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

As noted above, for the purposes of Bermuda law, our shares are listed on an Appointed Stock Exchange (New York Stock Exchange) and, accordingly, under Bermuda law, it is not necessary to file this prospectus or any prospectus supplements with the Registrar of Companies or any other regulatory body in Bermuda.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars. All share amounts and per share data contained in this prospectus have been adjusted to reflect each of the 10% stock dividends of Argo Group International Holdings, Ltd. effected on June 15, 2016, March 16, 2015 and June 17, 2013, as well as the 15% stock dividend of Argo Group International Holdings, Ltd. effected on March 21, 2018.

The terms “Argo Group,” “Argo Holdings,” “we,” “us” and “our” as used in this prospectus refer to Argo Group International Holdings, Ltd. and its consolidated subsidiaries unless the context otherwise requires or as otherwise expressly set forth herein. References to the “Company” refer to Argo Group International Holdings, Ltd. References to the “Capital Trust” refer to Argo Group Statutory Trust. References to “Argo US” refer to Argo Group US, Inc. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

OUR COMPANY

We are an international underwriter of specialty insurance and reinsurance products in the property and casualty market. We target niches where we can develop a leadership position and which we believe will generate superior underwriting profits. Our growth has been achieved both organically through an operating strategy focused on disciplined underwriting and as a result of strategic acquisitions.

Our operations include two ongoing business segments: U.S. Operations and International Operations.

Our U.S. Operations segment is a leader in Excess and Surplus Lines, focusing on U.S.-based risks that the standard (admitted) market is unwilling or unable to underwrite due to the unique risk characteristics of the insureds or the lack of insurers willing to offer such coverage because of the perils involved, the nature of the business, or the insured’s loss experience. U.S. Operations also targets business classes and industries with distinct risk profiles that can benefit from specially designed insurance programs, tailored loss control and expert claims handling. This segment serves its targeted niche markets with a narrowly focused underwriting profile and specialized knowledge of the businesses it serves.

Our International Operations segment specializes in insurance and reinsurance risks worldwide through the broker market, focusing on specialty property insurance, property catastrophe reinsurance, primary/excess casualty and professional liability insurance. This segment includes a multi-class Lloyd’s Syndicate platform and under the umbrella of International Specialty business, a strong Bermuda trading platform and growing businesses in Continental Europe and Brazil.

Our principal executive offices are located at 110 Pitts Bay Road, Pembroke HM08, Bermuda, and our telephone number is (441) 296-5858.

ARGO GROUP STATUTORY TRUST

The Capital Trust is a statutory business trust created in August 2009 under Delaware law pursuant to (1) a declaration of trust executed by Argo Group International Holdings, Ltd., as sponsor of the Capital Trust, and the capital trustee for the Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on August 13, 2009. The trust declaration will be amended and restated in its entirety. The restated trust declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

The Capital Trust exists for the exclusive purposes of:

•	issuing and selling the trust preferred securities and common securities that represent undivided beneficial interests in the assets of the Capital Trust;

•	using the gross proceeds from the sale of the trust preferred securities and common securities to acquire a particular series of our junior subordinated debt; and

•	engaging in only those other activities necessary or incidental to the issuance and sale of the trust preferred securities and common securities.

Argo Group International Holdings, Ltd. will directly or indirectly own all of the common securities of the Capital Trust. The common securities of the Capital Trust will rank equally, and payments will be made thereon, pro rata, with the preferred securities of the Capital Trust, except that, if an event of default under the restated declaration has occurred and is continuing, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, we will, directly or indirectly, acquire common securities having an aggregate liquidation amount equal to at least 3% of the total capital of the Capital Trust. The Capital Trust is a legally separate entity.

Unless otherwise disclosed in the related prospectus supplement, the Capital Trust will have a term of at least 20 but not more than 50 years, but may dissolve earlier as provided by the restated declaration of the Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, the Capital Trust’s business and affairs will be conducted by the trustee(s) (the “Capital Trustee”), who will be appointed by Argo Group International Holdings, Ltd., as the direct or indirect holder of all of the trust common securities. The holder of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees. The duties and obligations of the Capital Trustee will be governed by the restated declaration of the Capital Trust.

Unless otherwise disclosed in the related prospectus supplement, the Capital Trustee of the Capital Trust will be a financial institution that is not affiliated with us and has a minimum amount of combined capital and surplus of not less than $50 million, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, the Capital Trustee of the Capital Trust (which may be the property trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware. We will pay all fees and expenses related to the Capital Trust and the offering of preferred securities and common securities.

The initial Capital Trustee of the Capital Trust will be Wilmington Trust Company, whose office is located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890. The principal executive office for the Capital Trust is c/o Argo Group US, Inc., 175 East Houston Street, Suite 1300, San Antonio, TX 78205. The telephone number of the Capital Trust is (210) 321-8400.

ARGO US

Argo US is a corporation formed in Delaware and is an indirect wholly owned subsidiary of Argo Group International Holdings, Ltd., and is a holding company for all of our United States subsidiaries. The principal executive office of Argo US is 175 East Houston Street, Suite 1300, San Antonio, TX 78205. The telephone number of Argo US is (210) 321-8400.

Copies of the amended and restated certificate of incorporation and bylaws of Argo US will be included as exhibits to the registration statement of which this prospectus is a part.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The applicable prospectus supplement for any securities Argo Group International Holdings, Ltd., the Capital Trust or Argo US may offer may contain a discussion of additional risks applicable to an investment in Argo Group International Holdings, Ltd., the Capital Trust or Argo US and the particular type of securities Argo Group International Holdings, Ltd., the Capital Trust or Argo US are offering under that prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of the U.S. federal securities laws. From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements set forth our current expectations or forecasts of future events. You can identify these statements by forward-looking words such as “expect,” “anticipate,” “intend,” “plan,” “project,” “anticipate,” “believe,” “do not believe,” “aim,” “may,” “should,” “could,” “would,” “target,” “on track,” “continued,” “seek,” “will,” “likely,” “assume,” “estimate,” “predict,” “potential,” “outlook,” “guidance,” “objective,” “trends,” “future benefits,” “strategies,” “goals” and similar words or expressions of a future or forward-looking nature.

The forward-looking statements are based on our current expectations and our beliefs concerning future developments and their potential effects on us. Forward-looking statements are not guarantees of our future performance and involve risks, uncertainties and assumptions that may cause our actual results, performance or achievement to differ materially from the expectations we describe in our forward-looking statements. There can be no assurance that actual developments will be those anticipated in our forward-looking statements.

You should not rely on forward-looking statements. You should be aware that the factors we discuss in “Risk Factors,” elsewhere in this prospectus and in the documents we incorporate by reference, could cause our actual results to differ from future results expressed or implied by any forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Ariel Re and other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors. In addition to causing our actual results to differ, these factors may cause our intentions to change from those that have been stated. Such changes in our intentions may also cause our actual results to differ. We may change our intentions at any time and without notice.

Forward-looking statements included or incorporated by reference in this prospectus, any applicable prospectus supplement or any document incorporated by reference are made as of the date of this prospectus, that prospectus supplement or such document incorporated by reference, as applicable, and we undertake no obligation to update them, except as required by law, whether as a result of new information, future events or otherwise

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of the securities by Argo Group International Holdings, Ltd. and Argo US for general corporate purposes, principally for working capital to support continued growth in our insurance operations. The Capital Trust will use all proceeds from the sale of trust preferred securities to purchase our debt securities. Unless otherwise indicated in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is a measure of our ability to cover fixed costs with current period earnings. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Six Months ending June 30, 2018	Year ended
		December 31, 2017	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013
Ratios of earnings to fixed charges	5.3:1	2.1:1	8.7:1	8.5:1	9.7:1	8.2:1

For the purposes of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before provision for income taxes, plus fixed charges. Fixed charges consist of net interest expense and an assumed rental interest factor.

DESCRIPTION OF SHARE CAPITAL

In this section, “we,” “us,” and “our” refer to Argo Group International Holdings, Ltd. and not any of Argo Group International Holdings, Ltd.’s subsidiaries.

We were incorporated as an exempted company limited by shares under the Bermuda Companies Act of 1981, as amended (the “Companies Act”). Accordingly, the rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws. Our authorized share capital (capital stock) is 500,000,000 common shares par value $1.00 per share and 30,000,000 preferred shares par value $1.00 per share. No preferred shares are currently outstanding. References in this prospectus to our bye-laws refer to the Amended and Restated Bye-Laws of Argo Group International Holdings, Ltd.

Preferred Shares

We may issue preferred shares in one or more series, as described below. The following briefly summarizes the provisions of our bye-laws that would be important to holders of our preferred shares. The following description may not be complete and you should refer to our amended and restated memorandum of association and bye-laws (copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part), any applicable certificate of designation, preferences and rights or similar document, and any applicable resolution of our board of directors for complete information regarding the terms of the class or series of preferred shares described in a prospectus supplement.

The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here. As you read this section, please remember that the specific terms of your series of preferred shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred shares.

Reference to a series of preferred shares means all of the preferred shares issued as part of the same series under a certificate of designations filed as part of our restated articles of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Authorized Preferred Shares

Our board of directors is empowered, without approval of our stockholders, to cause the preferred shares to be issued in one or more series, with the numbers of shares of each series and the powers, preferences and rights, and qualifications, limitations or restrictions of the series to be determined by it.

The prospectus supplement relating to the particular series of preferred shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred shares;

•	the title, designation of number of shares and stated value of the preferred shares;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

When we issue and receive payment for preferred shares, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to pay additional funds. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred shares, each series of preferred shares will rank on a parity in all respects with each other series of preferred shares and prior to our common shares as to dividends and any distribution of our assets.

The rights of holders of the preferred shares offered may be adversely affected by the rights of holders of any other preferred shares that may be issued in the future. Our board of directors may cause preferred shares to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue preferred shares may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Common Shares

Subject to any preferred shares created by our board of directors, each outstanding common share is entitled to such dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends.

Subject to the adjustment regarding voting set forth in “Voting Adjustments” below, each holder of our common shares is entitled to one vote for each common share and does not have any right to cumulate votes in the election of directors. In the event of our liquidation, dissolution or winding-up, holders of our common shares will be entitled to receive on a pro-rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred shares. Holders of our common shares are not entitled to preemptive, redemption, or sinking fund rights. When we issue and receive payment for common shares, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds.

As of September 20, 2018, we had 33,953,076 outstanding common shares.

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company.

Our common shares are listed on the New York Stock Exchange under the symbol “ARGO.” The common shares currently issued and outstanding are fully paid and non-assessable.

Certain Provisions of Our Bye-laws

The following briefly summarizes the provisions of our bye-laws. The following description may not be complete and you should refer to our bye-laws, a copy of which is or will be included or incorporated by reference in the registration statement of which this prospectus forms a part, for a complete understanding of them. The following summary is qualified in its entirety by reference to our bye-laws.

Voting Adjustments

Under our bye-laws, the voting power of all shares is automatically adjusted to the extent necessary so that there is no 9.5% U.S. Member (as defined below), provided that no one Member (as defined below) owns greater than 75% of the voting power of the issued shares of the Company determined without applying the following voting power adjustments or eliminations. Our board of directors shall from time to time, including prior to any time at which a vote of Members is taken, take all reasonable steps necessary to ascertain, through communications with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.5% U.S. Member (as defined below). In the event that a Tentative 9.5% U.S. Member exists, the aggregate votes conferred by shares held by a Member and treated as Controlled Shares (as defined below) of that Tentative 9.5% U.S. Member shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Member will constitute less than 9.5% of the voting power of all issued and outstanding shares. In applying the previous sentence where shares held by more than one Member are treated as Controlled Shares of such Tentative 9.5% U.S. Member, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages (as defined below), provided that, in the event of a tie, the reduction shall apply pro rata to such Members. The votes of Members owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Member shall, in the aggregate, be increased by the same number of votes subject to reduction as described above provided however that no shares shall be conferred votes to the extent that doing so will cause any person to be treated as a 9.5% U.S. Member. Such increase shall be apportioned to all such Members in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Member.

The adjustments of voting power described above shall apply repeatedly until there would be no 9.5% U.S. Member. Our board of directors may deviate from any of the principles described above and determine that shares held by a Member shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Member or (2) to avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries, or any direct or indirect shareholder or its affiliates.

In addition, our board of directors may adjust a shareholder’s voting rights to the extent that our board of directors determines that it is necessary in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its affiliates, provided that no adjustment pursuant to this sentence shall cause any person to become a 9.5% U.S. Member.

“Attribution Percentage” means, with respect to a Member, the percentage of the Member’s shares that are treated as Controlled Shares of a Tentative 9.5% U.S. Member.

“Controlled Shares” means all shares of the Company directly, indirectly or constructively owned by a person as determined pursuant to sections 957 and 958 of the Internal Revenue Code of 1986, as amended, of the United States (the “Code”), and the Treasury Regulations promulgated thereunder.

“Member” means a duly registered holder from time to time of the shares in the capital of the Company.

“9.5% U.S. Member” means a U.S. Person whose Controlled Shares constitute nine and one half percent (9.5%) or more of the voting power of all issued shares of the Company and who generally would be required to recognize income with respect to the Company under section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in section 957 of the Code and if the ownership threshold under section 951(b) of the Code were 9.5%.

“Tentative 9.5% U.S. Member” means a U.S. person that, but for adjustments or restrictions on exercise of the voting power of shares as described above, would be a 9.5% U.S. Member.

Our board of directors also has the authority under our bye-laws to request from any direct or indirect shareholder such information as may be reasonably requested for the purpose of determining whether any holder’s voting rights are to be adjusted pursuant to the bye-laws. If a shareholder fails to respond to such a request or submits incomplete or inaccurate information in response to such a request, our board of directors, in its sole discretion, may determine that such holder’s shares shall carry no voting rights until otherwise determined by our board of directors.

Restrictions on Transfer

Our bye-laws provide that if our board of directors determines that share ownership by any shareholder may result in any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its affiliates, then it may decline to approve or register or permit the registration of such transfer of shares. In addition, our board of directors may in its absolute discretion decline to register a transfer of any share to more than four joint holders.

In addition, each transfer must comply with current BMA permission or have specific permission from the BMA. Transfers must be by instrument unless otherwise permitted by the Companies Act.

If our board of directors refuses to register a transfer in accordance with our bye-laws, it shall send written notice to the proposed transferor and transferee within 120 days after the date on which the transfer was delivered to the Company. The bye-laws also provide that our board of directors may suspend the registration of transfers at such time and for such periods as our board of directors may determine, provided that they may not suspend the registration of transfers for more than 30 days in any year.

Anti-Takeover Effects of Bye-laws

Provisions of our bye-laws may delay or make more expensive or difficult unsolicited acquisitions or changes of our control. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our board of directors or current management without their agreement. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interests and the best interests of our stockholders.

Our bye-laws provide that our board of directors shall consist of not less than three nor more than thirteen directors, as determined by the Company by ordinary resolution, divided into three approximately equal classes (Class I, Class II, and Class III). Our board of directors currently is comprised of three class I directors whose term will expire at our 2020 annual general meeting, four class II directors whose term will expire at our 2021 annual general meeting and four class III directors whose term will expire at our 2019 annual general meeting. Nominations to our board of directors other than those made by our board of directors must be delivered to or mailed and received at the Company not less than 60 days prior to a general meeting of our shareholders. Directors may be removed, with or without cause, prior to the expiration of such director’s term at a meeting of shareholders, provided that such director is given notice before the meeting and is given the opportunity to be heard at such meeting. The appointment or removal of a director requires the simple majority of votes entitled to vote thereon, represented in person or by proxy, at the general meeting at which the proposal is put forth. A special general meeting of shareholders may be convened by our board of directors or at the request of shareholders holding at the date of the delivery of the written notice of not less than 10% of the paid-up voting share capital of Argo Group.

As described above, any U.S. person owning, directly, indirectly or by attribution, more than 9.5% of our common shares will have the voting rights attached to such common shares reduced so that it may not exercise more than 9.5% of the total voting rights.

As described above, our board of directors also may decline to register the transfer of any shares if it believes that the transfer may expose us, any subsidiary of the Company, or any direct or indirect holder of shares or its affiliates to non-de minimis adverse tax, legal, or regulatory treatment or if any share is be to transferred to more than four joint holders. A transferor of our shares will be deemed to own the shares until the name of the transferee is entered on our register of members.

Subject to any resolution of our shareholders to the contrary, our board of directors shall have the power to appoint any person as a director to fill a casual vacancy on our board of directors, provided that the number of directors so appointed shall not exceed any maximum number determined by our shareholders in a general meeting of our shareholders and may also fill any vacancy caused by the removal of a director by our shareholders, provided that our shareholders have not elected or appointed any director at the meeting at which the director was removed or passed a resolution to the contrary.

Any amendment to our bye-laws or our memorandum of association shall be approved by our board of directors and decided on by an ordinary resolution of our shareholders.

Restrictions on Ownership Under Insurance Laws

The application of various insurance laws in the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled will be a significant deterrent to any person interested in acquiring control. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common shares, unless the applicable insurance regulatory authorities determine otherwise.

Pursuant to the Bermuda Insurance Act 1978 and its related regulations, a shareholder or prospective shareholder is responsible for notifying the BMA in writing of his becoming a shareholder controller, directly or indirectly, of 10%, 20%, 33% or 50% of Argo Group and ultimately its Bermudian insurance subsidiary, Argo Re Ltd. (“Argo Re”), within 45 days of becoming such a shareholder controller. Argo Re is also required to notify the BMA in the event of any person becoming or ceasing to be a controller (being a managing director, chief executive or other person in accordance with whose directions or instructions the directors of Argo Re are accustomed to act, including any person who holds, or is entitled to exercise, 10% or more of the voting shares or voting power or is able to exercise a significant influence over the management of Argo Re) or officer of the company. The BMA may serve a notice of objection on any controller of Argo Re if it appears to the BMA that the person is no longer fit and proper to be such a controller.

Differences in Corporate Law

The Companies Act, which applies to us, differs in certain material respects from laws generally applicable to corporations formed under U.S. state laws and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us that differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

Interested Directors. Bermuda law provides that if a director has a personal interest in a transaction to which the company is also a party and if the director discloses the nature of this personal interest at the first opportunity, either at a meeting of directors or in writing to the directors, then the company will not be able to declare the transaction void solely due to the existence of that personal interest and the director will not be liable to the company for any profit realized from the transaction. In addition, under Bermuda law, after a director has made the declaration of interest referred to above, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting. Under Delaware law such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed to or are known by the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed to or are known by the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Mergers and Similar Arrangements. The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. We may, with the approval of a majority of the then outstanding shares entitled to vote on such matter, amalgamate or merger with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation or merger, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals and the burden is on the dissenting shareholder to prove unfairness, not merely that the scheme is open to criticism. Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or by or in the right of the Company, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, or supposed duties, with or for Argo Group, except that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers. Pursuant to our bye-laws (which are governed by Bermuda law), we shall indemnify our directors and officers against all actions, costs, charges, losses, damages and expenses incurred or sustained by such person by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts; provided that such indemnification shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Inspection of Corporate Records. Members of the general public have the right to inspect our public documents at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented at the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers, which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.

DESCRIPTION OF ARGO GROUP DEBT SECURITIES

The following description of the debt securities sets forth certain general terms and provisions of such debt securities to which this prospectus and any prospectus supplement may relate, and such description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable indentures, including the supplemental indentures or officers’ certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. We may issue senior debt securities or subordinated debt securities under indentures with a trustee to be chosen by us and qualified to act under the Trust Indenture Act of 1939, as amended. In addition, we may issue junior subordinated debt securities to the Capital Trust in connection with the issuance of trust preferred securities and common securities by the Capital Trust.

The material provisions of the Argo Group indentures are summarized below. The summary is not complete. Our senior debt securities are to be issued under an indenture (the “Argo Group senior indenture”), the form of which is filed as an exhibit to this registration statement of which this prospectus forms a part. Our subordinated debt securities are to be issued under an indenture (the “Argo Group subordinated indenture”), the form of which is filed as an exhibit to this registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to herein, collectively, as the “Argo Group indentures” and each, individually, as an “Argo Group indenture.” You should read the Argo Group indentures for provisions that may be important to you. In this section, references to “we,” “us” and “our” refer only to Argo Group International Holdings, Ltd. and not to any of its subsidiaries unless the context otherwise requires.

Because we have included only a summary of the material indenture terms, you must read the Argo Group indentures (including any supplemental indenture or officers’ certificate filed with respect thereto) in full to understand every detail of the terms of the debt securities.

General

We may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The senior debt securities will be unsecured and unsubordinated obligations and will rank equally and ratably with our other unsecured and unsubordinated obligations. The subordinated debt securities will be unsecured obligations and will be subordinated in right of payment, as set forth in the Argo Group subordinated indenture, to the prior payment in full of our existing and future senior indebtedness.

Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued only in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

•	the designation of debt securities, including CUSIP numbers if available;

•	the aggregate principal amount of such debt securities and any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates or the method or methods, in any, by which such date or dates will be determined on which the principal of any of the debt securities will be payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

•	any right we may have to defer payments of interest on the debt securities;

•	whether, and to what extent, the debt securities will be subordinated in right of payment to other of our indebtedness;

•

the place or places where the principal of and any premium and interest on any of such debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•

the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•

the obligation, if any, we have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which we will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

•	the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if the amount of principal, premium, if any, or interest on any of the debt securities may be determined with reference to an index, the manner in which such amounts will be determined;

•	if other than the currency of the United States, the currency, currencies or currency units in which the principal, premium, if any, or interest on any of the debt securities will be payable;

•

if the principal, premium, if any, or interest on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, premium, if any, and interest on the debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable;

•	if other than the entire principal amount thereof, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

•

if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the applicable indentures, including the principal amount which will be due and payable upon any maturity, other than the stated maturity, or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

•

if the debt securities will be issued in whole or in part in the form of a book-entry security as described in the section of this prospectus captioned “Description of Argo Group Debt Securities—Global Debt Securities,” the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

•

any material United States federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•

any material Bermuda tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any proposed listing of the debt securities on a securities exchange;

•	the applicability of the provisions described in the section of this prospectus captioned “Description of Argo Group Debt Securities—Defeasance and Covenant Defeasance”;

•

any deletions from, modifications of or additions to the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

•	any deletions from, modifications of or additions to the covenants applicable to any debt securities; and

•

any other terms of the debt securities or the guarantees, which terms may modify or delete any provision of the applicable indentures insofar as it applies to such series; provided that no term of the Argo Group indentures may be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the indenture trustee shall have been consented to in writing by the indenture trustee.

We may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement will describe the U.S. federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. “Original issue discount securities” means any debt security which provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an event of default.

The Argo Group indentures do not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture.

Global Debt Securities

Notes may be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary” or “DTC”) and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the global securities may be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

Investors may elect to hold interests in the global securities through the Depositary, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Except as described below, the global securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

So long as the Depositary or its nominee is the registered owner of the global securities, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global securities for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in the global securities will not be entitled to have notes represented by the global securities registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the owners or holders thereof under the applicable indenture.

Principal and interest payments on notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the global securities. None of Argo Group, the trustee, any paying agent, or registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global securities or for maintaining, supervising, or reviewing any records relating to those beneficial interests.

We expect that the Depositary or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The participants are responsible for the standing instructions and customary practices governing beneficial interests.

The Depositary and the direct and indirect participants will send notices and communications to direct and indirect participants and beneficial owners, as the case may be, in accordance with the arrangements governing their relationships, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”). DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the debt securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. The trustee and we will treat DTC or its nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent, and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct or indirect DTC participants, which will then contact you as a beneficial holder.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. Direct and indirect DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

As DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, make payments to and solicit votes from you, the ultimate owner of debt securities, based on their customary practices. Payments to you with respect to your beneficial interest in any debt securities will be the responsibility of the direct and indirect DTC participants and not of DTC, the trustee or us.

Individual certificates in respect of the notes will be issued in exchange for the global securities only if:

•

DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the global securities, or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after we receive such notice from DTC or upon our becoming aware that DTC is no longer so registered; or

•	we determine not to have the notes represented by a global security and notify the trustee of our decision.

In the event that individual certificates are issued, holders of the notes will be able to receive payments (including principal and interest) on the notes and effect transfer of the notes at the offices of our paying agent.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Furthermore, DTC has no obligation to perform or continue to perform the procedures described above, and may discontinue or change those procedures at any time.

Events of Default

With respect to a series of debt securities, any one of the following events will constitute an event of default under the applicable indenture:

•	our failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

our failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

•	certain events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default provided with respect to debt securities of that series.

If any event of default occurs and continues, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, to be due and payable immediately by a notice in writing to us, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. If an event of default occurs involving our bankruptcy, insolvency or reorganization, the principal amount of all outstanding securities under the applicable indenture will be due and payable immediately without any action on the part of the trustee or the holders. After acceleration, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

The prospectus supplement relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

Each indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

A holder of any series of debt securities will not have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•

the holders of at least 25 percent in principal amount of the debt securities of each affected series then outstanding (treated as separate classes) have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee;

•

the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of each series affected (with all such series voting as a single class) a direction inconsistent with such request; and

•	the trustee has not instituted proceedings within 60 days.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on their debt security on or after the respective due dates.

We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the applicable indenture and as to any default.

Modification and Waiver

We and the indenture trustee may, subject to obtaining any required consents with respect thereto, change or supplement an indenture without the consent of any holders with respect to certain matters, including:

•	to cure any ambiguity, defect or inconsistency in such indenture;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

•	to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets or obligations under such indenture;

•	to establish the form or terms of any series of debt securities as permitted by the applicable indenture;

•	to conform the terms of any series of debt securities to the description of the debt securities in the offering documents for such securities; and

•	to add to any of our covenants for the benefit of holders of debt securities of any series.

In addition, under the Argo Group indentures, we and the indenture trustee may add, change or eliminate any provisions of the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected, provided that the following actions require the consent of each holder affected:

•	changing the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•

reducing the principal amount of, or the premium, if any, or interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

•	changing the currency of payment of principal of, premium, if any, or interest on any debt security;

•	impairing the right to institute suit for the enforcement of any payment on any debt security on or at the stated maturity thereof, or in the case of redemption, on or after the redemption date; or

•

reducing the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the applicable indenture, except a default in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, if any taxes, assessments or other governmental charges are imposed by the jurisdiction, other than the United States, where we or any of our respective successors (a “payor”), is organized or otherwise considered to be a resident for tax purposes, any jurisdiction, other than the United States, from or through which the payor makes a payment on the debt securities, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “relevant tax jurisdiction”) in respect of any payments under the debt securities, the payor will pay to each holder of the debt securities, to the extent it may lawfully do so, such additional amounts as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such debt securities to which such holder is entitled; provided, however, the payor will not be required to make any payment of additional amounts for or on account of:

(1)

any tax, assessment or other governmental charge which would not have been imposed but for (I) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the relevant tax jurisdiction (other than by reason of the mere ownership of, or receipt of payment under, the notes) including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (II) the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(2)	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(3)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, the debt security;

(4)

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the notes to comply with a request of the payor addressed to the holder (a) to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or beneficial holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant tax jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(5)	any combination of the above.

nor will additional amounts be paid with respect to any payment of the principal of, or any premium or interest on, any notes to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the relevant tax jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or limited liability company or beneficial owner who would not have been entitled to such additional amounts had it been the holder of such notes.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to us, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “—Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Consolidation, Merger and Sale of Assets

We may not consolidate with, merge into or amalgamate with any other company or entity or sell, assign, transfer, lease or otherwise convey all or substantially all its assets to another company or entity, unless:

•

in the case we consolidate or amalgamate with or merge into another person or sell, assign, transfer, lease or otherwise convey all or substantially all our assets, the person formed by that consolidation or into which we are merged or the person which acquires all or substantially all our assets expressly assumes our obligations on the debt securities under a supplemental indenture and, with respect to Argo Group senior indenture, is a corporation, partnership, trust or limited liability company organized under the laws of the United States of America, any State or territory thereof or the District of Columbia, Bermuda, Cayman Islands, Barbados or any other country or state (including under the law of any political subdivision thereof) which is on the date of the applicable indenture a member of the Organization for Economic Cooperation and Development;

•	immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	we or the successor have delivered to the trustee an officers’ certificate and an opinion of counsel stating compliance with these provisions.

Defeasance and Covenant Defeasance

The Argo Group indentures provide, unless otherwise indicated in the prospectus supplement relating to that particular series of debt securities, that, at our option, we:

•

will be discharged from any and all obligations in respect of the debt securities of any series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies, hold moneys for payment in trust and make payments of the type described under “Payment of Additional Amounts” above in this section (sometimes referred to as “legal defeasance”); or

•

need not comply with certain restrictive covenants of the indenture, including those described in the section of this prospectus captioned, “Certain Covenants of Argo Group,” and the occurrence of an event described in the fourth bullet point in the section of this prospectus captioned “Event of Default” will no longer be an event of default (sometimes referred to as “covenant defeasance”);

in each case, if we deposit, in trust, with the trustee money or U.S. government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series.

We may establish this trust only if, among other things:

•

no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the applicable indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 90th day after the date of the deposit;

•

the deposit will not cause the trustee to have any conflicting interest with respect to any other of our securities or results in the trust arising from the deposit to constitute, unless it is qualified as, a “regulated investment company”;

•

the defeasance will not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound; and

•

we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit or defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above for legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the applicable indenture.

If we fail to comply with our remaining obligations under the applicable indenture after a covenant defeasance of such indenture with respect to the debt securities of any series and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

Governing Law

The Argo Group indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Certain Covenants of Argo Group

Unless otherwise specified in the prospectus supplement, the following covenant will apply to the senior debt securities issued by us.

Limitation on Liens. We shall not, and shall not permit any of our restricted subsidiaries to, issue, assume, incur or enter into a guarantee of any indebtedness for borrowed money secured by a mortgage, pledge, lien, encumbrance or other security interest, directly or indirectly, upon any voting shares of a restricted subsidiary without effectively providing that the senior debt securities (and if we so elect, any other indebtedness of ours ranking on a parity with the senior debt securities) shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as such indebtedness remains outstanding. This restriction shall not apply to permitted liens.

The following are the meanings of terms that are important in understanding the restrictive covenant described above:

•

“subsidiary” means any corporation, partnership or other entity of which at the time of determination (and not dependent upon the happening of a contingency) Argo US or Argo Group International Holdings, Ltd., as applicable, owns or controls directly or indirectly more than 50% of the shares of voting shares.

•

“restricted subsidiary” means any future or present subsidiary of Argo Group International Holdings, Ltd. the consolidated total assets of which constitute 20 percent or more of the consolidated total assets of Argo Group International Holdings, Ltd.

•

“consolidated total assets” means, in respect of us, as of any date of determination, the amount of total assets shown on our consolidated balance sheet delivered to the trustee under the terms of the Argo Group senior indenture, which shall be the balance sheet contained in the most recent annual or quarterly report filed with the Securities and Exchange Commission.

•

“permitted liens” means (i) pledges, mortgages, liens, encumbrances or other security interests existing on the date the senior debt securities are issued; (ii) pledges, mortgages, liens, encumbrances or other security interests on any property or any indebtedness of a person existing at the time the person becomes a subsidiary (whether by acquisition, merger or consolidation) which were not incurred in anticipation thereof; (ii) pledges, mortgages, liens, encumbrances or other security interests in favor of us or our subsidiaries; (iii) pledges, mortgages, liens, encumbrances or other security interests existing at the time of acquisition of the assets encumbered thereby which were not incurred in anticipation of such acquisition; (iv) purchase money pledges, mortgages, liens, encumbrances or other security interests which secure indebtedness that does not exceed the cost of the purchased property; and (v) pledges, mortgages, liens, encumbrances or other security interests on real property acquired after the date on which the notes are first issued which secure indebtedness incurred to acquire such real property or improve such real property so long as (A) such indebtedness is incurred on the date of acquisition of such real property or within 180 days of the acquisition of such real property; (B) such pledges, mortgages, liens, encumbrances or other security interests secure indebtedness in an amount no greater than the purchase price or improvement price, as the case may be, of such real property so acquired; and (C) such pledges, mortgages, liens, encumbrances or other security interests do not extend to or cover any property of ours or any restricted subsidiary other than the real property so acquired.

•

“voting shares” means shares of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the corporation in question, provided that, for the purposes hereof, shares which carry only the right to vote conditionally on the happening of an event shall not be considered voting shares whether or not such event shall have happened.

Subordination of Subordinated Debt Securities

The subordinated debt securities of each series will, to the extent set forth in the Argo Group subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness with respect to such series. Upon any payment or distribution of the assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness with respect to the subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of subordinated debt securities of such series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such senior indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of ours being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding.

By reason of such subordination, in the event of liquidation or insolvency, holders of senior indebtedness with respect to the subordinated debt securities of any series and holders of other obligations that are not subordinated to such senior indebtedness may recover more ratably than the holders of the subordinated debt securities of such series.

Subject to the payment in full of all senior indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such senior indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the senior indebtedness with respect to the subordinated debt securities of such series have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of any series may be made by us (1) if any senior indebtedness with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any senior indebtedness with respect to such series has been accelerated because of a default.

The Argo Group subordinated indenture does not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities of any series, but subordinate to our other obligations. The senior debt securities will constitute senior indebtedness with respect to the subordinated debt securities of each series under the Argo Group subordinated indenture.

Under the Argo Group subordinated indenture, “senior indebtedness” includes all of our obligations to pay principal, premium and interest:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

The following types of indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness we owe to a subsidiary of ours;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities; and

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business.

The Argo Group subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

Debt Warrants

We may issue, together with other securities or separately, warrants for the purchase of debt securities (“debt warrants”). The debt warrants are to be issued under debt warrant agreements (each a “debt warrant agreement”) to be entered into between us and a bank or trust company, as debt warrant agent (the “debt warrant agent”), all as set forth in the applicable prospectus supplement. The debt warrant agent will act solely as our agent in connection with the debt warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of debt warrants. Copies of the forms of debt warrant agreements and the forms of warrant certificates (the “debt warrant certificates”) will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of debt warrant agreements and debt warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the debt warrant agreements and the debt warrant certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. In this section, references to “we,” “us” and “our” refer only to Argo Group International Holdings, Ltd. and not to any of its subsidiaries unless the context otherwise requires.

General

If we offer debt warrants, the applicable prospectus supplement will describe their terms, which may include the following:

•	the title of the debt warrants

•	the aggregate number of debt warrants;

•	the price or prices at which, and the period during, the debt warrants will be issued;

•	any provisions for changes or adjustments in the exercise price;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which the principal amount of debt securities may be purchased;

•	the date on which the right to exercise the debt warrants shall commence and the date on which the right shall expire;

•	the maximum or minimum number of the debt warrants that may be exercised at any time;

•	the current amount of debt warrants outstanding;

•	if applicable, a discussion of any material Bermuda tax considerations;

•	a discussion of any material United States federal income tax considerations;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•	the antidilution provisions of the debt warrants;

•	whether the debt securities purchasable upon exercise of the debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations;

•	whether the debt warrants represented by the debt warrant certificate will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase the principal amount of debt securities at the exercise price determinable in the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business of the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

We may issue, together with other securities or separately, warrants for the purchase of common shares or preferred shares (“stock warrants”). The stock warrants are to be issued under stock warrant agreements (each a “stock warrant agreement”) to be entered into between us and a bank or trust company, as stock warrant agent (the “stock warrant agent”), all as set forth in the applicable prospectus supplement. The stock warrant agent will act solely as our agent in connection with the stock warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of stock warrants. Copies of the forms of stock warrant agreements and the forms of warrant certificates (the “stock warrant certificates”) will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of stock warrant agreements and stock warrant certificates does not purport to be complete and is subject to, and are qualified in their entirety by reference to, all the provisions of the stock warrant agreements and the stock warrant certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

If we offer warrants for the purchase of common shares and/or preferred shares, the applicable prospectus supplement will describe their terms, which may include the following:

•	the offering price of the stock warrants, if any;

•	if applicable, the designation and terms of the common shares or preferred shares with which the warrants are issued, and the number of the warrants issued with each common share or preferred share;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the procedures and conditions relating to the exercise of the stock warrants;

•	the number of common shares or preferred shares purchasable upon exercise of each stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the stock warrants shall commence and the date on which the right shall expire (the “expiration date”);

•	if applicable, a discussion of any material Bermuda tax considerations;

•	a discussion of any material United States federal income tax considerations;

•	call provisions of the stock warrants, if any;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	anti-dilution provisions of the stock warrants, if any; and

•	any other terms of the stock warrants.

The common shares or preferred shares issuable upon the exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable.

Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of the common shares or preferred shares purchasable upon such exercise, and will not be entitled to any dividend payments on the common shares or preferred shares purchasable upon such exercise.

Exercise of Stock Warrants

Each stock warrant will entitle the holder to purchase for cash the number of common shares or preferred shares at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the stock warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of common shares or preferred shares purchasable upon such exercise. The applicable prospectus supplement may provide for net settlement of share warrants whereby the cash payment due upon exercise of the warrants will be deemed paid through adjustment of the number of shares to be issued upon exercise of the warrants. If less than all of the stock warrants represented by the stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable.

The exercise price payable and the number of common shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preferred shares, respectively, or a combination, subdivision or reclassification of common shares or preferred shares, respectively. In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants may be required until cumulative adjustments require an adjustment of at least 1% thereof.

DESCRIPTION OF UNITS

Argo Group may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of common shares or preferred shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered. In this section, references to “we,” “us” and “our” refer only to Argo Group International Holdings, Ltd. and not to any of its subsidiaries unless the context otherwise requires.

General

We may issue depositary shares that represent common shares or preferred shares. The common shares or preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable common shares or preferred shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the common shares or preferred shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

We may, at our option, elect to offer fractional shares of common shares or preferred shares, rather than full common shares or preferred shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a common share or a share of a particular series of common shares or preferred shares as described below.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited common shares or preferred shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited common shares or preferred shares to the record holders of depositary shares relating to the common shares or preferred shares, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Shares

Subject to Bermuda law, if a series of common shares or preferred shares represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of common shares or preferred shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the common shares or preferred shares so redeemed. Whenever we redeem common shares or preferred shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing common shares or preferred shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of common shares or preferred shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of common shares or preferred shares on the basis described in an applicable prospectus supplement for such series of common shares or preferred shares, but holders of whole common shares or preferred shares will not thereafter be entitled to deposit the common shares or preferred shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole common shares or preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Common Shares or Preferred Shares

Upon receipt of notice of any meeting at which the holders of any series of deposited common shares or preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of common shares or preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of common shares or preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the common shares or preferred shares represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of common shares or preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the common shares or preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing the common shares or preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing common shares or preferred shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of common shares or preferred shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the common shares or preferred shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each preferred share has been converted into other preferred shares or has been exchanged for debt securities; or

•	a final distribution in respect of the common shares or preferred shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Argo Group.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of common shares or preferred shares and any redemption of the common shares or preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited common shares or preferred shares.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, common shares or preferred shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

In this section, references to “we,” “us” and “our” refer only to Argo Group International Holdings, Ltd. and not to any of its subsidiaries unless the context otherwise requires. We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our common shares, preferred shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common shares, preferred shares or depositary shares. The number and price per share of our common shares, preferred shares or depositary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be entered into separately or as a part of a share purchase unit that consists of (a) a share purchase contract; (b) warrants; and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other share purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, common shares, preferred shares or depositary shares under the share purchase contract. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any share purchase contract or share purchase unit and will contain a discussion of certain U.S. federal income tax considerations and special considerations applicable to the share purchase contracts and share purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

In this section, references to “we,” “us” and “our” refer only to Argo Group International Holdings, Ltd. and not to any of its subsidiaries unless the context otherwise requires. The restated declaration, which will be restated prior to the issuance of any securities of the trust, will authorize the trustees of the Capital Trust to issue on behalf of the Capital Trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the restated declaration or made part of the restated declaration by the Trust Indenture Act.

If the Capital Trust offers trust preferred securities, the applicable prospectus supplement will describe their terms, which may include the following:

•	the distinctive designation of trust preferred securities;

•	the number of trust preferred securities issued by the Capital Trust;

•

the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the Capital Trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•

whether distributions on trust preferred securities issued by the Capital Trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the Capital Trust will be cumulative;

•

the amount or amounts that will be paid out of the assets of the Capital Trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the Capital Trust;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

•

the obligation, if any, of the Capital Trust to purchase or redeem trust preferred securities issued by the Capital Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the Capital Trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•

the voting rights, if any, of trust preferred securities issued by the Capital Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the restated declaration; and

•

any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the Capital Trust that are consistent with the restated declaration or applicable law.

Pursuant to the restated declaration, the institutional trustee will own our debt securities purchased by the Capital Trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the Capital Trust, and payments upon redemption of trust preferred securities or liquidation of the Capital Trust, will be guaranteed by Argo Group International Holdings, Ltd. to the extent described below under “Trust Guarantees.”

Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, the Capital Trust will also issue one series of trust common securities. The restated declaration will authorize the administrative trustee(s) of the Capital Trust to issue on behalf of the Capital Trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the restated declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the Capital Trust will be substantially identical to the terms of the trust preferred securities issued by the Capital Trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the restated declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of the Capital Trust will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the institutional trustee.

Trust Guarantees

Below is a summary of information concerning the trust guarantees that will be executed and delivered by us, at various times, for the benefit of the trust preferred securities holders. The applicable prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below and otherwise set out the status of the trust guarantee. This summary does not describe all exceptions and qualifications contained in the trust indenture or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. In this section, references to “we,” “us” and “our” refer only to Argo Group International Holdings, Ltd. and not to any of its subsidiaries unless the context otherwise requires.

General. We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of the Capital Trust, the trust guarantee payments (as defined below), except to the extent paid by the Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the Capital Trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable Capital Trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the Capital Trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the Capital Trust will have funds legally available;

•	the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust preferred securities called for redemption by the Capital Trust; and

•

upon a liquidation of the Capital Trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the Capital Trust, the lesser of:

•

the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Capital Trust will have funds legally available; and

•	the amount of assets of the Capital Trust remaining available for distribution to the holders of the Capital Trust’s trust preferred securities in liquidation of the Capital Trust.

Covenants of Argo Group. In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the Capital Trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the restated declaration, we will not do any of the following:

•	declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our share capital;

•

make any payment of the principal of and any premium and interest on or repay, purchase or redeem any debt securities issued by us which rank pari passu or junior to the debt securities owned by the Capital Trust; and

•	make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

However, even during such circumstances, we may:

•

purchase or acquire our share capital in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

•	reclassify our share capital or exchange or convert one class or series of our share capital for another class or series of our share capital;

•	purchase fractional interests in our share capital pursuant to the conversion or exchange provisions of such share capital or the security being converted or exchanged;

•	declare dividends or distributions in our share capital, including cash or share dividends paid by us which consist of the shares of the same class as that on which any dividend is being paid;

•	redeem or purchase any rights pursuant to a rights agreement; and

•	make payments under the trust guarantee related to the trust preferred securities.

Amendment and Assignment. Except regarding any changes that do not adversely affect the rights of trust preferred securities holders of the Capital Trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

Termination of the Trust Guarantees. Each trust guarantee will end as to the trust preferred securities issued by the Capital Trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our debt securities held by the Capital Trust to the trust preferred securities holders; or

•	full payment of the amounts payable in accordance with the restated declaration upon liquidation of the Capital Trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the Capital Trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the institutional trustee to be held for the benefit of the trust preferred securities of the applicable Capital Trust. The institutional trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the Capital Trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the institutional trustee.

If the institutional trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable Capital Trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable Capital Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the Capital Trust, and by complete performance of all obligations under the trust guarantee.

Governing Law. Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Expenses of the Capital Trust

Subject to Bermuda law, we will agree to pay all of the costs, expenses or liabilities of the Capital Trust, other than obligations of the Capital Trust to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

DESCRIPTION OF ARGO US DEBT SECURITIES AND DEBT GUARANTEES

The following description of the debt securities of Argo US sets forth certain general terms and provisions of such debt securities to which this prospectus and any prospectus supplement may relate, and such description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Argo US indentures, including the supplemental indentures or officers’ certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. Argo US may issue senior debt securities or subordinated debt securities under indentures with a trustee to be chosen by Argo US and qualified to act under the Trust Indenture Act of 1939, as amended.

The material provisions of the Argo US indentures are summarized below. The summary is not complete. The senior debt securities of Argo US are to be issued under an indenture dated as of September 25, 2012, among Argo Group International Holdings, Ltd., Argo US and Wells Fargo Bank, National Association, as Trustee (the “Argo US senior indenture”), the form of which is filed as an exhibit to this registration statement of which this prospectus forms a part. The subordinated debt securities of Argo US are to be issued under an indenture (the “Argo US subordinated indenture”), the form of which is filed as an exhibit to this registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to herein, collectively, as the “Argo US indentures” and each, individually, as an “Argo US indenture.” You should read the Argo US indentures for provisions that may be important to you.

Because we have included only a summary of the material indenture terms, you must read the Argo US indentures (including any supplemental indenture or officers’ certificate filed with respect thereto) in full to understand every detail of the terms of the Argo US debt securities.

General

Argo US may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The senior debt securities will be unsecured and unsubordinated obligations and will rank equally and ratably with the other unsecured and unsubordinated obligations of Argo US. The subordinated debt securities will be unsecured obligations and will be subordinated in right of payment, as set forth in the Argo US subordinated indenture, to the prior payment in full of the existing and future senior indebtedness of Argo US.

Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by Argo US for that purpose. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued only in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but Argo US may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Argo US will prepare a prospectus supplement for each series of debt securities that it issues. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

•	the designation of debt securities, including CUSIP numbers if available;

•	the aggregate principal amount of such debt securities and any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates or the method or methods, in any, by which such date or dates will be determined on which the principal of any of the debt securities will be payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

•	any right Argo US may have to defer payments of interest on the debt securities;

•	whether, and to what extent, the debt securities will be subordinated in right of payment to other of Argo US’s indebtedness;

•

the place or places where the principal of and any premium and interest on any of such debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of Argo US;

•

the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•

the obligation, if any, of Argo US to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which Argo US will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

•	the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if the amount of principal, premium, if any, or interest on any of the debt securities may be determined with reference to an index, the manner in which such amounts will be determined;

•	if other than the currency of the United States, the currency, currencies or currency units in which the principal, premium, if any, or interest on any of the debt securities will be payable;

•

if the principal, premium, if any, or interest on any of the debt securities is to be payable, at Argo US’s election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, premium, if any, and interest on the debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable;

•	if other than the entire principal amount thereof, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

•

if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the applicable indentures, including the principal amount which will be due and payable upon any maturity, other than the stated maturity, or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

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if the debt securities will be issued in whole or in part in the form of a book-entry security as described in the section of this prospectus captioned “Description of Argo US Debt Securities and Debt Guarantees—Global Debt Securities,” the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

•

any material United States federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any proposed listing of the debt securities on a securities exchange;

•	the applicability of the provisions described in the section of this prospectus captioned “Description of Argo US Debt Securities and Debt Guarantees—Defeasance and Covenant Defeasance”;

•

any deletions from, modifications of or additions to the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

•	any deletions from, modifications of or additions to the covenants applicable to any debt securities; and

•

any other terms of the debt securities or the guarantees, which terms may modify or delete any provision of the applicable indentures insofar as it applies to such series; provided that no term of the Argo US indentures may be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the indenture trustee shall have been consented to in writing by the indenture trustee.

Argo US may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement will describe the U.S. federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. “Original issue discount securities” means any debt security which provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an event of default.

The Argo US indentures do not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and Argo US is not limited in any respect in its ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture.

Guarantees

The payment obligations of Argo US pursuant to the debt securities will be fully and unconditionally guaranteed by Argo Group International Holdings, Ltd. None of the subsidiaries of Argo Holdings (other than Argo US) will guarantee or have an obligation in respect of the debt securities.

Global Debt Securities

Notes and the related guarantees may be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary” or “DTC”) and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the global securities may be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

Investors may elect to hold interests in the global securities through the Depositary, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Except as described below, the global securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

So long as the Depositary or its nominee is the registered owner of the global securities, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global securities for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in the global securities will not be entitled to have notes represented by the global securities registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the owners or holders thereof under the applicable indenture.

Principal and interest payments on notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the global securities. None of Argo US, the trustee, any paying agent, or registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global securities or for maintaining, supervising, or reviewing any records relating to those beneficial interests.

We expect that the Depositary or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The participants are responsible for the standing instructions and customary practices governing beneficial interests.

The Depositary and the direct and indirect participants will send notices and communications to direct and indirect participants and beneficial owners, as the case may be, in accordance with the arrangements governing their relationships, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the debt securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. The trustee and we will treat DTC or its nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent, and we (including Argo US) will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by Argo US directly to DTC, which will, in turn, inform the direct or indirect DTC participants, which will then contact you as a beneficial holder.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. Direct and indirect DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

As DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, make payments to and solicit votes from you, the ultimate owner of debt securities, based on their customary practices. Payments to you with respect to your beneficial interest in any debt securities will be the responsibility of the direct and indirect DTC participants and not of DTC, the trustee or us.

Individual certificates in respect of the notes will be issued in exchange for the global securities only if:

•

DTC notifies Argo US that it is unwilling or unable to continue as a clearing system in connection with the global securities, or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after Argo US receives such notice from DTC or upon its becoming aware that DTC is no longer so registered; or

•	Argo US determines not to have the notes represented by a global security and notifies the trustee of its decision.

In the event that individual certificates are issued, holders of the notes will be able to receive payments (including principal and interest) on the notes and effect transfer of the notes at the offices of Argo US’s paying agent.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Furthermore, DTC has no obligation to perform or continue to perform the procedures described above, and may discontinue or change those procedures at any time.

Events of Default

With respect to a series of debt securities, any one of the following events will constitute an event of default under the applicable indenture:

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

failure by Argo US or Argo Group International Holdings, Ltd., as applicable, to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

•	certain events involving the bankruptcy, insolvency or reorganization or Argo US or Argo Group International Holdings, Ltd. or certain of its subsidiaries; or

•	any other event of default provided with respect to debt securities of that series.

If any event of default occurs and continues, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, to be due and payable immediately by a notice in writing to Argo US and Argo Group International Holdings, Ltd., and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. If an event of default occurs involving the bankruptcy, insolvency or reorganization or Argo US or Argo Group International Holdings, Ltd., the principal amount of all outstanding securities under the applicable indenture will be due and payable immediately without any action on the part of the trustee or the holders. After acceleration, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

The prospectus supplement relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

Each indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless the holders offer the trustee indemnity. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

A holder of any series of debt securities will not have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•

the holders of at least 25 percent in principal amount of the debt securities of each affected series then outstanding (treated as separate classes) have made written request, and offered indemnity, to the trustee to institute such proceeding as trustee;

•

the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of each series affected (with all such series voting as a single class) a direction inconsistent with such request; and

•	the trustee has not instituted proceedings within 60 days.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on their debt security on or after the respective due dates.

We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the applicable indenture and as to any default.

Modification and Waiver

Argo US, Argo Group International Holdings, Ltd. and the indenture trustee may, subject to obtaining any required consents with respect thereto, change or supplement an indenture without the consent of any holders with respect to certain matters, including:

•	to cure any ambiguity, defect or inconsistency in such indenture;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

•	to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets or obligations under such indenture;

•	to establish the form or terms of any series of debt securities as permitted by the applicable indenture;

•	to conform the terms of any series of debt securities to the description of the debt securities in the offering documents for such securities; and

•	to add to any of our covenants for the benefit of holders of debt securities of any series.

In addition, under the Argo US indentures, Argo US, Argo Group International Holdings, Ltd. and the indenture trustee may add, change or eliminate any provisions of the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected, provided that the following actions require the consent of each holder affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•

reduce the principal amount of, or the premium, if any, or interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

•	change the currency of payment of principal of, premium, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or at the stated maturity thereof, or in the case of redemption, on or after the redemption date;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	except as expressly permitted in the indentures, modify the guarantee for such debt securities in a manner that adversely affects the holders of such debt securities.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by Argo US with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the applicable indenture, except a default in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Consolidation, Merger and Sale of Assets

Neither Argo US nor Argo Group International Holdings, Ltd. may consolidate with or merge into or amalgamate with any other company or entity or sell, assign, transfer, lease or otherwise convey all or substantially all its assets to another company or entity, unless:

•

in the case Argo US or Argo Group International Holdings, Ltd. consolidates or amalgamates with or merges into another person or sells, assigns, transfers, leases or otherwise conveys all or substantially all of its assets, the person formed by that consolidation or into which Argo US or Argo Group International Holdings, Ltd. is merged or the person which acquires all or substantially all its assets expressly assumes our obligations on the debt securities under a supplemental indenture, and, with respect to the Argo US senior indenture, is a corporation, partnership, trust or limited liability company organized under the laws of the United States of America, any State or territory thereof or the District of Columbia, Bermuda, Cayman Islands, Barbados or any other country or state (including under the law of any political subdivision thereof) which is on the date of the applicable indenture a member of the Organization for Economic Cooperation and Development;

•	immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•

Argo US or Argo Group International Holdings, Ltd. (as applicable) or the successor have delivered to the trustee an officer’s certificate and an opinion of counsel stating compliance with these provisions.

Defeasance and Covenant Defeasance

The Argo US indentures provide, unless otherwise indicated in the prospectus supplement relating to that particular series of debt securities, that, at our option, Argo US and Argo Group International Holdings, Ltd.:

•

will be discharged from any and all obligations in respect of the debt securities and the related guarantees of any series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies, hold moneys for payment in trust and make payments of the type described under “Payment of Additional Amounts” above in this section (sometimes referred to as “legal defeasance”); or

•

need not comply with certain restrictive covenants of the indenture, including those described in the section of this prospectus captioned, “Certain Covenants of Argo US,” and the occurrence of an event described in the fourth bullet point in the section of this prospectus captioned “Event of Default” will no longer be an event of default (sometimes referred to as “covenant defeasance”);

in each case, if Argo US or Argo Group International Holdings, Ltd. deposits, in trust, with the trustee money or U.S. government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series.

We may establish this trust only if, among other things:

•

no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the applicable indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 90th day after the date of the deposit;

•

the deposit will not cause the trustee to have any conflicting interest with respect to any other of our securities or results in the trust arising from the deposit to constitute, unless it is qualified as, a “regulated investment company”;

•

the defeasance will not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which Argo US or Argo Group International Holdings, Ltd. is a party or by which it is bound; and

•

Argo US has delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit or defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above for legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the applicable indenture.

If Argo US or Argo Group International Holdings, Ltd. fails to comply with its remaining obligations under the applicable indenture after a covenant defeasance of such indenture with respect to the debt securities of any series and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. Argo US and Argo Group International Holdings, Ltd. will, however, remain liable for those payments.

Governing Law

The Argo US indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Certain Covenants of Argo US

Unless otherwise specified in the prospectus supplement, the following covenants will apply to the senior debt securities issued by Argo US.

Limitation on Liens. Argo Group International Holdings, Ltd. shall not, and shall not permit its restricted subsidiaries to, issue, assume, incur or enter into a guarantee of any indebtedness for borrowed money secured by a mortgage, pledge, lien, encumbrance or other security interest, directly or indirectly, upon any voting shares of a restricted subsidiary without effectively providing that the senior debt securities (and if Argo US or Argo Group International Holdings, Ltd. so elects, any other indebtedness of Argo US or Argo Group International Holdings, Ltd. ranking on a parity with the senior debt securities) shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as such indebtedness remains outstanding. This restriction shall not apply to permitted liens.

Restrictions on Certain Dispositions. As long as any of the senior debt securities remain outstanding, and except in a transaction otherwise expressly permitted by the applicable Argo US senior indenture, Argo Group International Holdings, Ltd. shall not (1) issue, sell, assign, transfer or otherwise dispose of any capital stock of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of capital stock of, any restricted subsidiary (other than to Argo US, Argo Group International Holdings, Ltd. or another restricted subsidiary); or (2) permit any restricted subsidiary to issue (other than to Argo US, Argo Group International Holdings, Ltd. or another restricted subsidiary) any capital stock (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase any capital stock of, any restricted subsidiary; if, after giving effect to any transaction described in clauses (1) or (2) above and the issuance of the maximum number of shares or other equity interests issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, Argo Group International Holdings, Ltd. would own, directly or indirectly, less than 80% of the capital stock of such restricted subsidiary; provided, however, that this covenant shall not prohibit (i) any issuance, sale, assignment, transfer or other disposition made for at least a fair market value consideration as determined by the board of directors of Argo Group International Holdings, Ltd. pursuant to a resolution adopted in good faith; and (ii) any such issuance or disposition of securities if required by any law or any regulation or order of any applicable governmental or insurance regulatory authority. Notwithstanding the foregoing, Argo Group International Holdings, Ltd. shall be permitted (A) to merge or consolidate any restricted subsidiary into or with another direct or indirect subsidiary of Argo Group International Holdings, Ltd., the capital stock of which Argo Group International Holdings, Ltd. owns, directly or indirectly, at least 70%; and (B) subject to the provisions of the Argo US senior indenture relating to consolidation, merger, and/or sale of all or substantially all of the assets of Argo Group International Holdings, Ltd. or Argo US and described above in “—Consolidation, Merger and Sale of Assets”, sell, assign, transfer or otherwise dispose of all of the capital stock of any restricted subsidiary at one time for at least a fair market value consideration as determined by the board of directors of Argo Group International Holdings, Ltd. pursuant to a resolution adopted in good faith.

The following are the meanings of terms that are important in understanding the restrictive covenants described above:

•

“capital stock” of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person or entity, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

•

“subsidiary” means any corporation, partnership or other entity of which at the time of determination (and not dependent upon the happening of a contingency) Argo US or Argo Group International Holdings, Ltd., as applicable, owns or controls directly or indirectly more than 50% of the shares of Voting Shares.

•

“restricted subsidiary” means any future or present subsidiary of Argo Group International Holdings, Ltd. the consolidated total assets of which constitute 20 percent or more of the consolidated total assets of Argo Holdings.

•

“consolidated total assets” means, in respect of Argo Holdings, as of any date of determination, the amount of total assets shown on the consolidated balance sheet of Argo Holdings and its consolidated subsidiaries delivered to the trustee under the terms of the Argo US senior indenture, which shall be the balance sheet contained in the most recent annual or quarterly report filed with the Securities and Exchange Commission.

•

“permitted liens” means (i) pledges, mortgages, liens, encumbrances or other security interests existing on the date the senior debt securities are issued; (ii) pledges, mortgages, liens, encumbrances or other security interests on any property or any indebtedness of a person existing at the time the person becomes a subsidiary (whether by acquisition, merger or consolidation) which were not incurred in anticipation thereof; (ii) pledges, mortgages, liens, encumbrances or other security interests in favor of us or our subsidiaries; (iii) pledges, mortgages, liens, encumbrances or other security interests existing at the time of acquisition of the assets encumbered thereby which were not incurred in anticipation of such acquisition; (iv) purchase money pledges, mortgages, liens, encumbrances or other security interests which secure indebtedness that does not exceed the cost of the purchased property; and (v) pledges, mortgages, liens, encumbrances or other security interests on real property acquired after the date on which the notes are first issued which secure indebtedness incurred to acquire such real property or improve such real property so long as (A) such indebtedness is incurred on the date of acquisition of such real property or within 180 days of the acquisition of such real property; (B) such pledges, mortgages, liens, encumbrances or other security interests secure indebtedness in an amount no greater than the purchase price or improvement price, as the case may be, of such real property so acquired; and (C) such pledges, mortgages, liens, encumbrances or other security interests do not extend to or cover any property of Argo Group International Holdings, Ltd. or any restricted subsidiary other than the real property so acquired.

•

“voting shares” means shares of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the corporation in question, provided that, for the purposes hereof, shares which carry only the right to vote conditionally on the happening of an event shall not be considered voting shares whether or not such event shall have happened.

Subordination of Subordinated Debt Securities

The subordinated debt securities of each series will, to the extent set forth in the Argo US subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness with respect to such series. Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness with respect to the subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of subordinated debt securities of such series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such senior indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding.

By reason of such subordination, in the event of liquidation or insolvency, holders of senior indebtedness with respect to the subordinated debt securities of any series and holders of other obligations that are not subordinated to such senior indebtedness may recover more ratably than the holders of the subordinated debt securities of such series.

Subject to the payment in full of all senior indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such senior indebtedness to receive payments or distributions of cash, property or securities applicable to such senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the senior indebtedness with respect to the subordinated debt securities of such series have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of any series may be made (1) if any senior indebtedness with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any senior indebtedness with respect to such series has been accelerated because of a default.

The Argo US subordinated indenture does not limit or prohibit Argo US from incurring additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities of any series, but subordinate to its other obligations. The senior debt securities will constitute senior indebtedness with respect to the subordinated debt securities of each series under the Argo US subordinated indenture.

Under the Argo US subordinated indenture, “senior indebtedness” includes all of Argo US’s obligations to pay principal, premium and interest:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

The following types of indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness Argo US owes to a subsidiary;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities; and

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business.

The Argo US subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

Argo Group International Holdings, Ltd., the Capital Trust, Argo US and where applicable, selling securityholders, may sell offered securities in any one or more of the following ways from time to time:

•	through agents,

•	to or through underwriters,

•	through dealers,

•	directly to purchasers, or

•	by any other method permitted by law.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents,

•	the purchase price of the offered securities and the proceeds to us, the Capital Trust, and/or the selling securityholders from such sale,

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation,

•	any over-allotment options under which underwriters may purchase additional securities from us,

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, or

•	any trading market or securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us, the Capital Trust, Argo US and/or selling securityholders from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, the Capital Trust, Argo US and/or selling securityholders to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 (the “Securities Act”), of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, Argo Group International Holdings, Ltd., the Capital Trust, Argo US and/or selling securityholders will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the U.S. or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

Argo Group International Holdings, Ltd., the Capital Trust, Argo US and, where applicable, selling securityholders, may grant to the underwriters options to purchase additional offered securities, to cover over-

allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, Argo Group International Holdings, Ltd., the Capital Trust, Argo US and/or selling securityholders will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by Argo Group International Holdings, Ltd., the Capital Trust, Argo US and/or selling securityholders and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as agents for Argo Group International Holdings, Ltd., the Capital Trust or Argo US. Any such remarketing firm will be identified and the terms of its agreements, if any, with Argo Group International Holdings, Ltd., the Capital Trust and/or Argo US and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Argo Group International Holdings, Ltd. may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us, the Capital Trust, Argo US and/or selling securityholders against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, Argo Group International Holdings, Ltd., the Capital Trust, Argo US and/or selling securityholders will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us at the public offering price, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us, the Capital Trust, Argo US and/or selling securityholders. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Disclosure in the prospectus supplement of the use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when Argo Group International Holdings, Ltd., the Capital Trust, Argo US and/or selling securityholders will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that are described in the prospectus supplement.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below filed by us with the SEC (File No. 1-15259) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018; and

•	our Current Reports on Form 8-K filed on February 14, 2018, February 15, 2018, April 23, 2018, May 5, 2018, May 15, 2018, August 6, 2018, August 15, 2018 and August 22, 2018.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). All requests for such copies should be directed to Argo Group International Holdings, Ltd., 110 Pitts Bay Road, Pembroke HM 08, Bermuda, (441)  296-5858.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to Bermuda law in connection with this offering will be passed upon for us by Conyers Dill & Pearman Limited, and certain legal matters as to U.S. law in connection with this offering will be passed upon for us by Faegre Baker Daniels LLP, Chicago, Illinois. Matters of Delaware law relating to validity of the trust preferred securities will be passed upon for us and the Capital Trust by Richards, Layton & Finger, P.A., special Delaware counsel to us and the Capital Trust. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Argo Group International Holdings, Ltd. appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

Argo Group is organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and its assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. based directors and officers or to recover against Argo Group, or such directors and officers or obtain judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws against them. However, Argo Group may be served with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving National Registered Agents, Inc., 1015 15th Street, NW, Suite 1000, Washington, DC 20005, our U.S. agent irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Conyers Dill & Pearman Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda Court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have the force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

The BMA and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement.

6,000,000 Depositary Shares

Argo Group International Holdings, Ltd.

Each representing a 1/1000th Interest in a Share of

7.00% Preference Shares, Series A

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	Morgan Stanley	UBS Investment Bank	J.P. Morgan

Co-Manager

Raymond James

July 7, 2020